UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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UMB Financial Corporation

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UMB Financial Corporation

Notice of Annual Meeting of Shareholders

and Proxy Statement

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

April 23, 2013

9:00 a.m. CDT

UMB Bank Building

1010 Grand Boulevard

Kansas City, Missouri 64106

Important Notice Regarding The Availability Of Proxy Materials

For The Shareholders Meeting To Be Held On April 23, 2013:

This Proxy Statement and Annual Report to Shareholders are available at www.edocumentview.com/umbf

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 23, 2013

The Annual Meeting of Shareholders of UMB Financial Corporation (the “Company”) will be held at the Company offices located at 1010 Grand Boulevard, Kansas City, Missouri, 64106 on April 23, 2013 at 9:00 a.m. CDT. We are holding the Annual Meeting for the following purposes:

1) To elect ten (10) directors who will hold office until the Annual Meeting of 2014;

2) To ratify the Audit Committee’s retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm and to examine and audit the consolidated financial statements of the Company for the fiscal year 2013;

3) To approve proposed amendments to the UMB Financial Corporation Long-Term Incentive Compensation Plan;

4) To act upon a shareholder proposal regarding the adoption of a policy to require an Independent Board Chairman;

5) To transact such other matters as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on March 1, 2013, will be entitled to notice of, and to vote at, this meeting or any adjournments thereof. This Proxy Statement is being mailed, sent or otherwise provided to shareholders on or about March 13, 2013.

It is important that your shares be represented at the meeting. Please submit your proxy through the internet or by telephone or mark, sign, date and return your proxy in the enclosed envelope, regardless of the number of shares you may own and whether or not you plan to attend the meeting in person. You may revoke your proxy and vote your shares in person if revoked in accordance with the procedures described in the attached proxy statement.

By Order of the Board of Directors,

Dennis R. Rilinger

Secretary

The date of this notice is March 13, 2013.

Important Notice Regarding The Availability Of Proxy Materials

For The Shareholders Meeting To Be Held On April 23, 2013:

This Proxy Statement and Annual Report to Shareholders are available at www.edocumentview.com/umbf

UMB FINANCIAL CORPORATION

1010 Grand Boulevard

Kansas City, Missouri 64106

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is being mailed and made available on our website beginning March 13, 2013, to the shareholders of record of the common stock, par value one dollar ($1.00) per share (the “Company Stock”), of UMB Financial Corporation (the “Company” or “UMB”) as of March 1, 2013 (the “Record Date”) in connection with the 2013 Annual Meeting of the Company’s shareholders which will be held at 9:00 a.m. CDT on April 23, 2013 at the Company offices located at 1010 Grand Boulevard, Kansas City, Missouri, 64106, and any adjournments thereof (the “Annual Meeting”).

Shareholders will meet for the following purposes:

1)	To elect ten (10) directors who will hold office until the Annual Meeting of 2014;

2)	To ratify the Audit Committee’s retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm and to examine and audit the consolidated financial statements of the Company for the fiscal year 2013;

3)	To approve proposed amendments to the UMB Financial Corporation Long-Term Incentive Compensation Plan (the “LTIP”);

4)	To act upon a shareholder proposal regarding the adoption of a policy to require an Independent Board Chairman; and

5)	To transact such other matters as may properly come before the meeting or any adjournments thereof.

Shareholders do not have any dissenters’ rights of appraisal or similar rights in connection with any of these matters. Attendance at the Annual Meeting is limited to shareholders of record or their proxies, beneficial owners of Company Stock having evidence of such ownership, and guests of the Company. Proxies are being solicited to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting. This Proxy Statement contains information on matters to be voted upon at the Annual Meeting or any adjournments of that meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING,

PROXY MATERIALS AND VOTING

Why did I receive this proxy statement?

You received proxy materials (proxy statement, proxy card, Annual Report on Form 10-K, Annual Report to Shareholders and/or Notice of Internet Availability) because the Board of Directors (the “Board”) of UMB is soliciting your proxy to vote at the Annual Meeting. This proxy statement contains information that UMB is required to provide to you under the rules of the Securities and Exchange Commission (the “Commission”) and is intended to assist you in voting your shares.

Who may vote at the Annual Meeting?

Shareholders of Company Stock on the Record Date may vote at the Annual Meeting. Such shareholders include “Registered Shareholders” whose shares are registered in their name at our transfer agent, Computershare Trust Company, as well as “Beneficial Owners” whose shares are held in “street name” at a broker, bank or other nominee. At the close of business on the Record Date, there were 40,518,468 shares of common stock outstanding (such shares being the only shares of the Company entitled to vote). Each share is entitled to one vote with respect to each matter to be voted on at the Annual Meeting except for the election of directors which is done by cumulative voting (see “What Vote is Required for each Proposal -- Proposal #1” below).

How does the Board recommend that I vote?

The Board recommends that you vote as follows:

• Proposal 1	“FOR” the election of each of the ten (10) director nominees;

• Proposal 2	“FOR” the ratification of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2013;

• Proposal 3	“FOR” the adoption of proposed amendments to the LTIP; and,

• Proposal 4	“AGAINST” approval of the shareholder proposal regarding the adoption of a policy to require an Independent Board Chairman.

What vote is required for each proposal?

• Proposal 1	The ten (10) director nominees receiving the highest number of “FOR” votes will be elected. This is commonly known as “plurality voting”. You have cumulative voting rights that you may use for the election of directors. Under such cumulative voting rights, you have one vote per share for each nominee. Under cumulative voting, you may cast all of your votes for a specific nominee, or you may distribute your votes among all nominees in whatever proportion you wish. If you desire to use cumulative voting please contact the Company’s transfer agent, Computershare Trust Company, at (312) 499-7033, prior to the annual meeting or vote in person at the Annual Meeting. Withholding authority to vote for some or all of the director nominees, or not voting, will have no effect on the election of directors. Your broker, bank or nominee is not permitted to vote your shares on this matter if no instruction is received from you.

• Proposal 2	The ratification of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2013 requires the affirmative (“FOR”) vote of the majority of the shares present and entitled to vote at the Annual Meeting. You may vote “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting on the Proposal. Abstentions will have the same effect as votes against ratification. Your broker, bank or nominee is permitted to vote your shares on this matter if no instruction is received from you.

• Proposal 3	Approval of the proposed amendments to the LTIP requires the affirmative (“FOR”) vote of the majority of the shares present and entitled to vote at the Annual Meeting. You may vote “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting on the Proposal. An “Abstain” vote will have the same effect as voting against the proposal. Your broker, bank or nominee is not permitted to vote on this matter if no instruction is received from you.

• Proposal 4	The shareholder proposal regarding adoption of a policy to require an Independent Board Chairman requires an affirmative vote (“FOR”) of a majority of the shares present and entitled to vote at the Annual Meeting. You may vote “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting on the Proposal. An “Abstain” vote will have the same effect as voting against the proposal. Your broker, bank or nominee is not permitted to vote on this matter if no instruction is received from you.

How do I vote my shares?

Registered Shareholders

If you are a Registered Shareholder, you may vote your shares on the internet, by telephone, by completing, signing and returning the proxy card by mail in the envelope provided, or by attending the Annual Meeting in person. The proxy materials that you receive will provide you a website address and telephone number to vote your shares by internet or telephone. To be valid, your internet or telephone vote must be received by 1:00 a.m. (CDT) on April 23, 2013. If you are voting by mail, please mail your signed proxy card in early to ensure that it arrives prior to the Annual Meeting.

Shares held by Beneficial Owners at a Broker, Bank or other Nominee

If your shares are held in street name through your broker, bank or other nominee, you are considered a “Beneficial Owner.” Beneficial Owners must vote your shares through the broker, bank, or nominee because that entity is considered the shareholder of record. If you are a Beneficial Owner, you should receive a form from the broker, bank or other nominee asking how you want to vote your shares. The availability of internet or telephone voting for Beneficial Owners will depend on the voting processes of your broker, bank or nominee. Therefore, you should follow the voting instructions provided in the proxy materials that you receive to vote your shares. The time by which the broker, bank or nominee must receive your instruction on how you want to vote your shares will be included in the materials you receive. If you desire to vote your shares in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee prior to the meeting and provide such proxy and an acceptable form of photo identification to the inspectors of the election at the meeting.

Shares allocated to me in the UMB Profit Sharing and 401(k) Savings Plan and the Employee Stock Ownership Plan

If you hold your shares of Company Stock in the UMB Profit Sharing and 401(k) Savings Plan (the “Profit Sharing Plan”) or in the UMB Employee Stock Ownership Plan (the “ESOP”) and you are a current employee of UMB with a valid Company e-mail address, you will receive an e-mail from the Company’s transfer agent, Computershare Trust Company, describing how to access proxy materials and instruct the trustee on how you would like your shares voted. If you hold shares in both the Profit Sharing Plan and the ESOP, you will only receive one e-mail representing the shares held in both plans. Individuals that are no longer employees of UMB, or are employees without a valid Company e-mail address, will receive the proxy materials in the mail and will be able to provide instructions to the trustee in the same manner as Registered Shareholders. To be valid, your instructions as to how you want your shares voted must be received by 1:00 p.m (CDT) on April 19, 2013.

How will my shares be voted at the Annual Meeting?

If you vote by mail, through the internet, by telephone, or in person, your shares will be voted as you direct. If you submit a valid proxy prior to the Annual Meeting, but do not complete the voting instructions, your shares will be voted:

•	“FOR” Proposal 1 – Election of Directors. Equally in favor of the election of all nominees listed on the proxy card;

•	“FOR” Proposal 2 – Ratification of Selection of Independent Registered Public Accounting Firm;

•	“FOR” Proposal 3 – Approval of Proposed Amendments to the LTIP;

•	“AGAINST” Proposal 4 – Approval of a Shareholder Proposal Regarding the Adoption of a Policy to Require an Independent Chairman.

If I am a Beneficial Owner and I hold my shares at my broker, bank or nominee, and I don’t vote, will the broker bank or nominee vote for me?

If you do not give instructions to your broker, bank or nominee, the broker, bank or nominee will determine if it has discretionary authority to vote on the particular matter. Brokers, banks and nominees are permitted to vote if the matter is considered “routine”, but not on other matters. Proposal 2 for the ratification of Deloitte & Touche LLP to serve as the independent registered public accounting firm for 2013 is a routine matter, and brokers who have not received instructions from their customers will be permitted to vote on this proposal. Proposals 1, 3 and 4 are not routine matters, and unless you provide instructions to your broker as to how you want your shares voted, the broker, bank or nominee will not be entitled to vote them; this is called a “broker non-vote”. These broker non-vote shares will be counted toward the quorum requirement of the Annual Meeting, but they will not affect the determination of whether the non-routine proposals will be approved.

If I hold my shares in the UMB Profit Sharing Plan or ESOP and I don’t vote, will the trustee vote for me?

The trustee of the plans is the shareholder of record for all of the shares in the Profit Sharing Plan and ESOP. The trustee will vote the shares held for the account of each employee or former employee according to the instructions provided by the employee or former employee. If your voting instructions are not received by the trustee by 1:00 p.m., (CDT) on April 19, 2013, the trustee will vote the unvoted shares held in the Profit Sharing Plan in proportion to the way that the other Profit Sharing Plan shares were voted, and the trustee will vote the unvoted shares in the ESOP according to the trustee’s discretion.

Can other matters be decided at the meeting?

On the date that this proxy statement was printed, UMB did not know of any other matters to be raised at the Annual Meeting other than those included in this proxy statement. If you submit a valid proxy and other matters are properly presented at the Annual Meeting, then the individuals appointed as proxies will have the discretion to vote those matters for you. UMB does not anticipate that any other matters will be raised at the Annual Meeting.

How do I revoke or change my vote?

You may revoke or change your proxy at any time before the vote is taken at the Annual Meeting. If you are a registered shareholder, you may do this by:

•	Executing a later-dated proxy for the same shares;

•	Voting the same shares again using the internet or telephone;

•	Notifying the Corporate Secretary prior to the Annual Meeting;

•	Voting a ballot at the Annual Meeting.

If you are a Beneficial Owner and you wish to revoke your proxy, you should follow the instructions provided to you by the broker, bank or nominee. Beneficial Owners who wish to revoke their prior proxy at the Annual Meeting will need to bring a legal proxy from the broker, bank, or nominee to the Annual Meeting indicating that they are the beneficial owner of the shares.

Who pays the expenses of the proxy solicitation?

UMB will pay the costs of the proxy solicitation. In addition to the solicitation of proxies by mail, your proxy may be solicited by telephone, mail or internet by certain employees, officers and directors of UMB and its affiliates who will receive no additional compensation for their services. UMB also has engaged Okapi Partners LLC (“Okapi”) to assist with the solicitation of proxies at an estimated fee of $10,000 plus disbursements. UMB will also reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy materials to shareholders and updating their proxies.

STOCK OWNERSHIP

Principal Shareholders

The following persons owned of record or beneficially more than five percent of the common shares of the Company (the only outstanding voting securities of the Company) at the close of business on March 1, 2013:

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
R. Crosby Kemper 1010 Grand Blvd. Kansas City, Missouri	5,181,246	(1)	12.79%
FMR LLC 82 Devonshire Street Boston, MA 02109	2,941,978	(2)	7.26%
Blackrock, Inc 40 East 52nd Street New York, NY 10022	2,463,867	(3)	6.08%
The Vanguard Group. 100 Vanguard Blvd. Malvern, PA 19355	2,172,443	(4)	5.36%

(1)	The total stock ownership reported for Mr. Kemper includes:

(a)	3,429,186 shares that Mr. Kemper owns directly;

(b)	13,058 shares held by Mary S. Kemper (wife of R. Crosby Kemper);

(c)	290,397 shares held by Kemper Realty Company and 395,989 shares held by Pioneer Service Corporation. Each of these are entities through which voting and investment decisions may be controlled, directly or indirectly, by R. Crosby Kemper.

(d)	1,052,616 shares held by UMB Bank, n.a. as either sole trustee or co-trustee; in each case R. Crosby Kemper has or shares voting or investment powers. Of these shares:

(i)	291,274 shares are held in trusts established under the will of Rufus Crosby Kemper, and 70,362 shares are held in the Enid and Crosby Kemper Foundation. In both cases, the shares may be voted or disposed of by UMB Bank, n.a. as trustee but only upon the direction of R. Crosby Kemper, Mary S. Kemper and Alexander C. Kemper, or any two of them.

(ii)	624,302 shares are owned by the R. C. Kemper, Sr. Charitable Trust and Foundation but may be voted or disposed of only by the co-trustees, R. Crosby Kemper, J. Mariner Kemper, and Sheila Kemper Dietrich, or any two of them.

(iii)	12,756 shares are owned by the R. C. Kemper, Jr. Charitable Trust and Foundation and may be voted or disposed of by R. Crosby Kemper, J. Mariner Kemper, and Mary S. Kemper or any two of them.

(iv)	53,922 shares are owned by the William T. Kemper Foundation and may be voted or disposed of by UMB Bank, n.a., but only upon the direction of R. Crosby Kemper.

(2)	According to information provided to the Company in Schedule 13G filed with the Commission on February 14, 2013.

(3)	According to information provided to the Company in Schedule 13G filed with the Commission on February 5, 2013.

(4)	According to information provided to the Company in Schedule 13G filed with the Commission on February 11, 2013.

Stock Owned By Directors, Nominees, and By Executive Officers

The following table sets forth the number of shares of the Company’s common stock (the only outstanding voting securities of the Company) beneficially owned (as defined in Rule 13d-3 of the Exchange Act), as of March 1, 2013, by each director, each nominee, and by the executive officers named in the Summary Compensation Table. It also includes the shares beneficially owned by all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Holdings (1)		Percent of Class
Warner L. Baxter	0		*
David R. Bradley, Jr.	15,209		*
Nancy K. Buese	2,955		*
Peter J. deSilva	204,838		*
Terrence P. Dunn	16,294		*
Kevin C. Gallagher	10,587		*
Greg M. Graves	11,283		*
Michael D. Hagedorn	78,026		*
Andrew J. Iseman	19,867		*
Alexander C. Kemper	1,175,643	(2)	2.90%
J. Mariner Kemper	1,660,658	(3)	4.10%
Kris A. Robbins	5,909		*
Thomas D. Sanders	5,458		*
L. Joshua Sosland	6,932		*
Paul Uhlmann III	9,985		*
Thomas J. Wood III	1,929,916	(4)	4.76%
John Zader	20,114		*
All Directors and executive officers as a Group	4,588,506	(5)	11.32%

*	Less than 1% of outstanding shares.

(1)	Includes shares of common stock held directly by the individuals as well as by members of such individuals’ immediate families who share the same household, and shares held in trust and other indirect forms of ownership over which shares the individuals exercise sole or shared voting and/or investment power. Also includes restricted shares of common stock held by executive officers which are not vested, but for which the executive officer has voting rights, and shares that are subject to outstanding options exercisable within 60 days. The following named executive officers have options that are exercisable within 60 days for the amounts shown: Peter J. deSilva – 95,397 shares, Michael D. Hagedorn – 33,153 shares, J. Mariner Kemper – 110,107 shares, John Zader – 16,370 shares. In addition, all other executive officers of the Company collectively hold such options to acquire 102,768 shares.

(2)	Alexander Kemper directly beneficially owns 9,280 shares of common stock. The total shown in the above table also includes 290,397 shares held by Kemper Realty and 395,989 shares held by Pioneer Service Corporation. Alexander Kemper serves as an officer and a director of each of these entities, and may control voting and investment decisions, directly or indirectly. The total also includes 118,341 shares owned by trusts held by UMB Bank, n.a. as either sole trustee or co-trustee; for each trust, Alexander Kemper shares with other family members (including J. Mariner Kemper) voting and/or investment powers. The total also includes 291,274 shares held in trusts established under the will of Rufus Crosby Kemper, and 70,362 shares held in the Enid and Crosby Kemper Foundation. In both cases, the shares may be voted or disposed of by UMB Bank, n.a. as trustee but only upon the direction of R. Crosby Kemper, Mary S. Kemper and Alexander C. Kemper, or any two of them.

(3)	J. Mariner Kemper directly beneficially owns 218,873 shares of common stock. The total shown in the above table also includes 290,397 shares held by Kemper Realty and 395,989 shares held by Pioneer Service Corporation. J. Mariner Kemper serves as an officer and a director of each of these entities, and may control voting and investment decisions, directly or indirectly. The total also includes 118,341 shares owned in trusts held by UMB Bank, n.a. as either sole trustee or co-trustee; in each trust J. Mariner Kemper shares with other family members (including Alexander Kemper) voting and/or investment powers. 624,302 shares are owned by the R. C. Kemper, Sr. Charitable Trust and Foundation and may be voted or disposed of only by the co-trustees, R. Crosby Kemper, J. Mariner Kemper, and Sheila Kemper Dietrich, or any two of them. 12,756 shares are owned by the R. C. Kemper, Jr. Charitable Trust and Foundation and may be voted or disposed of by R. Crosby Kemper, J. Mariner Kemper, and Mary S. Kemper or any two of them.

(4)	Thomas Wood directly beneficially owns 70,650 shares of common stock. The total shown in the above table also includes 73,598 shares held in fiduciary accounts where Thomas J. Wood is given the authority by the documents to vote and/or dispose of the shares of the Company, 21,592 shares held in fiduciary accounts where Mr. Wood and R. Crosby Kemper III have authority to vote and/or dispose of the shares, and 1,764,076 shares held by the Wood Family Limited Partnership of which Mr. Wood is a general partner.

(5)	Shares held in foundations, trusts and companies over which more than one member of the Board or executive officers share voting and/or investment power have been included only one time in this total.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the Commission. Executive officers, directors and greater-than-10% beneficial owners are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file with the Commission. Based solely on a review of the copies of such forms furnished to the Company, and written representations that no Forms 5 were required, the Company believes that during 2012 all of its officers, directors and greater-than-10% beneficial owners complied with applicable Section 16(a) filing requirements, except as follows. Greg Graves filed a late Form 4 reporting the purchase of 162 shares of common stock. Craig Anderson filed a late Form 4 reporting the sale of 1,593 shares of common stock.

CORPORATE GOVERNANCE

UMB is committed to maintaining strong corporate governance principles and practices. If you would like additional information about the Company’s corporate governance practices, you may view the following documents at the Company’s website at www.umb.com/AboutUMB/InvestorRelations/CorporateGovernance, or request copies of them by sending a written request to the Corporate Secretary, UMB Financial Corporation, 1010 Grand Blvd., Kansas City, MO, 64106

•	Corporate Governance Guidelines (last revised on March 4, 2013)

•	UMB Code of Ethics (last revised on January 24, 2012)

•	Audit Committee Charter (last revised on January 22, 2013)

•	Governance Committee Charter

•	Compensation Committee Charter (last revised on January 22, 2013)

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines for the Company to establish a flexible framework within which the Board may conduct business. Such Guidelines were last revised by the Board on March 4, 2013, to reflect a change in the size of the Board and the Board’s adoption of a Director Resignation Policy that is applicable to uncontested director elections where a nominee receives a greater number of “withheld” votes than he/she does “for” votes.

Code of Ethics

The Company has adopted a Code of Ethics (“Code”) which applies to all employees, officers, and directors of the Company, including the chief executive officer, the chief financial officer and the chief accounting officer. There were no waivers of the Code during 2012. The Code was amended on January 24, 2012 to, among other things, broaden the range of conduct governed by the Code and that is reportable under the Company’s revised “Complaint and Internal Investigation Policy” adopted by the Board on that same date. The Company will post any changes to the Code, as well as any waivers of the Code on its website or by filing a Current Report on Form 8-K .

The Board of Directors

Overview

The number of Directors comprising the Company’s Board is currently set at fourteen (14). Thirteen (13) Directors currently serve on the Board and one position (created as a result of the size of the board having been increased (from thirteen, to fourteen) effective March 4, 2013) is currently vacant. Nine of the existing Directors’ terms will expire at the Annual Meeting of Shareholders scheduled for April 23, 2013, and the Shareholders are being asked to re-elect them. The Shareholders are also being asked to elect a new nominee to fill the vacant position. Prior to July 26, 2011, the directors were divided into three classes, with each class serving three-year terms. Effective July 26, 2011, the Company’s By Laws were amended to provide that all Directors thereafter elected would serve for a term of one year, and that any Directors that were elected prior to July 26, 2011 for terms running beyond the date of the 2012 Annual Meeting of Shareholders (of whom there are currently four) will be allowed to complete their existing terms and will then be subject to annual elections, if nominated.

Board Leadership Structure

Since 2001, the Company’s Chief Executive Officer has also served as Chairman of the Board, having been elected to such position by a vote of the Directors (of those Directors currently serving, all but three currently qualify as “independent directors” (as such term is defined in applicable regulations)). The Company has no By Law provision or policy that requires the combination, or separation, of these two offices. The Board has simply chosen to elect the Chief Executive Officer as Chairman of the Board because they believe that he is the best qualified individual to lead the Board, and that it is currently in the best interests of the Company and its shareholders that Board leadership be placed in one person – the Company’s Chief Executive Officer. This leadership structure helps avoid ambiguity about who is accountable, and also enables the person that serves as Chairman to possess extensive knowledge of the Company’s operations and strategies. During the period that the Chairman has served in the role of full-time Chief Executive Officer, he has developed significant knowledge of the Company’s complex multi-faceted operations and the highly-regulated environment in which it operates. The Board believes that this dual role of Chairman–Chief Executive Officer helps assure that the Chairman has, at all times, current and complete information on all matters (with particular emphasis on risk management and regulatory issues) relevant to the Board.

The Company’s Corporate Governance Guidelines provide that the chairman of the Company’s Governance Committee should preside at the periodic meetings of the Company’s “independent directors.” Such meetings have been held before or after each of the quarterly meetings of the Company’s Board. Since 2003, the chairman of the Governance Committee has presided at such independent director meetings. In his role as presiding director, the chairman of the Governance Committee has acted as a liaison between the independent directors and the Chief Executive Officer and other members of senior management, has held periodic meetings with the Chief Executive Officer on behalf of the independent directors to discuss matters of importance to the independent directors, and has acted as an informal spokesman for the independent directors. The Board believes that this presiding director arrangement is effective and appropriate because it facilitates communications among Board members and senior management, and ensures that any questions, comments, concerns or recommendations of the independent directors (and the Board in general) are discussed with the senior executives of the Company.

Board’s Role in Risk Oversight

The role of the full Board in risk oversight has two fundamental elements: (1) to ensure that management of the Company has implemented an appropriate system to manage risks by identifying, assessing, mitigating, monitoring and communicating regarding risks; and (2) to provide effective risk oversight directly or through one or more Board-established committees.

The Board believes the first element of the Board’s risk oversight role is fulfilled through the Company’s extensive risk management program (the “Enterprise Risk Management Program”) designed to identify, quantify, monitor, report and control the Company’s risks, which are broken down into ten separate categories deemed relevant to the Company and its business. The Enterprise Risk Management Program is overseen by the Company’s Chief Risk Officer. The Chief Risk Officer chairs the Enterprise Risk Committee which is responsible for, among other things, ensuring that adequate and consistent risk management practices are being exercised within the Company and establishing appropriate risk management systems to control such risk in relation to the desired corporate risk profile. The Company’s Chief Risk Officer reports to the full Board, the Audit Committee and the Company’s Chief Financial Officer and Chief Administrative Officer, on the activities and recommendations of the Enterprise Risk Committee, and on other issues of risk.

The second element of the Board’s oversight role is fulfilled primarily by the full Board receiving, at each Board meeting (and between meetings if events or circumstances so warrant) written and oral reports and materials from the Company’s Chief Risk Officer and other executive officers on the status of each category of Company risk and on its overall risks, as well as any material changes or developments in any of its risk profiles or experiences.

In addition to the full Board’s direct oversight, the Audit Committee, as required in its Charter, reviews and evaluates the Company’s policies and practices with respect to financial risk assessment and financial risk management (including the Company’s major financial risk exposures, and steps taken by management to monitor and control such exposures) as well as the Company’s litigation management process and insurance management. The Audit Committee’s charter also directs it to oversee the Company’s compliance with laws and regulations relating to financial reporting and tax matters, and to evaluate the adequacy of the Company’s financial reporting and business process controls. The Audit Committee provides a full report on the above matters to the full Board at each Board meeting.

The Company’s Compensation Committee is responsible for monitoring and controlling the Company’s compensation programs that may impact enterprise risk. The Compensation Committee reviews the analysis and reports from the Company’s internal compensation and risk-management personnel on the risks associated with each element of the Company’s incentive-based compensation plans and arrangements, and provides reports to the Board on compensation-based risks, including its conclusion as to the extent, if any, that the Company’s compensation policies create risks that are reasonably likely to have a material adverse effect on the Company.

Director Independence

In considering and making decisions as to the independence of each of the directors of the Company, the Board considered transactions and relationships between the Company (and its subsidiaries) and each director (and each member of such director’s immediate family and any entity with which the director or family member has an affiliation such that the director or family member may have a material indirect interest in a transaction or relationship with such entity). The Board has determined that the following members of the Board are independent as defined in applicable Commission and NASDAQ rules and regulations, that each constitutes an “Independent Director” as defined in NASD Listing Rule 5605(a)(2), and that such members constitute a majority of the entire Board:

David R. Bradley, Jr.	Greg M. Graves	L. Joshua Sosland
Nancy K. Buese	Kris A. Robbins	Paul Uhlmann III
Terrence P. Dunn	Thomas D. Sanders	Thomas J. Wood III
Kevin C. Gallagher

The Board has also determined that nominee Warner L. Baxter is also independent as defined in applicable Commission and NASDAQ rules and regulations, and that if elected, he would constitute an “Independent Director” as defined in NASD Listing Rule 5605(a)(2). The Board also previously determined that John H. Mize, Jr. was an Independent Director during the portion of 2012 that he served on the Board (January 1, 2012 through the expiration of his term on April 24, 2012).

The remaining three members of the Board (J. Mariner Kemper, Peter J. deSilva and Alexander C. Kemper) were found to be not independent due to their employment by the Company or family relationship to the Company’s Chief Executive Officer. In considering the issue of independence, the Board reviewed and considered the following relationships, transactions and/or arrangements involving, directly or indirectly, the directors listed above: (i) to varying degrees, nearly all of the directors (and/or his/her family members or entities with whom such directors or family members held executive positions or ownership interests or other rights which gave them an element of control or influence over such entity) had a banking relationship with the Company’s banking subsidiaries, including deposit accounts, extensions of credit, credit cards, investment services, trust services and other personal or commercial banking services; (ii) companies with which five of the Directors and nominees are associated, received commercial extensions of credit from the Company’s banking subsidiary; (iii) one of the directors was the chief executive officer of a large construction company that performed construction work on two of the Company’s branch projects in 2012 for which it received payments from the Company not material in amount; (iv) three Directors are or were during the prior 3-year period, a trustee of a trust or a chief executive officer of a large company that obtained substantial commercial banking or trust services from the Company’s banking subsidiaries; and (v) one of the directors is the principal executive of a small business venture in which one of the Company’s named executive officers was, until April 2012, a minority investor. All of the above transactions and relationships involved contract terms (including price, fees, rates, and interest) no less favorable to the Company than those offered by or available to unrelated entities or persons. The Board concluded that the above arrangements and transactions did not require disclosure under the provisions of Item 404 of Regulation S-K under the Exchange Act (see “Statement of Policy and Process” below), but the Board considered such transactions, relationships and arrangements in reaching its conclusions as to the independence of the directors. The Board concluded that none of the non-employee directors (other than Alexander C. Kemper, who is the brother of the Chief Executive Officer of the Company and the son of a five-percent (or greater) shareholder of the Company) has any relationship with the Company that would impair his/her independence in fulfilling his/her responsibilities as a Director.

Committees of the Board of Directors

The Company has the following three standing committees: a governance committee, an audit committee, and a compensation committee. Each (and the membership thereof) is described below. Each committee has a formal charter which can be viewed on the Company’s website identified under “Corporate Governance” above.

Governance Committee. The Governance Committee has four members: Terrence P. Dunn (Chair), Paul Uhlmann III, Thomas J. Wood III, and L. Joshua Sosland. The primary functions of the Governance Committee are to:

•	Consult with the Board regarding the size, organization, composition, and functioning of the Board and its committee structure and makeup;

•	Select and approve candidates for Board membership;

•	Recommend director-nominees for each Board committee;

•	Lead the Board in its periodic reviews of the Board’s and its committees’ performance;

•	Develop and recommend for Board approval, a set of corporate governance principles applicable to the Company;

•	Evaluate and make recommendations to the Board regarding the Board’s effectiveness and corporate governance policies and practices, and the adequacy of the Board committees’ charters; and

•	Provide consultation or assistance to the Board on such other corporate governance matters as the Board may refer to it from time to time.

The Governance Committee met two times, during the 2012 fiscal year. The Board determined each current and former member of the Governance Committee to be independent, as defined in applicable SEC and the NASDAQ Stock Market LLC (“NASDAQ”) rules and regulations.

Audit Committee. The Company’s Audit Committee, a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act, oversees the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The members of the Audit Committee are: Nancy K. Buese, (Chair) Kevin C. Gallagher, and Kris A. Robbins. In addition, John H. Mize, Jr. served on the Audit Committee during a portion of 2012 (January 1, 2012 through April 24, 2012 at which time his term as a member of the Board expired and he ceased to be a member of the Board and the Committee). The Board has determined that each current and former member of the Audit Committee is independent, as defined in applicable Commission and NASDAQ rules and regulations and qualified to serve on the Audit Committee under applicable Commission and NASDAQ requirements. The Board also determined, at its January 22, 2013, Board meeting, that Kris A. Robbins, and Nancy K. Buese were each an independent director and qualified as audit committee financial experts, under applicable law and the NASDAQ rules. The Audit Committee met five times during the 2012 fiscal year.

The primary functions of the Audit Committee are to provide an evaluation, review and oversight of:

•	The quality, integrity and adequacy of the accounting, financial reporting, risk management and internal control functions of the Company and its subsidiaries;

•	The integrity of the Company’s financial statements and related reporting process;

•	The Company’s compliance with legal and regulatory requirements;

•	The independent registered public accounting firm’s qualifications, independence and performance; and

•	The performance and adequacy of the Company’s internal audit function.

The Audit Committee has sole authority over the appointment and replacement of the independent registered public accounting firm, is directly responsible for the compensation, oversight and approval of the work of the independent registered public accounting firm, and receives communications from the independent registered public accounting firm. It is also responsible for preparing an Audit Committee report to be included in the Company’s annual proxy statement, and reviewing financial statements and other releases prior to filing with the SEC. The Audit Committee reviews and approves or ratifies related person transactions. Additionally, it establishes procedures for the processing of complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee reviews summaries of all complaints or reported violations of the Company’s Code of Ethics, applicable legal requirements or Company policies, received under the Company’s revised “Complaint and Internal Investigation Policy” and monitors any authorized internal investigations of such complaints.

Compensation Committee. The Company’s standing compensation committee (the “Compensation Committee”) consists of the following members: Greg M. Graves (Chair), Thomas D. Sanders, David R. Bradley, Jr., and Kris A. Robbins. The primary functions of the Compensation Committee are to:

•

Establish and adjust the compensation of the Chief Executive Officer and such other officers of the Company and its subsidiaries as the Compensation Committee may designate from time to time (all of the Executives having been so designated) and oversee the compensation of the Company’s executive officers;

•

Review and discuss with management, the compensation discussion and analysis (“CD&A”) narrative required to be included in the Company’s annual report on Form 10-K and the proxy statement for the Annual Meeting, and make a recommendation to the Board as to the inclusion of the CD&A in such documents, in accordance with applicable laws, rules and regulations;

•	Make recommendations to the Board regarding the compensation of directors who are not officers of the Company;

•	Administer the Company’s stock option and equity compensation plans, including the granting of options and issuance of awards of restricted stock thereunder;

•

Periodically review the Company’s compensation policies and practices for Company employees to determine if such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company;

•	Review the results of shareholder advisory (non-binding) votes on “say on pay” and “say when on pay” and make recommendations to the Board of Directors with respect to such votes;

•	Develop and implement policies under which the Company may under specified circumstances, “claw back” compensation previously provided to Company executives;

•	Provide advice and recommendations to the Company’s management and Board on other compensation issues; and

•	Annually review and reassess the adequacy of its Charter.

The Board has determined each current and former member of the Compensation Committee to be independent under applicable provisions of law and under Commission and NASDAQ rules and regulations, and to be a “non-employee director” as defined by Rule 16b-3 of the Exchange Act and an “outside director” as defined by Section 162(m) of the Internal Revenue Code. The Compensation Committee met three times during the 2012 fiscal year, and acted three times by unanimous consent.

A narrative discussion of the process and procedures for the consideration and determination of executive and director compensation, including the Compensation Committee’s authority and role in such process, its delegation of certain of such authority to others, and the roles of Company executives and outside executive compensation consultants in making recommendations as to executive and director compensation, is contained in the “Executive Compensation—Compensation Discussion & Analysis” set forth below.

The consideration and determination of director compensation is conducted by the Compensation Committee. The Compensation Committee obtains from its outside compensation consultant (the consultant is identified and its functions described at “Executive Compensation Consultant” in the “Executive Compensation—Compensation Discussion & Analysis” set forth below) peer group data, board compensation survey results, and suggestions on Board compensation issues. Based on data and suggestions it obtains from its consultant, as well as information it obtains from the Company’s management and from public sources, the Committee considers Board compensation issues, and makes recommendations to the full Board for formal approval and action on such issues. Such consideration and recommendation is normally made on an annual basis.

Compensation Committee Interlocks and Insider Participation

None of the members serving on the Compensation Committee during 2012 (Greg M. Graves, David R. Bradley, Jr., Thomas D. Sanders and Kris A. Robbins) are or have been officers or employees of the Company or its subsidiaries, or have had any relationship requiring disclosure by the Company under any paragraph of Item 404 or 407 (e) (4) (iii) of Regulation S-K of the Exchange Act.

Attendance at the Board of Directors Meetings, Committee Meetings and Shareholders Meetings

The Board met four times during 2012, and the Executive Committee took action in lieu of meetings on seven occasions during the year. The Audit Committee met five times, the Compensation Committee met three times and took action three times by unanimous consent. The Governance Committee met twice. All directors except for Mr. Wood (who was out of the country on the two days that a board and compensation committee meeting were held, and without communication facilities to enable him to attend such meetings by teleconference) attended at least 75% of the aggregate of the number of Board meetings and committee meetings held during the portion of fiscal year 2012 during which he/she was a member thereof.

The Board has adopted a formal policy that strongly encourages all members of the Board to attend the Company’s Annual Meeting, to facilitate communication between the directors and the shareholders of the Company. Twelve of the thirteen members of the Board attended the Annual Meeting held on April 24, 2012, the only Director not attending being Nancy Buese.

Communications with the Board of Directors

The Board has adopted a formal policy providing a process for shareholders to send communications to the Board, or any individual director. Such communications must be in writing and sent to the Board (or to the individual director) at the following address: UMB Financial Corporation, Chairman of the Governance Committee, c/o Corporate Secretary, Mail Stop 1020604, 1010 Grand Blvd., Kansas City, MO 64106. All such shareholder communications will be acknowledged and reviewed by the Corporate Secretary, and the Corporate Secretary will regularly forward to the Governance Committee a summary of such correspondence. The Governance Committee may take such further action, if any, on any item of correspondence, as it deems appropriate. Any Board member may at any time request and review a log of all correspondence received by the Corporate Secretary that is addressed to the Board (or any individual members thereof), and may obtain from the Corporate Secretary copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are to be immediately brought to the attention of the chairperson of the Audit Committee, to be thereafter handled in accordance with procedures established by the Audit Committee with respect to such matters.

Transactions with Related Persons

Statement of Policy and Process

The Company has adopted a written Statement of Policy and Process (described below) under which the Company’s Audit Committee reviews, and approves or ratifies, any transaction or group of similar transactions (other than those involving compensation and are reviewed by the Compensation Committee) for which disclosures under Item 404 of Regulation S-K under the Exchange Act are required. Such transactions include those in which the Company is or will be a participant, the amount involved exceeds $120,000, and in which any of the following “Related Persons” have a direct or indirect material interest: (i) any director or executive officer of the Company, (ii) any nominee for director, (iii) any person holding 5% or more of the Company’s securities, (iv) any “immediate family member” (as such term is defined in the Exchange Act) of a director or executive officer or nominee or 5% shareholder, and (v) any firm, corporation or other entity (each a “Related Entity”) in which any of the foregoing persons have a material interest (but expressly excluding any indirect interest arising solely by reason of being a director thereof, or as a less-than-5%-shareholder or limited partner thereof).

No review, approval or ratification is, however, required for transactions (i) where the rates or charges involved are determined by competitive bids, or involve the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority, (ii) involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services, (iii) where the interest of the Related Person arises solely from the ownership of a class of securities of the Company on which dividends or distributions are made to all holders of such securities on a pro rata basis, or (iv) involving indebtedness extended by any of the Company’s bank subsidiaries if the debt is not non-accrual, past due, restructured or constituting a problem credit under applicable regulatory guidance.

Key personnel in each of the relevant divisions and operations of the Company (and its subsidiaries) where any Related Persons are potential participants in a transaction covered by the Statement of Policy and Process, are responsible for monitoring and reporting to the General Counsel, any existing or contemplated transactions. After obtaining all appropriate data, the General Counsel informs the Audit Committee of any transactions for which review and approval/ratification may be required, and provides to the Audit Committee, data and information necessary to conduct such review. If advance Audit Committee approval of a transaction does not occur, then it shall be considered after the transaction has been entered into, and if the Audit Committee determines it to be appropriate, the transaction may be ratified at the Audit Committee’s next regularly-scheduled meeting. If ratification is not considered appropriate, the Audit Committee shall direct the Company’s management to rescind and terminate the transaction as promptly, and on as favorable of conditions, as is feasible.

No member of the Audit Committee or Compensation Committee participates in any review, consideration, approval or ratification of any transaction with respect to which such member (or any of his or her immediate family members or any of his Related Entities) is involved.

In accordance with the Statement of Policy and Process, when reaching its decision as to whether to approve or ratify a transaction, the Audit Committee considers: (i) the terms of the transaction, (ii) whether completion of the transaction is consistent with the best interests of the Company and its shareholders, (iii) the benefits likely to accrue to the Company, (iv) the extent of the Related Person’s interest in the transaction, (v) whether the transaction presents a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof), (vi) any impact the transaction may have on a Director’s independence, (vii) the availability of comparable products or services from sources other than the Related Person, (viii) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, or on terms comparable to those provided to Company employees generally, and (ix) whether the Company is obtaining products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources.

2012 Transactions

The Audit Committee reviewed and approved the following 2012 transactions:

R. Crosby Kemper (the former Chairman and Chief Executive Officer and long-time executive of the Company, and a holder of more than 5% of the Company’s voting securities and father of J. Mariner Kemper, Chairman and Chief Executive Officer, and Alexander C. Kemper, director) received $150,000 during 2012 in consulting fees pursuant to a consulting agreement with the Company that is in effect (on a month to month basis.) The Company anticipates paying Mr. Kemper $12,500 per month under the consulting agreement for such period of time hereafter as such agreement may remain in effect. The Company will also provide Mr. Kemper with appropriate business expense reimbursement, an automobile, shared secretarial and administrative support and office facilities.

R. Crosby Kemper, Alexander C. Kemper and J. Mariner Kemper together with certain other members of their immediate families, own a majority of the stock of Pioneer Service Corporation, and they serve as executive officers of such company. For more than 20 years the Company leased from Pioneer Service Corporation, one or more commercial billboards located in the Kansas City metropolitan area (used exclusively for Company advertising). In December 2012, the then-existing three-year lease covering two billboards at an annual rental rate of $124,000 (which had previously been reviewed and approved by the Audit Committee) expired, and the Company negotiated an additional three-year renewal (2013 – 2015) at an annual rate of $122,000. The total lease payments made to Pioneer Service Company during 2012 was $124,000, and it is anticipated that payments will be made in the amount of $122,000 per year for each of the years 2013, 2014 and 2015.

During 2012, many of the Company’s directors, executive officers, 5%-shareholders, and their related companies and entities, were customers of, and had credit and other banking transactions with, the Company’s affiliate banks in the ordinary course of each respective bank’s business. Such relationships were, and continue to be, conducted on substantially the same terms as those prevailing at the same time for comparable transactions with persons not related to the Company. All loans and other indebtedness extended by such affiliate banks to such directors, executive officers and family members and related companies and entities, were made in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company or its subsidiaries, and did not involve more than the normal risk of collectability or present other unfavorable features.

In connection with the review of the compensation given to Company executives, the Company’s Compensation Committee reviewed and approved the continued employment of Heather K. Miller (a sister of J. Mariner Kemper, Chairman and Chief Executive Officer, and Alexander C. Kemper, director, and a daughter of R. Crosby Kemper, shareholder of more than 5% of the Company’s common stock) as Executive Vice President, at a 2012 compensation of $256,187 (which sum includes $75,000 representing an award under the Company’s 2012 short-term incentive compensation program that was not actually paid until 2013, but excluding the award under the 2011 short-term incentive compensation program that was actually paid to Ms. Miller in 2012). In addition to the above, Ms. Miller received grants during 2012 of service-based restricted stock, performance-based restricted stock and non-qualified stock options under the Long-Term Plan valued at $88,550 on the date of grant. It is anticipated that Ms. Miller will continue such employment at a similar compensation level during 2013, with any changes to be reviewed and approved in advance by the Compensation Committee. Since the Compensation Committee reviewed and pre-approved all compensation arrangements with Ms. Miller, the Audit Committee did not review such transaction.

The Compensation Committee also reviewed and approved the at-will employment (commencing January 1, 2012) of Gary Wolf, a son-in-law of R. Crosby Kemper and brother-in-law of J. Mariner Kemper and Alexander Kemper, as Senior Vice President and Wealth Advisor, together with the compensation to be provided to him. During 2012, Mr. Wolf received compensation of $198,056 (including $50,000 in the form of incentive payments under the variable-pay plan of the unit to which he is assigned). In addition, Mr. Wolf received at the time of his hiring, a one-time grant of service-based restricted stock (vesting over a period of five years) under the Company’s Long-Term Plan, having a grant value of $27,000 at the date of grant. It is anticipated that Mr. Wolf will continue such employment at a similar compensation level during 2013, with any changes to be reviewed and approved in advance by the Compensation Committee. Since the Compensation Committee reviewed and pre-approved all compensation arrangements with Mr. Wolf, the Audit Committee did not review such transaction.

There were no transactions since the beginning of the Company’s 2012 fiscal year that were required to be reported in this Proxy or on the Company’s Annual Report on Form 10-K pursuant to the requirements of Item 404(a) of Regulation S-K where the policies and procedures described above did not require review, approval or ratification or where such policies and procedures were not followed.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the material elements of the Company’s 2012 compensation for the five Named Executive Officers (the “Executives”) identified below and whose summary compensation is set forth in the “2012 Summary Compensation Table” and other compensation tables contained in this Proxy Statement:

J. Mariner Kemper, Chairman and Chief Executive Officer

Michael D. Hagedorn, Vice Chairman, Chief Financial Officer & Chief Administrative Officer

Peter J. deSilva, President and Chief Operating Officer

Andrew J. Iseman, CEO Scout Investments, Inc., a subsidiary of the Company (“Scout Investments”)

John P. Zader, CEO/UMB Fund Services, Inc., a subsidiary of the Company (“Fund Services”).

Executive Compensation Objectives

The goals and objectives of the Company’s Executive compensation programs are to:

(i)	Pay for Performance: motivate Executives to perform at consistently high levels by linking their compensation to the Company’s and/or a subsidiary’s or business unit’s performance, using both short-term and long-term performance standards

(ii)	Reward Long-Term Growth: align the Executive’s incentives with shareholder value creation by rewarding long-term growth and sustained profitability and causing them to have a “Shareholder Attitude”

(iii)	Attract and Retain Executives: attract and retain highly qualified executives officers by offering a market-competitive pay package

(iv)	Drive Performance: motivate the Executives to perform at consistently higher levels

Executive Compensation Components

Consistent with prior years, the Company utilized, in 2012, the following primary compensation components in implementing its executive compensation philosophy and objectives:

•	Salary (see pg. 25)

•

Annual cash incentive compensation awards (“Short-Term Awards”). These are provided under (i) the UMB 2012 Financial Corporation Short-Term Incentive Compensation Program (“2012 UMB Short-Term Program”) adopted under the UMB Financial Corporation Short-Term Incentive Compensation Plan (“UMB Short-Term Plan”), or (ii) similar divisional or unit programs such as the UMB Fund Services Leadership Plan (“Fund Services Short-Term Plan”) of the Company’s Fund Services unit, or the Scout Investments/Leadership variable pay plan (“Scout Short-Term Plan”) of the Company’s Scout Investments unit (the above three programs and plans being referred to in this Proxy as the “Short Term Plans”) (see pg. 27)

•

Long term equity incentive compensation awards (“Long-Term Awards”). These are provided under (a) the UMB Financial Corporation 2012 Long-Term Incentive Compensation Program (“2012 UMB Long-Term Program”) under the UMB Long-Term Incentive Compensation Plan (“UMB Long-Term

Plan”) or (b) the Scout Investments Retention and Annual Performance Program (“Scout Long-Term Program”). Under the 2012 UMB Long-Term Program, the awards take the form of grants of non-qualified stock options (“Options”), service-based restricted stock (“Service-Based Shares”), and performance-based restricted stock (“Performance-Based Shares”). Under the Scout Long-Term Program, the awards take the form of (50%) cash awards paid out over a period of three years (“Deferred Cash Awards”) and 50% Service-Based Shares vesting over a three-year period (“Deferred Stock Awards”) (see pg. 30)

•	Benefits (see pg. 35)

•	Perquisites (see pg. 36)

The primary features of each compensation component, and the objectives it is intended to achieve, and the behavior it is intended to encourage, are summarized below:

Component	Key Features	Objective, Reason Used, and Behavior to be Rewarded
Salary	• Fixed bi-weekly cash payments

•    To attract & retain qualified Executives

•    To provide a competitive fixed level of cash compensation that recognizes competency, leadership, job responsibilities, experience, industry knowledge, market value, and individual performance

Short-Term Awards

•    Annual cash awards made under the Short-Term Plans, based on achievement of annual performance objectives

•    Amounts depend on achievement of performance objectives, and on Company and/or unit profitability

•    To motivate Executives to achieve or to exceed annual performance objectives

•    To align Executives’ performance with the control of short-term risk

•    To link Executives’ interests with achievement of Company and/or unit short-term objectives, specifically including annual profitability

•    To recognize and encourage overall support of the Company’s mission and values

Options	• Non-qualified stock options granted under the UMB Long-Term Plan • Vest over a multi-year period

•    To align Executives’ long-term interests with those of shareholders and expose them to risks of downside stock prices

•    To increase stock price

•    To promote retention

•    To encourage superior long-term performance

Component	Key Features	Objective, Reason Used, and Behavior to be Rewarded
Service-Based Shares	• Shares of forfeitable restricted Company Stock granted under the UMB Long-Term Plan • Vest over a period of years

•    To promote retention

•    To link Executives’ compensation with increases in shareholder value and encourage performance that drives higher stock price

•    To incent Executives to focus on long-term risk control

•    To promote a Shareholder attitude

Performance-Based Shares	• Shares of restricted Company Stock granted under the UMB Long-Term Plan • Multi-year vesting • Forfeited unless a multi-year Company performance goal is achieved

•    To motivate and reward Executive’s performance that supports long-term Company profitability

•    To promote a Shareholder attitude

•    Retention

•    To link Executives’ interests to successful execution of Company strategies

•    To build a team approach and joint efforts to support the Company’s overall mission and values

Deferred Cash Awards	• Cash grants to Scout Investments associates based on percentage of growth in unit profitability, payable over a 3-year period	• Retention over the 3-year period • To provide value having similar characteristics to those of the equity interests offered by closely-held investment advisory competitors for talent

Deferred Stock Awards	• Shares of Service-Based Shares (granted to Scout Investments associates under the UMB Long-Term Plan) based on growth in unit profitability; vesting ratably over a 3-year period

•    To provide value having similar characteristics to those of the equity interests offered by closely-held investment advisory competitors for talent

•    Retention over the 3-year period

•    Link compensation to continuous growth of profitability

•    To promote a Shareholder attitude

Component	Key Features	Objective, Reason Used, and Behavior to be Rewarded
Benefits	• Programs offered to all employees, such as health insurance and 401(k) matching contributions	• To match the base benefits offered to all employees in the marketplace generally • To support recruitment and retention

Perquisites	• Auto or auto allowance & parking • Tax preparation assistance • Relocation allowances	• To enable the Company to compete for top executive talent by offering market-level non-cash compensation components • Retention

The following describes circumstances and reasons that an individual compensation component may be used. Currently-paid compensation (primarily cash salary) is deemed necessary in order to be competitive and attract and retain executive talent that is in demand in the marketplace. A form of compensation scheduled to be paid out (or vesting) over a long term (as opposed to monthly or annually) may be used in situations where the Company seeks to motivate an Executive to focus on multi-year strategies, or to focus on risks that may not manifest themselves for several years, or to remain with the Company over a multi-year vesting period. Equity-based compensation (particularly Options and Performance-Based Shares) is used to provide compensation that is “at risk” if the specified performance level is not achieved and/or if the Company’s stock price does not rise. Scout Deferred Cash Awards and Scout Deferred Stock Awards are used to reward recipients with a small portion of the cumulative profits realized by Scout Investments over a seven-year period, and is provided as a partial substitute for the type of equity ownership that is frequently offered to top executives by competition for talent in the investment advisory industry generally. These awards are structured to promote retention, and to incent recipients to continuously increase the profitability of Scout Investments and also increase the Company’s stock price. Options (as opposed to awards of Service-Based Shares or Performance-Based Shares) are used where it is deemed desirable to leverage the value that an Executive may potentially receive as a result of increases in the Company’s stock price, although the Company may incur added accounting expense if Options expire “out of the money” or are otherwise not exercised.

2012 Compensation Highlights

In early 2012, the Company’s Compensation Committee (“Committee”) reviewed the Executives’ compensation components and established 2012 compensation packages for each of them. The packages included:

•	Awards under the three separate Short-Term Plans and the Company-wide 2012 UMB Long-Term Program described above, all of which were substantially similar to programs that were in effect during 2011.

•

Implementation of a new Scout Long-Term Program in which only Mr. Iseman, the CEO of Scout Investments, participated, based primarily on the growth of the profitability of Scout Investments and Mr. Iseman’s contribution to such growth.

•

Merit increases in base salary for each of the Executives, taking into account, among other factors, Company and executive performance, the non-salary compensation components of the Company’s executive compensation programs, management’s recommendations and individual benchmarked compensation targets, as described below.

•

Changes in the “mix” of compensation components awarded to the Executives, including an increase in the relative portion to be received in cash by Mr. Kemper in recognition of the large amount of Company Stock he already owns, and by increasing the portions received by all Executives that are tied to performance of the Company or a respective unit, thereby putting a greater amount of such compensation “at risk” and dependent on actual performance.

Because the Company’s financial performance has improved since it first adopted the UMB Long-Term Plan and UMB Short-Term Plan, the Committee has also increased awards earned by the Executives under those and similar plans and programs. The Committee believes that these increased Executive compensation amounts are desirable and in the best interest of the Company’s shareholders because they truly represent “pay for performance” and help align the overall compensation of the Executives with market levels.

How the Compensation Committee Makes Compensation Decisions

Role of the Compensation Committee

The Committee, which consists of four independent directors, oversees the compensation of the Company’s executive officers, and approves all aspects of the compensation of the Executives and other Company executive officers. The Committee determines the Executives’ salaries, evaluates the Executives’ individual performance, establishes their performance and incentive goals and objectives, and determines their total compensation packages. The Committee also determines all grants of equity-based compensation (for the Executives, and all other Company associates).

Role of the Chief Executive Officer and other Company Personnel

The Company’s Chief Executive Officer and the Company’s internal compensation department provide information and recommendations to the Committee regarding proposed compensation for all Executives; provided, however, that neither the Chief Executive Officer nor any of the other Executives provide recommendations as to, or participate in the deliberation of, voting on, or establishment of, their own respective compensation packages. The information considered by the Committee includes data developed internally by the Company and by its Consultant (see “Role of the Compensation Consultant” below), input from management, and evaluations by the Chief Executive Officer for each of the other Executives (but not himself). The Consultant, the Executives, and other members of Company management provide input to the Committee regarding the design and content of an annual UMB Short-Term Program, the Scout Program, the Scout Short Term Plan, the Fund Services Short-Term Plan, and each multi-year UMB Long-Term Program, but all decisions on the design of such programs and plans, selection of participants, level of awards, and other features are ultimately made solely by the Committee. The Committee considers information and recommendations from its Consultant regarding questions of director compensation and makes its recommendation to the full Board, who establishes such compensation, and the Executives have no role in such process.

Role of the Compensation Consultant

The Committee has utilized Hay Group, Inc. as its independent executive compensation consultant (“Consultant”) since 2008. The Consultant provides ongoing advice, research and analytical services relating to the design and components of the Company’s executive compensation programs and practices. The Committee selected the Consultant because of the Consultant’s familiarity with the Company’s executive compensation program, as well as the Committee’s satisfaction with consulting services provided by the Consultant in the past. The Consultant is hired by, directly responsible to, and reports to and is subject to the oversight of, the

Committee. The data and consultation provided by the Consultant is rendered for, and provided to, the Committee. The Company is required to provide appropriate funding, as determined by the Committee, for payment of reasonable compensation to the Consultant. Representatives of the Consultant attended, in person or by teleconference, all of the Committee’s three meetings held during 2012.

In 2012, as in prior years, the Committee asked the Consultant to provide it with ongoing consultation regarding the Company’s executive compensation philosophy, to provide peer-group and industry survey executive compensation data, to assist it in developing changes to its executive salary and incentive compensation programs, to provide updates and advice on evolving regulatory changes and requirements applicable to compensation or governance issues, and to annually evaluate, and offer recommendations relating to, the Company’s Executive and director compensation practices and programs. Although the Committee receives information and recommendations from the Consultant, all decisions on matters of Executive and director compensation are made solely by the Committee.

Company policy requires that the Company management may not engage the Consultant to provide services to the Company (as opposed to providing services to the Committee) unless the Committee first approves each such engagement, excepting engagements which in the aggregate do not exceed annual aggregate fees of $120,000. The total fees paid to the Consultant in 2012 for such non-Committee engagements (such engagements being undertaken by the Consultant only after the Committee approved them) was approximately $20,000, and represents only approximately 20% of the total fees paid by the Company to the Consultant for all types of services provided by the Consultant (either to the Committee or to the Company). The Company and Committee have also adopted a policy (and amended the Committee’s Charter to so provide) that any consultant retained by the Committee must be first determined by the Committee to be “independent,” and that in reaching any determination of independence, the Committee must take into consideration each of the independence factors identified in Section 952 of the Dodd-Frank Act and in the proposed rules issued by NASDAQ in response to final rules (Rule 10C-1) issued by the SEC, as well as other relevant circumstances. At its January 2013 meeting, the Committee reviewed the independence factors referenced in the NASDAQ proposed rules (such rules having been subsequently approved by the SEC), as well as the specific services provided by the Consultant to the Company, and all other relevant facts and circumstances, and concluded that the Consultant qualifies as being “independent,” before resolving to continue to retain the Consultant for future advice and services.

Use of Competitive Data

The Committee relies on various sources of compensation information provided by the Consultant to determine the competitive compensation market for the Executives, including the Hay Group General Industry Market Data (“Industry Data”) and proxy data of the peer group recommended by the Hay Group and approved by the Committee (“Peer Group Data”).

At the request and direction of the Committee, the Consultant annually makes recommendations as to the criteria to be used in selecting a peer group for purposes of preparing Peer Group Data. It then reviews the peer group and recommends changes in its membership as necessary. The Consultant then provides the Committee with compensation information relating to officers of peer group companies that have duties comparable to those of the Executives. In recommending the appropriate peer group, the Consultant recommended the use of the following primary peer group evaluation criteria: company size as reflected by total assets and companies with the same or similar standard industry classification code. Additional items to be considered in evaluating prospective peer-group companies include the following: U.S. domiciled publicly-traded companies, annual revenues, and total number of employees. Finally, the following selected financial criteria is used to identify outliers among the prospective peer companies: credit loss reserves as a percent of outstanding loans, non-performing assets as a percentage of total assets, Tier 1 and Total Capital ratios, Standard & Poor’s Financial Institution Credit Ratings, and TARP participation. The 2012 peer group companies listed below were the same as those used in 2011:

Bancorpsouth Inc.	FirstMerit Corp
BOK Financial Corp.	National Penn Bancshares Inc
Boston Private Financial Holdings	Old National Bancorp
City National Corp.	Susquehanna Bancshares Inc.
Commerce Bancshares Inc.	Trustmark Corp.
Cullen/Frost Bankers, Inc.	Valley National Bancorp
First Citizens Bancshares	Webster Financial Corp
First Midwest Bancorp Inc.	Wintrust Financial Corp

In 2012, the Consultant compiled Peer Group Data and Industry Data for the Committee and provided information and advice to the Committee with respect to, among other matters, the level of salaries, as well as long-term and short-term incentive compensation grants. The Consultant also provided data and analysis of executive compensation trends, and of the salary ranges and other compensation elements paid by the Company’s peer group for executives serving in comparable positions, and Industry Data.

Committee’s Consideration of the Company’s 2011 Advisory Shareholder Vote on Executive Compensation

At the Company’s April 26, 2011, annual meeting, its shareholders overwhelmingly approved the Company’s 2010 executive compensation program, with more than 90% of shareholder votes cast in favor of the Company’s advisory (non-binding) “say-on-pay” resolution. As the Committee evaluated the Company’s compensation practices and made compensation decisions during 2012, it considered the strong support the Company’s shareholders had expressed for its approach to executive compensation. The Committee interpreted such vote as a positive endorsement of the Company’s compensation programs, practices and actions as part of its overall assessment of the Company’s Executive pay programs and packages, and will continue to consider the outcome of the Company’s say-on-pay vote when making future compensation decisions.

At the 2011 annual meeting of shareholders, the Company’s shareholders also voted on an advisory (non-binding) “say when on pay” resolution to determine whether the required periodic advisory shareholder vote on executive compensation should occur every one, two, or three years. The Committee reviewed the results of the vote, and based, among other things, on the fact that a majority of shareholders supported a three-year frequency for such future shareholder “say-on-pay” votes, the Committee currently intends to submit future “say on pay” resolutions for the vote of shareholders, on a triennial basis (the next such vote to be held at the Company’s 2014 annual meeting).

General Principles Relating to the Development of the Executives’ Compensation Packages

In making compensation decisions, the Committee takes into account, among other factors, the Company’s current financial and business performance, and the achievement of the Company-wide “core” earnings target and threshold level included in the annual UMB Short-Term Program (see “Annual cash awards under Short-Term Plans”) later in this Compensation Discussion and Analysis. The profitability and performance of specific units of the Company are also given considerable weight in determining compensation components for those

Executives who have primary responsibility for such units. The Committee also considers how the Company’s performance compares to its peer group, trends and significant changes in operations, the Company’s risk profile, circumstances unique to the Company, the respective Executive’s achievement of individual performance objectives, compensation data in Peer-Group Data and Industry Data, and recommendations of the Consultant. The Committee’s goal is to have a general correlation between the relative scope of an Executive’s responsibilities, and the extent to which his incentive compensation targets are tied to Company-wide (or unit-wide) performance levels. The Committee also believes that a significant portion of each Executive’s compensation should be in the form of equity or otherwise at risk.

Decisions as to Mix of Compensation Components

In considering the levels and “mix” of compensation components to be provided to each Executive each year, the Committee reviews a “tally sheet” that reflects the value of each compensation component awarded to him in the prior year, any additional “realizable” compensation that he had the ability to realize during the past year if he so chose (e.g., options that vested during or prior to the year even if he elected not to exercise them at that time), and the cumulative value of prior equity awards that have not yet been realized (e.g., unvested or unexercised options, restricted stock that is still subject to potential forfeiture, and potential cash and equity that the Executive might receive in the event of his death, disability, qualified retirement, or upon a change in control of the Company). This information enables the Committee to better evaluate how effective any future equity-based incentive awards are likely to be in light of the amount of Company Stock and grants already held by the Executive, and to make compensation decisions and evaluate recommendations based on a more complete analysis of an Executive’s total compensation and potential rewards.

In connection with its consideration of 2012 Executive compensation, the Committee adjusted the mix of cash and equity compensation according to the individual circumstances of each Executive Committee Member. As a result, Mr. Kemper received a slightly larger percentage of his total compensation in cash because he already holds a significant amount of Company stock. For that same reason, the Committee concluded that Mr. Kemper’s compensation package need not contain as much emphasis on components designed to insure retention and a shareholder attitude. Mr. deSilva and Mr. Hagedorn have been allocated a larger percentage of their total compensation in the form of equity grants, because the Committee believed that such grants better accomplish the objective of long-term retention and helping ensure a shareholder attitude.

Salary

The Committee believes that the Company must offer a market-based level of stable income, in order to recruit and retain highly-qualified executives. During the first quarter of each year, the Committee establishes annual salaries for the Executives. In reaching its decisions on Executive salary adjustments, the Committee reviews and considers the Company’s financial results and other performance data for the prior year, the roles that the Executives played in accomplishing improvements in the Company’s (or a units’) performance, the salaries and other compensation of the Executives compared to Peer Group Data and Industry Data, the level of compensation being provided to other Company executives, the recommendations of the Consultant, and the respective Executive’s achievement of “Performance Objectives” (see “Annual Cash Awards under Short-Term Plans”). The Committee believes that these Performance Objectives are important measurements of the Executive’s value and of the Company’s need to retain the Executive. The Chief Executive Officer provides the Committee with recommended rankings reflecting achievement of the Performance Objectives by all the Executives other than himself. The Committee itself determines the rankings for the Chief Executive Officer.

In 2012, the Committee made adjustments in the salaries of Messrs. Kemper, deSilva and Hagedorn (the “Executive Committee Members”) taking into account, among other things, the current mix of their compensation components, the Committee’s assessment of Company’s and each Executive’s performance and the need to better align their compensation with individual benchmark compensation targets established for them by the Committee based on competitive compensation data drawn from the Industry Data and Peer Group Data. For Mr. Kemper, that benchmark salary target was the median position in the Industry Data and Peer Group Data. The benchmark targets for Mr. deSilva and Mr. Hagedorn were between the 50th and 75th percentile of the Industry Data and the Peer Group Data, and were selected because of the high level at which they performed their responsibilities, and the need to assure their retention. For Mr. Zader, the benchmark target was also a range between the 50th and 75th percentile of the Industry Data, such level being chosen because of the strong performance that the Fund Services unit has consistently produced. The higher target levels established for Mr. deSilva and Mr. Hagedorn and Mr. Zader were chosen to reflect current market compensation conditions for positions of similar responsibility and complexity, to recognize the superior skills and leadership of the respective Executive, and to focus each of them on the creation of long-term value. Mr. Iseman’s benchmark target was set as the midpoint of the salary of similar positions in similar organizations as reflected in an outside compensation survey (the McLagen Management and Administration survey), to reflect current market conditions for positions of similar responsibility and complexity.

Individual 2012 Salary Adjustments

The Committee increased (i) Mr. Kemper’s salary by 8% primarily because of strong performance by him and the Company, among other factors, and to give slightly more weight to the cash portion of his total compensation package (compared to the equity portion) because of the large quantity of Company Shares he already holds; (ii) Mr. deSilva’s salary was increased by 4%, to keep it aligned with his target salary range and to recognize the leadership that he provides for Company units that produce an increasing amount of the Company’s overall revenues and profits, and to help retain him. Mr. Hagedorn’s salary was increased by 10% because of, among other things, his increasing scope of responsibilities and because his salary was currently below his target salary range and that a more significant increase would be important in retaining him. The compensation of Mr. Zader was increased by 5% primarily because of the Fund Services unit’s strong performance, record sales, new business, successful integration of a new acquisition, and his executive performance, among other factors. Because of the significant progress that Mr. Iseman made in restructuring and growing the assets, revenues and profitability of Scout Investments, the Committee increased Mr. Iseman’s compensation by a 5% increase in salary, and adapted the Scout Long-Term Plan under which he later received a substantial Deferred Cash Award and Deferred Stock Award at the end of the 2012 year (see “Additional Long-Term Awards for Mr. Iseman,” below) One of the several objectives of Mr. Iseman’s adjustments, was to make significant progress in increasing his total compensation to a level that is closer to the competitive market level that the Committee deems necessary to retain him and properly motivate the level of performance that is required to achieve the aggressive goals and objectives that the Company has for Scout Investments.

The Peer Group Data and Industry Data provided by the Consultant at the Committee’s February 2012 annual executive compensation review reflected that after the Executives’ 2012 salary adjustments referenced above were implemented, the salary of Mr. Kemper was below his benchmark target, that Mr. deSilva’s salary was near the top of the benchmark target range established for him, and that Mr. Hagedorn’s salary was slightly below his target range. Mr. Iseman’s salary was somewhat above his benchmark target level, although the other components of his total compensation were below that level. Mr. Zader’s salary was within the benchmark target range that was deemed appropriate, given the strong growth of the Fund Services unit for which he has responsibility.

The salaries of the Executives were increased as set forth in the following chart:

Executive	12/31/2011 Salary	2012 Salary (effective 3/19/2012)	% Increase
J. Mariner Kemper	$720,000	$775,000	8%
Peter J. deSilva	$600,000	$625,000	4%
Michael D. Hagedorn	$350,000	$385,000	10%
Andrew J. Iseman	$395,000	$415,000	5%
John P. Zader	$325,000	$340,000	5%

Annual cash awards under Short-Term Plans

In 2012, the Committee awarded annual cash Short-Term Awards to the Executives under one of the three separate Short-Term Plans: (1) the Company-wide 2012 Short-Term Incentive Compensation Program “2012 UMB Short-Term Program”), in which Messrs. Kemper, deSilva and Hagedorn (as well as approximately 130 other Company associates) participated; (2) the Fund Services Short-Term Plan (substantively similar to the 2012 UMB Short-Term Program), in which only Mr. Zader participated; and (3) the “Scout Short-Term Plan, a special short-term variable pay plan, in which only Mr. Iseman, participated. Such grants were intended to motivate the Executives to achieve, and exceed, their individual annual goals and target performance standards (“Performance Objectives”) as approved by the Committee, and to otherwise support the Company’s key strategies. Because the Short-Term Awards are contingent upon the Executive’s performance, (and in the case of the 2012 UMB Short-Term Program, are funded in direct alignment with the profitability of the Company), the Committee believes that they align the Executive’s financial interest with that of the shareholders and the Company as a whole, and truly reflect the Company’s compensation philosophy to “Pay for Performance.”

All three of the Short-Term Plans provided a Short-Term Award target level for each participant, based on a specified percentage of his/her year-end salary, such percentage being determined by reference to the recommendations of the Consultant, peer group data, and the tier in which the respective participant has been categorized based on responsibilities and accountabilities.

The Committee established the following 2012 Short-Term Award target levels: 75% for Mr. Kemper, 55% for Messrs. Hagedorn and deSilva, 100% for Mr. Iseman, and 70% for Mr. Zader. Mr. Kemper’s 2012 percentage-of-salary target level reflected a ten percentage point increase from its 2011 level, to increase the portion of his compensation that is performance-based and “at risk.” The target levels established for Mr. deSilva and Mr. Hagedorn were unchanged from 2011 and were based on their responsibilities in successfully implementing the Company’s annual goals and objectives, and were consistent with the benchmark targets set by the Committee based on Peer Group Data, Industry Data, and the recommendations of the Consultant. Mr. Zader’s level was established at 70% based on the ongoing strong performance of the Fund Services unit and to maintain a competitive compensation structure for talent in the investment servicing industry. Mr. Iseman’s target level was set at 100% based on the competitive short-term compensation opportunity provided to executives with like responsibilities and abilities and the Consultant’s recommendations relating to the level and type of compensation being paid to executives with comparable experience and responsibilities in the investment industry generally, to link his Short Term Award more directly to the annual performance of Scout Investments, and to help assure his retention.

Performance Objectives – Generally

As a part of its establishment of the Short-Term Plans, the Committee established and approved Performance Objectives for each Executive. The Performance Objectives for 2012 for the three Executive Committee Members related primarily to the performance and activities of the Company (or major operations affecting the Company, because: (1) of the Company-wide nature of those Executives’ duties and accountabilities, (2) the earnings of the Company were the most important measure of Company-wide performance, and (3) the Company’s overall performance is driven in significant measure by their individual performances. The Committee set targets and achievement percentages for each of Messrs. Kemper, Hagedorn and deSilva based upon a mix of objective and subjective factors tailored to each Executive’s duties and responsibilities. Because Mr. Iseman’s and Mr. Zader’s responsibilities were heavily focused on a specific unit of the Company, their Performance Objectives included heavily-weighted individual Performance Objectives applicable to their respective units. The Committee believed that the Executives’ 2012 Performance Objectives would be significantly challenging, taking into account the uncertainties in the financial services industry and world economy in general, but achievable if the Executives and other senior management met or surpassed their business and unit goals and objectives. The primary weighted Performance Objectives of each of the Executives are discussed below:

Performance Objectives of the Executives

•

Mr. Kemper’s primary Performance Objectives were based on Company-wide performance due to the role and responsibility that he has for such performance, including successful implementation of the Company’s strategic plans and supporting tactics, diversification efforts, succession planning, and the Company’s performance against annual budget and operating objectives, including Company-wide revenues, income, capital adequacy, non-interest income and expense, loan volume and quality, deposit flows, card transaction volume and revenues, and healthcare account growth (100%) .

•

Mr. deSilva’s primary Performance Objectives included achievement of goals for Scout Investments, over which he has supervision (increase sales, integration of a new investment advisory acquisition, developing of new distribution channels, succession planning, and cost management) (15%); growth of corporate and institutional commercial services business (20%); assimilation of new investment advisory unit and increased business (20%); planning for new application architecture (20%); driving growth of the Company’s Kansas City region (10%) and implementation of changes in the process and management of key bank functions (15%).

•

Mr. Hagedorn’s primary Performance Objectives included structuring and support of the Company’s governance function for major technology projects (20%); leadership of implementations of critical technology platforms (20%); management of improvements in, and operation of, risk-management systems (20%); implementation of revised segment reporting (15%); assuring the integrity of the Company’s funds management reporting and implementation (15%); and improvement of divisional associate engagement programs and scores (10%).

•

Mr. Iseman’s primary Performance Objectives focused almost exclusively on Scout Investments, including: improvements in financial performance, fund flows, revenues, and income (70%); new Scout product development (10%); improvements in Scout Investments associate productivity and engagement (10%), and achievement of a Company-wide net profitability (10%);

•

Mr. Zader’s primary Performance Objectives included achievement of financial targets for Fund Services including new business, net income after services, non-interest income and expense, and margin (70%), improved Fund Services service levels (10%); divisional associate engagement and satisfaction scores (10%); and achievement of a Company-wide net profitability (10%)

In 2012, the Committee established, under the 2012 UMB Short-Term Program, a Company-wide “core” net earnings target of $112.4 million, the achievement of which would be a prerequisite to the 2012 UMB Short-Term Program recipients receiving their respective target Short-Term Awards (with prorated Awards to be earned if a Company “core” net earnings level between the “threshold” level of $89.9 million and the target level of $112.4 million was achieved. In determining such “core” earnings, the Committee adjusts the Company’s earnings (as reported under generally accepted accounting principles (“GAAP”)) to eliminate extraordinary events such as losses/gains relating to the sale of branches or other assets, business acquisition costs, certain severance costs, and litigation costs.

Determination of 2012 Short-Term Awards to Messrs. Kemper, deSilva and Hagedorn.

Determination of 2012 UMB Short-Term Incentive Program Bonus Pool. When the 2012 UMB Short-Term Program was approved, the Committee established a target Short-Term Award pool of $ 5.9 million, based on the $112.4 million Company-wide core profitability target. Once the “core” net earnings was determined at the end of 2012, then the $5.9 million target Short-Term Award pool was to be proportionally adjusted up or down to the actual amount of funding (the “Actual Bonus Pool”) that would be made available to fund Short-Term Awards under the 2012 UMB Short-Term Program, based on the limitations and provisions of the following chart, with interpolation of amounts falling between the levels set out. The Actual Bonus Pool was also to be adjusted to reflect salary adjustments of the participants in the 2012 Short-Term Program between the date the 2012 Short-Term Program was established and December 31, 2012.

Actual “Core” Net Earnings as % of $112.4 million	Actual Bonus Pool Funding as % of the Target Bonus Pool
< 80%	0%
80%	50%
90%	75%
100%	100%
110%	125%
120%	150%
130% or Greater	200%

In February 2013, the Committee determined that negative “core” adjustments of approximately $0.8 million should be made to the Company’s GAAP earnings, that the Company had achieved 2012 net “core” earnings of approximately $121.9 million, and that under the formula set out in the above chart (and after adjustments were made to recognize the year-end salaries of participants) the Actual Bonus Pool Funding for 2012 Short-Term Awards under the 2012 UMB Short-Term Program was approximately $7.2 million, subject to any cap or adjustment that the Committee might thereafter make.

Determination of Awards. The amount of such Actual Bonus Pool Funding was first divided among each of the Company’s various lines of business (the “Units”) that had participants in the 2012 UMB Short-Term Program (based on the Short-Term Award targets of the participants in each respective Unit compared to the Short-Term Award targets of all participants in the 2012 Short-Term Program) and with such discretionary adjustments as the Committee deemed appropriate. All of the three Executives participating in the 2012 UMB Short-Term Program (Messrs. Kemper, deSilva, and Hagedorn) were treated as one Unit (the “Executives Unit”), and all decisions as to the amount of the Short-Term Award that each such Executive was to actually receive from the Executive Unit’s portion of the Actual Bonus Pool Funding, was made exclusively by the Committee.

In determining each individual Executive’s Short-Term Award, the Committee first determined the extent (expressed as a percentage) of his/her individual Performance Objectives that were found to have been achieved, after also taking into account performance and support of key Company mission and values and such other factors and circumstances as the Committee deemed relevant (such percentage being indicated in the chart below as the “2012 Performance Percentage”). The 2012 Performance Percentage was then multiplied by the Executive’s 2012 Target Award, to determine the actual Short-Term Award (shown in the “2012 Actual Award” column of the chart set out below) to be granted to the Executive.

Name	2012 Target Award (12/31/12 salary x percentage)	2012 Performance Percentage	2012 Actual Award	2011 Actual Award	2010 Actual Award
J. Mariner Kemper	$581,250 ($775,000 x 75%)	131%	$761,438	$655,200	$422,812
Michael D. Hagedorn	$211,750 ($385,000 x 55%)	131%	$277,393	$269,500	$220,000
Peter J. deSilva	$343,750 ($625,000 x 55%)	131%	$450,312	$462,000	$385,000
Andrew J. Iseman	$415,000 ($415,000 x 100%)	110%	$456,600	$430,000	n/a
John D. Zader	$238,000 ($340,000 x 70%)	126%	$300,000	$346,850	$192,500

In February 2013, the Committee approved the 2012 Short-Term Awards set out in the “2012 Actual Award” column above for Messrs. Kemper, deSilva and Hagedorn. For comparison purposes, the Short-Term Awards made to the Executives for the years 2010 and 2011 are also set forth in the above table.

Determination of 2012 Short-Term Awards to Messrs. Iseman and Zader

The Scout Short-Term Plan and the Fund Services Short-Term Plan, also established percentage-of-salary Short Term Award target levels for Mr. Iseman (100%) and Mr. Zader (70%), respectively. In February, 2013, the Committee reviewed recommendations of the Executive Committee as well as other data, as to the extent (expressed as a percentage) to which the Performance Standards of those two Executives had been accomplished (such percentage being indicated in the chart above as the “2012 Performance Percentage”). The Committee then multiplied each Executive’s Performance Percentage by his 2012 Target Award (as reflected in the table above) and granted each of them the respective Short-Term Award shown in the “2012 Actual Award” column. (Mr. Iseman joined the Company in mid-2010, and thus no 2010 data is shown for him.)

Equity Grants (Options, Performance-Based Shares, and Service-Based Shares) under the Company’s Long-Term Plan

The Committee uses equity awards under the UMB Long-Term Plan to reward and encourage the Executives’ continued service and multi-year commitments to the accomplishment of long-term strategies. The Committee also uses such awards to help attract, retain and motivate the Executives. The Committee believes these awards expose Executives to the risks of downside stock prices and motivate them to perform in a manner that will build and maintain higher sustained earnings, shareholder value and stock prices. Grants of Options are used to motivate the Executives to perform in a manner that will contribute to a growth in the value of the Company (and consequently the price of its stock), because such grants are of value only in the event of such growth. In deciding whether to use cash or non-cash compensation components, the Committee considers, among other factors, the size of the Executive’s existing equity holdings (including restricted stock and options), the tax expense that an Executive incurs in connection with the vesting or exercise of equity-based compensation, and the tax and accounting consequences for the Company.

Internal Revenue Code Section 162(m) Considerations

The Committee’s decision to use grants of restricted stock that contain a performance-based element is influenced in part by the provisions of Section 162(m) of the Internal Revenue Code, which prohibits companies from taking a tax deduction for certain compensation paid in excess of $1 million to its named executive officers. However, performance-based compensation, as defined in the tax law, is fully deductible if the underlying compensation plan has been approved by shareholders and meets certain other requirements. In structuring the awards of equity compensation, the Committee considers, but is not bound by, the limitations imposed by Section 162(m) in determining the appropriate terms and types of such awards. The Committee may approve new or additional compensation that will not meet deductibility requirements, if it concludes that such compensation is necessary to ensure competitive levels of compensation for the Executives, or is otherwise in the best interest of the Company.

Annual Long-Term Incentive Compensation Programs

Each year the Committee establishes a multi-year equity-based UMB Long-Term Program under the UMB Long-Term Plan. The Committee determines which Executives will participate, and establishes a target dollar amount for each Executive, based on a percentage of the Executive’s salary. The Committee establishes the percentage-of-salary levels for the Executives after considering data provided by the Consultant, peer group data, the scope and overall importance of the Executive’s responsibilities, and the “tier” to which the Executive has been assigned under the Program. The Committee also considers the Company’s performance and profitability.

For 2012, the Committee established two long-term incentive compensation programs: (1) a 2012 UMB Long-Term Program, in which all of the Executives participated and were granted Options, Service-Based Shares and Performance-Based Shares; and (2) a new Scout Long-Term Program in which Mr. Iseman (and a limited number of other Scout Investments officers) participated and under which each was eligible to receive a Deferred Cash Award and a Deferred Stock Award to vest and be paid over a three-year period.

Long-Term Awards under the UMB Long-Term Plan Generally

Long-Term Awards under the UMB Long-Term Plan include grants of one or more of the following compensation components: Performance-Based Shares, Service-Based Shares, and Options. The key features of each are summarized below:

Grants of Performance-Based Shares .

These are grants of Company stock that do not vest until the end of a specified multi-year period, and then only if, and to the extent that, a specified Company-wide multi-year financial performance standard (chosen and approved by the Committee at the time the grant was made) has been achieved. At the end of the multi-year period, the Committee determines whether, and to what extent, the performance standard has been met, and how many of the Performance-Based Shares have thus vested (are absolutely owned by the recipients free of any further risk of forfeiture), and how many have been forfeited.

Grants of Service-Based Shares.

These are grants of Company Stock that do not vest (in whole or part) until the recipient has completed a specified number of years of continuous service with the Company after the date of grant. The Committee makes grants of Service-Based Shares primarily to help retain the recipients. Although in most cases full vesting occurs at five years with partial vesting beginning at three years, the special grant made to Mr. Iseman (see “Grants of Additional Long-Term Awards to Mr. Iseman” below) had a 3-year cliff vesting schedule. In establishing such grants and vesting schedules, the Committee took into account relevant market and Peer-Group Data provided by the Consultant regarding long-term incentive practices and award levels for comparable executive positions.

Grants of Options.

These Option grants give recipients the right to purchase Company Stock at a price equal to its closing market price on the date the Option was granted, but the Options cannot be exercised until they have vested as a result of the recipients’ completion of a specified number of years of continuous service with the Company (typically full vesting at five years, with partial vesting beginning at the conclusion of three years). The values of these grants are related to the Company’s stock price.

In granting Options, the Committee utilizes the Black-Scholes valuation model and the fair market closing price as of the date the Option grant is made. Executives have had no input or role in establishing the date on which such grants are made. The Committee has not selected a grant date so as to provide an advantage to the Executive because of actual or anticipated public disclosures of material positive or negative information relating to the Company, or any other information that would be likely to affect the value of Options. The Committee grants Options to the Executives generally on the same date that Options are awarded to other employees of the Company. The Committee has adopted a policy under which Option grants under the annual programs established under the Long-Term Plan are to be made, whenever possible, after the expiration of any insider-trading blackout announced by the Company to its Executives. The Committee has not delegated any power to Company management to grant equity-based compensation to any Executive or any other employee of the Company; it has, however, adopted procedures under which the Committee chairman or his designee is authorized to approve, on behalf of the entire Committee, limited grants of equity-based compensation in order to facilitate the hiring of a new officer or in order to retain an “at risk” officer who is being recruited by a competitor for the Company’s talent. Such delegation is not applicable to any grant to any of the Executives.

Performance-Based Shares Granted to the Executives in 2010 that Vested in 2012

Grants of Performance-Based Shares were made to the Executives in 2010 under the UMB Long-Term Plan, and were scheduled to vest at the end of fiscal year 2012. The grants utilized a three-year (2010–2012) Company “core” earnings-per-share (“EPS”) target level of $7.03 (with an 80% “threshold” level of $5.62) as a performance standard. Performance at the threshold level was to result in vesting of 50% of the award, and performance at or above the target level would result in vesting of 100% of the award (and performance at a level below the threshold level to result to no award, with performance between the threshold and target levels to result in a pro-rata share of the award.) In constructing the 3-year performance standard established in 2010, the Committee had added together three separate annual EPS “targets” for the three constituent years (2010, 2011 and 2012). The 2010 EPS target was taken from the Board-approved Company budget for 2010, and the 2011 and 2012 EPS targets represented a 5.6% compounded growth rate (based on a previous growth rate) from the projected 2010 level. This approach was taken because the budgeted 2010 EPS was seen as an appropriate goal for Company earnings (since it had been determined and approved by the Board as a part of its annual budget), and that compounding such 2010 EPS by 5.6% was seen as representing a challenging, but achievable, growth rate, taking into account the external challenges presented to the Company at that time by the economic issues and interest rate structure throughout the world.

The Committee had concluded that the Company’s ability to reach the target level would require substantial improvements in the financial and operational performance of the Company, and that accomplishing such improvements would be difficult for the Executives, given the difficulties experienced in the economy generally, as well as other external challenges that the Company would face in achieving its goals of increased profitability. In establishing the target level, the Committee took into account the lack of any “upside” reward for the Executives if performance exceeded the target EPS level, and the fact that threshold level of $5.62 was a “floor” below which none of the Executives’ Performance-Based Shares would vest.

In January 2013, the Committee reviewed the Company’s 2010–2012 financial results and certified that the Company had exceeded the target performance standard under the 2010 UMB Long-Term Program. In reaching such determination, it made adjustments to the GAAP EPS results for such three-year period, in order to reflect a “core” profitability that would not be artificially inflated or deflated by extraordinary items. The adjustments made by the Committee related to extraordinary gains or losses related to the Company’s sales of non-earning assets, sales of branches or other businesses, business acquisition costs and revenues, extraordinary charitable contributions, severance costs and certain litigation and settlement costs. All such adjustments were consistent with the adjustment methodology provided for in the 2010 UMB Long-Term Program. The Committee confirmed, on January 22, 2013, that the restrictions on the shares of Performance-Based Shares issued to the Executives under the 2010 UMB Long-Term Program had terminated.

Grants of Long-Term Awards under the UMB Long-Term Plan to all Executives in 2012

The Committee set the following percentage-of-salary target amounts for Long-Term Awards under the 2012 UMB Long-Term Program to the Executives for 2012, such levels being unchanged from those used in 2011:

J. Mariner Kemper	100%
Michael D. Hagedorn	70%
Peter J. deSilva	100%
Andrew J. Iseman	50%
John D. Zader	50%

The 100% level for Mr. Kemper and Mr. deSilva was used because of the importance of their leadership and criticality in implementing the Company’s multi-year plans. The lower level (70%) level selected for Mr. Hagedorn reflected the more focused impact that he was expected to have on those plans, due to his specific scope of responsibility. The (50%) level selected for Mr. Zader was based on his principal responsibility for a unit of the Company that was deemed to be strategically important, and to be competitive with the level of short-term incentive compensation offered for comparable executives in the investment servicing industry generally. The 50% level chosen for Mr. Iseman was used in part because the Committee was at the same time considering the development and implantation of the Scout Long-Term Program (see “Grants of Additional Long-Term Awards to Mr. Iseman”, below) which would provide a significant portion of the additional long-term compensation required to bring him up close to his total compensation target and to help assure his retention.

The target dollar amount of Long-Term Awards to the Executives under the 2012 UMB Long-Term Program was divided into three different equity awards: Performance-Based Shares, Service-Based Shares, and Options. The mix of these awards in 2012 was designed (i) to encourage retention of the Executives (through the use of Service-

Based Shares), (ii) to put a portion of the Executive’s compensation at risk and subject to achievement of specified performance objectives (through the use of Performance-Based Shares), and (iii) to motivate the Executives to perform in a manner designed to enable the price of the Company’s stock to increase (through the use of Options). The selection of the three types of awards and the mix used in 2012 was generally the same as was used in the Committee’s previous programs, and was determined by the Committee based generally on how the awards relate to the objectives and performance that the Long-Term Plan was designed to incent and reward, the circumstances of each individual Executive, and the mix of similar types of awards being offered generally by other financial institutions competing for the Executives’ talents. Among other things, the Committee received specific input on this issue from the Consultant, including its analysis of Peer Group Data and Industry Data.

The mix of awards for Mr. Iseman and Mr. Zader differed somewhat from that of the other three Executives (who are members of the Company’s Executive Committee, and who thus have a strong influence over Company-wide performance). The awards for Mr. Iseman and Mr. Zader were designed to provide a slightly higher “retention” incentive and to recognize the high level of performance-driven Short-Term Award that each was given; they thus included a higher portion of Service-Based Shares and lower portion of Performance-Based Shares.

The Long-Term Awards were made to all Executives on February 10, 2012, and their mix and initial values are reflected below:

		Service-Based Shares		Performance-Based Shares		Options
Name	Dollar benefit target (as % of 1/1//12 salary)	% of total target	Value at date of grant	% of total target	Value at date of grant	% of total target	Value at date of grant
J. Mariner Kemper	$720,000 ($720,000 x 100%)	25%	$180,000	40%	$288,000	35%	$252,000
Peter J. deSilva	$600,000 ($600,000 x 100%)	25%	$150,000	40%	$240,000	35%	$210,000
Michael D. Hagedorn	$245,000 ($350,000 x 70%)	25%	$61,250	40%	$98,000	35%	$85,750
Andrew J. Iseman	$197,500 ($395,000 x 50%)	30%	$59,250	35%	$69,125	35%	$69,125
John D. Zader	$162,500 ($325,000 x 50%)	30%	$48,750	35%	$56,875	35%	$56,875

The schedule under which each of these three types of awards “vest” (become free of restrictions and potential forfeiture) is described in “Long-Term Awards Under the UMB Long-Term Plan Generally” above. Absent certain circumstances specified in the applicable award agreements, none of the grants of options or restricted stock vest until the end of the third year. The Committee has the discretion to make downward adjustments (but not upward adjustments) to an Executive’s awards as they vest under the UMB Long-Term Plan. Dividends payable on all restricted stock (both service-based and performance-based) are used to purchase additional shares of the Company’s common stock which become part of the restricted stock grant on which such dividends were paid, and become subject to the same restrictions and vesting schedule as the initial restricted stock. Recipients of restricted stock awards (both service-based and performance-based) are authorized to vote such shares until such time, if any, as they are forfeited.

Grants of Additional Long-Term Awards to Mr. Iseman

Subsequent to its granting the above Long-Term Award identified in the above chart under the 2012 UMB Long-Term Program to Mr. Iseman, the Committee adopted an additional incentive compensation program (the

“Scout Long-Term Program”) in which Mr. Iseman (and other officers of the Scout Investments unit) were named as participants. The Scout Long-Term Program was designed to provide some of the equity ownership benefits that top-level executives in the investment advisory industry often enjoy, without the Company actually transferring equity ownership to such participants. The Scout Long-Term Program authorizes grants to participants, on an annual basis, of an award in an amount equal to a specified percentage of the amount by which the Scout Investments unit’s net pre-tax profits for the respective calendar year exceeds a base level of its net pre-tax profits (the “Incremental Increase in Scout Investments Profits”).

The Committee believes that the Scout long-Term Program will be a strong incentive for the Scout Investments associates who are participants in such Program, to remain with the Scout Investments unit over a long period of time because the value of the cumulative awards under such Program is intended to be seen as a rough equivalent of an equity interest in the Scout Investments unit (valued by capitalizing its earnings.) Taking into account Mr. Iseman’s leadership role in transforming Scout Investments into a recognized investment advisory unit that contributes a significant portion of the Company’s net profits, the Committee established a 20% level (20% of the Incremental Increase in Scout Investment Profits) for his participation in the new Scout Long-Term Program. In February 2013, the Incremental Increase in Scout Investments Profits for 2012 was determined as being $1.44 million and that Mr. Iseman’s award under the Scout Program for 2012 was thus $288,634. Pursuant to the provisions of the Scout Long-Term Program, the award was provided 50% in the form of cash payable ratably over a three-year period, and 50% in the form of an additional grant of Service-Based Shares under the UMB Long-Term Plan, vesting ratably over a three-year period.

In connection with its approval of the Scout Long-Term Program, the Committee also granted to Mr. Iseman in 2012, 10,000 shares of Service-Based Shares under the UMB Long-Term Plan, vesting on a three-year cliff basis. The Committee’s rationale for such grant was to provide equity-based compensation to Mr. Iseman that would help assure his retention by acting as a partial “bridge” between his current compensation level and his targeted total compensation level. The Committee believed that although the Scout Long-Term Program that it had recently adopted would help achieve that level, it would not have a significant immediate financial impact for Mr. Iseman because of the three-year vesting feature, and that the grant of the 10,000 shares was thus needed in order to retain him.

Deferred Compensation Plan

In October 2008, the Committee approved the UMB Financial Corporation Deferred Compensation Plan under which a select group of highly compensated employees (including the Executives) may, at their election, defer a portion of their compensation payable for any calendar year thereafter. At the election of the participant, the deferral may be for a specified event or for retirement/termination. For each deferral by an Executive, the Company undertakes an unsecured obligation to pay the deferred sum at the designated deferral date(s), together with a rate of return on such sum equal to the yield produced by the specific mutual fund selected by the Executive from the group of mutual funds available in the Profit Sharing Plan for the designated period(s). The Committee adopted the plan to promote retention of select highly-compensated employees, including the Executives, by offering them the ability to defer the receipt of taxable income until retirement or the occurrence of other significant events. All of the Executives were eligible to participate in the Plan in 2012 and two Executives elected to participate. The Company does not match any such deferrals.

Benefits

The Company’s Executives receive standard benefits, including health insurance, disability insurance, life insurance, 401(k) plan matching contributions, and profit sharing contributions. The Committee benchmarks these benefits against those of the peer group companies. Such benefits are offered to all Company employees who meet the minimum service requirements and are provided equally to all Company associates, except to the extent that they are based pro rata on the respective associate’s salary (e.g., the level of disability insurance coverage provided).

Perquisites

The Committee offers personal benefits and perquisites in order to attract and retain the Executives by offering compensation opportunities that are competitive with the Company’s peers and the broader market for executive talent. The Committee believes these benefits and perquisites provide a more tangible incentive than an equivalent amount of cash compensation. In particular, the payment of club memberships and dues is believed to be in support of the Executives’ responsibilities to help obtain and retain customers and prospective customers. A modest allowance was offered to all members of the Company’s Management Committee (which included all of the Executives) to cover the cost of a selected outside financial professional to provide tax preparation and financial planning and related services. Such allowance was deemed to be appropriate in order to help promote the use of a common professional that would prepare the Executives’ tax returns, and to help eliminate potential conflicts of interest that may arise from a tax preparer providing services to both the Company and any of the Executives. In determining the total compensation payable to the Executives for a given fiscal year, the Committee considers benefits and perquisites to be a relatively insignificant portion of the Executives’ total compensation, and the Committee’s other decisions on Executives’ compensation are not materially influenced by them.

The 2012 Summary Compensation Table and accompanying footnotes provide detailed information on perquisites and other personal benefits that the Company provides to the Executives.

Additional Payments or Benefits

Under certain circumstances (such as death, disability, retirement or a change-in-control of the Company), the Executives may be entitled to receive accelerated payments or awards under the UMB Long-Term Plan and the UMB Short-Term Plan. Those payments or awards are described and discussed in detail in “Potential Payments upon Termination or Change in Control” below. That discussion also analyzes the basis and reasons that the Committee has authorized such payments and awards.

Stock Ownership Guidelines

In January 2009, the Company adopted formal stock ownership guidelines to encourage the Executives (as well as other senior officers of the Company and its subsidiaries, and the members of the Company’s Board of Directors) to build a meaningful Company Stock ownership position over time. The Committee believes that its continued use of Options and Service-Based Shares and Performance-Based Shares as components of the Executives’ compensation, together with the vesting periods associated with the Options and Service-Based Shares and Performance-Based Shares, will help promote such ownership and satisfaction of the Guidelines by the Executives. The Guidelines, as amended, state that the following categories of the Company’s officers should hold Company stock (or vested Options having an “in-the-money” equivalent value) equal to the following multiples of his/her respective annual salary, and that the Company’s Directors should hold a minimum number of shares of the Company Stock, as indicated:

Chief Executive Officer	5 times base salary
President/Chief Operating Officer	4 times base salary
Chief Financial Officer	4 times base salary
Executive Vice Presidents	2 times base salary
Senior Vice Presidents who participate in a Long-Term Program with a target award level of 30% or more	2 times base salary
Directors	4,000 shares

The Guidelines provide that each individual has a five-year period from the date of the adoption of the Guidelines or (if later) a promotion into a position included under the Guidelines, to accumulate the specified number of shares, and that Service-Based Shares or Performance-Based Shares held outright or beneficially, shares owned in the Profit Sharing Plan and ESOP, and the “in-the-money” value of exercisable options, are all counted toward satisfaction of the Guidelines. The Committee concluded that there is a benefit in adopting a formal set of ownership guidelines, and that a periodic review of the extent to which individuals are meeting such Guidelines will encourage the Executives, directors, and other Company officers to accumulate a significant stock ownership position that will give them a Shareholder Attitude. As of the current date, the directors and Executives currently have shareholdings that satisfy the Guidelines, or that when taken with the number of shares of Service-Based Shares and Performance-Based Shares that they are expected to receive under the Company’s Long-Term Plan, will be sufficient to satisfy the Guidelines within the specified five-year period.

Hedging of Company Stock

The Company adopted, on January 24, 2012, a Policy Against Hedging Transactions, that prohibits its Named Executive Officers and Directors from engaging in securities transactions in which they may profit from short-term speculative swings in the value of the Company’s shares. Prohibited transactions include: (i) “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future); (ii) “short sales against the box” (selling owned, but not delivered, securities); (iii) “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price), including writing covered calls; and (iv) hedging or any other type of derivative or speculative arrangement that has a similar economic effect without the full risk or benefit of ownership. The Policy was adopted partially in response to a shareholder proposal that was considered and defeated at the Company’s April 2012 annual meeting of shareholders, and also to help cause the officer or director to have the same objectives as the Company’s other shareholders, to help control legal risk and/or the appearance of improper or inappropriate conduct if the persons subject to this policy were to engage in certain forms of hedging or monetization transactions, to prevent the officers or directors of the Company from owning stock without the full risks and rewards of ownership, and to help ensure compliance with insider trading rules.

Committee Actions Relating to 2013 Executive Compensation

The following is a brief summary of certain changes to the compensation of the Executives for 2013, and is intended to provide additional information to shareholders for use in their review of the Company’s compensation programs for 2012. A more detailed description of compensation for 2013 will be included in the proxy statement for the 2014 annual meeting of shareholders.

In February 2013, the Committee conducted an annual review to establish compensation packages for 2013 for each Executive (as well as for those additional Company or subsidiary officers whose compensation can be established or adjusted only by the Committee. The adjustments in the components of each Executive’s overall compensation package were as follows:

	SALARY			STIP [1]		LTIP [2]
EXECUTIVE	2013	2012	% increase	2013	2012	2013	2012
J. Mariner Kemper	$798,250	$775,000	3%	100%	75%	110%	100%
Michael D. Hagedorn	$396,550	$385,000	3%	60%	55%	80%[4]	70%
Peter J. deSilva	$643,750	$625,000	3%	65%	55%	100%[3]	100%
Andrew J. Iseman	$415,000	$415,000	0%	100%	100%	0%[6]	50%[5]
John D. Zader	$350,000	$340,000	3%	75%	70%	50%	50%

[1]

Based on 2013 year-end salary. Data for Messrs. Iseman and Zader reflects their participation in the Scout Short-Term Plan and Fund Services Short-Term Plan, respectively; neither participated in the UMB Short-Term Plan in 2012 or 2013.

[2]	Based on salary as of January 1, 2013

[3]	In addition Mr. deSilva was granted a special retention grant of 7,000 shares of Service-Based Shares under the UMB Long-Term Plan, vesting ratably over a three-year period.

[4]	In addition Mr. Hagedorn was granted a special retention grant of Service-Based Shares under the UMB Long-Term Plan equal to $300,000, vesting ratably over a three-year period.

[5]	In 2013, Mr. Iseman also received a Deferred Cash Award and Deferred Stock Award for 2012 under the Scout Long-Term Program at a 20% level. (see “Additional Long-Term Awards to Mr. Iseman”).

[6]	Mr. Iseman was designated to participate in the Scout Long-Term Program (at a 20% level) for 2013; he will not participate in the 2013 UMB Long-Term Program.

All of the Executives except Mr. Iseman received a 3% salary increase, consistent with the Company’s overall salary adjustment process. Mr. Iseman received no salary adjustment as his current salary was already aligned with salary levels of investment advisory companies that represent the competition for his talent, and as explained in “Additional Long-Term Awards to Mr. Iseman” above, the Committee’s plan was to bring his total compensation package up to a median competitive level through the use of short and long-term incentive compensation components tied to performance. The Committee has chosen to focus on incentive compensation components for Mr. Iseman that are tied to the performance of the Scout Investments unit’s growth and profitability. In that regard, he was designated as a participant (at the 20% level) in the Scout Long-Term Program for 2013 and received a grant of 10,000 shares of Service-Based Restricted Stock (cliff vesting at 3 years) under the UMB Long-Term Plan in 2012.

In addition to a salary increase of 3%, Mr. deSilva also received the special retention grant in the form of 7,000 shares of Service-Based Shares, vesting ratably over a three-year period, in order to help retain him.

Mr. Hagedorn’s increase in the level of his potential UMB Short-Term Award and UMB Long-Term Award, and the special retention grant in the form of Service-Based Restricted Stock in the amount of $300,000 vesting ratably over three years, were granted to him to help assure that he remains with the Company and provides management continuity, by providing a level of total compensation that is commensurate with that offered by competitors for his talents.

Mr. Zader’s compensation was increased slightly through a 3% salary increase and a 5% percentage point increase in the level of his Fund Services Short-Term Plan participation, in order to provide a level of total compensation that is adequate to assure that he will continue to create the growth and profitability of the Fund Services unit.

In addition to the 3% salary increase, Mr. Kemper received increased percentage-of-salary targets for his 2013 UMB Short-Term Award and 2013 UMB Long Term Award under the UMB Long-Term Plan. These increases were intended to provide a total compensation package that is more heavily weighted with components that are performance based and contingent on a high level of performance, and that fairly compensates him for the leadership that he has provided to enable the Company to sustain the significant improvements that the Company has achieved in its profitability and performance in 2012 and prior years.

The overall UMB 2013 Short-Term Program and UMB 2013 Long-Term Program approved by the Committee were substantively unchanged from 2012. The Consultant concluded that the compensation packages for the Executives were within the Company’s executive compensation guidelines set by the Committee and were consistent with the market.

Claw-back of Compensation

To help assure that the Executives do not receive performance-based awards that are based on flawed financial or operational measurements, or that are influenced by inappropriate behavior of the recipient of the awards, the Company has, since 2010, maintained policies and procedures designed to give the Committee the right to withhold or “claw back” performance-based compensation awards (“Awards”) made to recipients (including but not limited to the Executives) if it is subsequently determined that the financial results or other performance metrics upon which the Award was based were incorrect or incomplete, or if the recipient is found to have engaged in illegal, dishonest, fraudulent conduct or intentional misconduct that caused the Award to be larger (or to be payable sooner) than it would have been in the absence of such circumstances. As most recently amended in January 2012, this policy provides that the Company has the discretion and authority: (a) to require that each recipient reimburse the Company, or return to the Company, up to 100% of any Award granted or agreed to after the date of the adoption of the Policy (each, a “Covered Award”) and (b) to cause the cancellation or non-payment or non-delivery or non-vesting of up to 100% of any such Covered Award, if:

(a) any financial results operating metrics, or other performance measurements, or information (“Data”) initially used or considered in vesting, determining, establishing, computing or paying a Covered Award is subsequently found to be incorrect or incomplete (irrespective of whether an accounting restatement or re-determination is required) or is otherwise adjusted, and if the use of such incorrect, incomplete or “pre-adjusted” Data resulted in the Covered Award (as it was initially determined or computed), to be larger (or having vested sooner or having been otherwise paid or delivered sooner) than it would have if full and accurate Data had been used; or

(b) the recipient has been found by the Committee (or its designate) to have engaged in illegal, dishonest, fraudulent or intentional misconduct that had a material impact on causing the amount of the Covered Award (as it was initially determined or computed) to be larger (or having vested sooner or having been otherwise paid or delivered sooner) than it would have been in the absence of such illegal, dishonest, fraudulent or intentional misconduct.

The amount determined by the Committee to be cancelled, or withheld from or to be repaid or delivered by, a recipient shall in no event be less than that required or provided for in Section 954 of the Dodd-Frank Act or any applicable regulations promulgated thereunder or otherwise by regulatory agencies having jurisdiction over the Company or its subsidiaries. The “lookback” period of such policy is 36 months, and no required cancellation, withholding, repayment or re-delivery by the recipient with respect to any Covered Award can be required after thirty-six (36) months after (i) the date that the Covered Award (if in cash) was received by a recipient or (ii) the Covered Award (if Restricted Stock) vested or was scheduled to vest or the date that restrictions on restricted stock lapsed or were scheduled to lapse pursuant to the terms of the respective grant agreement. To date, there have been no restatements of financial results or other event or conduct that has caused this policy (as amended) to be applicable. The Company intends to amend the above policy and procedure to comply with all requirements or provisions of any rules hereafter promulgated under Section 954, as soon as such rules are released.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management, and based on such review and discussion, the Compensation Committee has recommended to the Board of Directors of the Company that such Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Greg M. Graves, Chairman

David R. Bradley, Jr.

Kris A. Robbins

Thomas D. Sanders

CONSIDERATION OF COMPENSATION POLICIES AND PRACTICES

IMPACT ON COMPANY RISK

The process through which the Company considers and evaluates the potential impact that the Company’s compensation policies and practices may have in encouraging its employees to take excessive risk includes an annual analysis of the Company’s incentive-based compensation arrangements, by the Company’s internal compensation and risk-management personnel, an assessment of the consistency of the Company’s practices with the “Guidance on Sound Incentive Compensation Policies” released by the Company’s primary bank regulatory agencies on June 21, 2010, and a review by the Compensation Committee of the Company’s compensation policies and practices to evaluate the extent to which they are likely to create risks that are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee is responsible for overall monitoring and oversight of the Company’s compensation-related risks, and the Board receives periodic reports from the Committee regarding such risks. After consideration of relevant data and information, and after taking into consideration the existence and effectiveness of the Company’s internal control framework, the Compensation Committee and Board of Directors have concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

2012 SUMMARY COMPENSATION

The table below summarizes the total compensation paid to, or earned by, each of the Named Executive Officers for the fiscal year ended December 31, 2012. Information regarding the breakdown of salary and award compensation for fiscal year 2012 is discussed in greater detail under the caption “Executive Compensation—Compensation Discussion and Analysis” found earlier in this Proxy Statement.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (5)		Total ($)
J Mariner Kemper Chairman and CEO of the Company, Chairman and CEO of UMB Bank, n.a	2012 2011 2010	762,308 695,765 600,000		467,969 399,707 357,437	251,997 215,247 192,500	761,438 655,200 422,812		27,001 20,651 39,237	(6)	2,270,713 1,977,696 1,611,986
Michael D. Hagedorn Vice Chairman, CFO and CAO	2012 2011 2010	376,923 343,077 317,692		159,201 198,066 188,968	85,743 78,395 75,945	277,393 269,500 220,000		36,555 33,363 49,949	(7)	935,815 913,527 852,554
Peter J. deSilva President and COO of the Company, President and COO of UMB Bank, n.a.	2012 2011 2010	619,231 590,769 555,385		389,947 603,956 461,951	209,996 195,991 188,997	450,313 462,000 385,000		48,190 51,984 61,427	(8)	1,717,677 1,895,826 1,652,760
Andrew J. Iseman Chairman and CEO of Scout Investments, Inc. (1)	2012 2011	410,385 390,385		569,214 121,835	69,116 65,619	600,917 430,000		20,558 206,582	(9)	1,670,190 1,207,071
John Zader CEO of UMB Fund Services, Inc. (1)	2012	336,538		105,561	56,870	300,000		15,147	(10)	814,116

(1)	Mr. Zader was not a “Named Executive Officer” in 2011 and 2010 and Mr. Iseman was not a “Named Executive Officer” in 2010.

(2)	Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Information regarding the assumptions made in the valuation of grants is included in the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended 2012, filed with the Securities and Exchange Commission on February 25, 2013, under the heading “Accounting for Stock-Based Compensation” in Note 1, Summary of Accounting Policies, and in Note 11, Employee Benefits. The value of performance-based grants is based on the assumption that the highest level of performance conditions is achieved.

(3)	Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Information regarding the assumptions made in the valuation of grants is included in the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended 2012, filed with the Securities and Exchange Commission on February 25, 2013, under the heading “Accounting for Stock-Based Compensation” in Note 1, Summary of Accounting Policies, and in Note 11, Employee Benefits.

(4)	Amounts are actual amounts earned by the Executives during 2012 under the Short-Term Plan and paid on February 21, 2013.

(5)	The amounts reflected in All Other Compensation include the Company’s match and allocation of forfeitures under the Company’s 401(k) and profit sharing plan and employee stock ownership plan, life insurance premiums and perquisites and other personal benefits.

(6)	The amount reflected includes perquisites and other personal benefits including:

•	The cost attributable to personal use of a Company provided automobile;

•	Country club and dining club membership fees;

•	Amounts paid for a Company sponsored sales award trip;

•	Amounts paid for executive disability insurance.

(7)	The amount reflected includes perquisites and other personal benefits including:

•	A car allowance pursuant to the terms of Mr. Hagedorn’s initial employment arrangement;

•	Country club membership fees;

•	Amounts paid for executive disability insurance;

•	Partial reimbursement of a membership fee in a civic organization, including a $50 tax reimbursement on the amount.

(8)	The amount reflected includes perquisites and other personal benefits including:

•	A car allowance pursuant to the terms of Mr. deSilva’s initial employment arrangement;

•	Country Club and dining club membership fees;

•	Amounts paid for executive disability insurance;

•	The cost of professional financial consulting services provided to some executive officers of the Company;

•	Partial reimbursement of a membership fee in a civic organization, including a $77 tax reimbursement on the amount.

(9)	The amount reflected includes perquisites and other personal benefits including:

•	Amounts paid for executive disability insurance;

•	A $9,372 tax reimbursement on relocation expenses from 2011.

(10)	The amount reflected includes perquisites and other personal benefits including:

•	Country club membership fees;

•	Amounts paid for executive disability insurance;

•	The cost of professional financial consulting services provided to some executive officers of the Company.

2012 GRANTS OF PLAN BASED AWARDS

This table provides information concerning each grant of an award made to the Executives during the fiscal year ending December 31, 2012. The table includes awards under the Company’s Short-Term Plans and Long-Term Plans. Each of these plans and the material terms for the awards under such plans for fiscal year 2012 are discussed in greater detail under the caption “Executive Compensation—Compensation Discussion and Analysis” found earlier in this Proxy Statement. All restricted stock and option grants awarded on February 10, 2012 and March 14, 2012 were part of the yearly grant under the 2012 UMB Long-Term Program. The reasons for the grant of 10,000 shares of Service-Based Stock awarded to Mr. Iseman on October 26, 2012 are explained in “Additional Long-Term Award to Mr. Iseman.” Such grant is subject to a three-year cliff-vesting period from the date of grant.

	Grant Date	Compen- sation Committee Approval	Estimated Possible Payouts under Non- Equity Incentive Plan Awards Target (1)	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name				Threshold (#)	Target (#)	Maximum (#)
J Mariner Kemper	2/10/12		$581,250	2,602	7,205	7,205	4,503	29,099	$39.97		$719,966
Michael D. Hagedorn	2/10/12		$211,750	1,225	2,451	2,451	1,532	9,901	$39.97		$244,943
Peter J. deSilva	2/10/12		$343,750	3,002	6,004	6,004	3,752	24,249	$39.97		$599,944
Andrew J. Iseman			$415,000
	3/14/12 10/26/12	10/17/12		766	1,533	1,533	1,314 10,000	6,665	$45.07	$ $	197,430 440.900
John P. Zader	2/10/12		$238,000	711	1,422	1,422	1,219	6,567	$39.97		$162,431

(1)	Amounts reflect the target payment levels under the Company’s Short-Term Plan or individual variable pay plans for 2012. There are not thresholds or maximums for individuals under these plans, and the Compensation Committee has the discretion to increase or decrease each Executive’s compensation from the target amount. The actual amount paid for 2012 is reported in the Summary Compensation Table above.

(2)	Reflects grants made under the Company’s Long-term Plan

2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information concerning the unexercised options and unvested stock awards for each of the Named Executive Officers as of December 31, 2012. The market value of the stock awards was computed by multiplying the closing market price of the Company’s common stock on December 31, 2012, by the applicable number of shares of stock shown in the table for each grant.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)		Market Value of Underlying Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)		Equity Incentive Plan Awards Market or Payout Value of Unearned Shares ($)
J. Mariner Kemper	3,500				$24.325	12/16/2013
	3,456				$28.925	12/22/2014
	17,494				$27.0625	1/1/2015
	14,774				$34.84	1/1/2016
	20,467				$38.84	1/1/2017
	19,301	6,434	(4)		$37.73	1/1/2018	952	(5)	41,716
	11,075	11,076			$41.37	1/1/2019	1,793	(7)	78,569
		23,137	(8)		$37.84	1/1/2020	3,850	(9)	168,707	6,161	(10)	269,975
		22,122	(11)		$41.71	1/1/2021	3,831	(12)	167,874	6,130	(13)	268,616
		29,099	(14)		$39.97	1/1/2022	4,583	(15)	200,827	7,333	(16)	321,322
Michael D. Hagedorn	5,170				$34.84	1/1/2016
	7,450				$38.84	1/1/2017
	7,205	2,402	(4)		$37.73	1/1/2018	356	(5)	15,599
	4,228	4,229	(6)		$41.37	1/1/2019	685	(7)	30,016
		9,128	(8)		$37.84	1/1/2020	1,518	(9)	66,518	2,430	(10)	106,482
							1,313	(17)	57,535
		8,057	(11)		$41.71	1/1/2021	1,395	(12)	61,128	2,232	(13)	97,806
							1,302	(18)	57,053
		9,901	(14)		$39.97	1/1/2022	1,559	(15)	68,315	2,494	(16)	109,287
Peter J. deSilva	16,096				$27.0625	1/1/2015
	6,796				$34.84	1/1/2016
	19,444				$38.84	1/1/2017
	19,044	6,348			$37.73	1/1/2018	938	(5)	41,103
	10,874	10,875			$41.37	1/1/2019	1,760	(7)	77,123
		22,716			$37.84	1/1/2020	3,780	(9)	165,639	6,050	(10)	265,111
							3,038	(17)	133,125
		20,143			$41.71	1/1/2021	3,488	(12)	152,844	5,582	(13)	244,603
							5,952	(18)	260,816
		24,249			$39.97	1/1/2022	3,818	(15)	167,304	6,110	(16)	267,740
Andrew J. Iseman							731	(19)	32,032
		6,744			$41.71	1/1/2021	1,401	(12)	61,391	1,635	(13)	71,645
		6,665			$45.07	1/1/2022	1,331	(15)	58,324	1,553	(16)	68,052
							10,049	(20)	440,347
John P. Zader	1,500				$36.00	1/26/2017
	2,456				$38.84	1/1/2017
	4,411	1,471	(4)		$37.73	1/1/2018	262	(5)	11,480
	2,567	2,568	(6)		$41.37	1/1/2019	499	(7)	21,866
		5,363	(8)		$37.84	1/1/2020	1,070	(9)	46,887	1,249	(10)	54,731
		4,946	(11)		$41.71	1/1/2021	1,027	(12)	45,003	1,198	(13)	52,496
		6,567	(14)		$39.97	1/1/2022	1,240	(15)	54,336	1,447	(16)	63,407

(1)	The number of underlying securities has been adjusted to reflect a 2-for-1 stock split in 2006.

(2)	The exercise price has been adjusted to reflect a 2-for-1 stock split in 2006.

(3)	Shares also reflect reinvestment of dividends on restricted stock. Dividends and distributions paid on the restricted stock are used to purchase common stock pursuant to the Company’s dividend reinvestment plan. Such shares are subject to the same rights, restrictions and provisions applicable to the respective shares upon which the dividends or distributions were paid or made.

(4)	Nonqualified stock options that vested 100% shares on January 1, 2013. Each of the options will vest immediately upon the optionee’s death, disability or qualified retirement, and will immediately vest and become exercisable upon a change in control of the Company.

(5)	Service-based restricted stock shares that fully vest on March 5, 2013.

(6)	Nonqualified stock options that will vest and become exercisable for 50% of the option shares on January 1, 2013; and the final 50% of the option shares on January 1, 2014. Each of the options will vest immediately upon the optionee’s death, disability or qualified retirement, and will immediately vest and become exercisable upon a change in control of the Company.

(7)	Service-based restricted stock shares that will vest 50% on February 13, 2013; and the final 50% will vest on February 13, 2014.

(8)	Nonqualified stock options that will vest and become exercisable for 50% of the option shares on January 1, 2013; for another 25% of the option shares on January 1, 2014; and for the final 25% of the option shares on January 1, 2015. Each of the options will vest immediately upon the optionee’s death, disability or qualified retirement, and will immediately vest and become exercisable upon a change in control of the Company.

(9)	Service-based restricted stock shares that will vest 50% on February 18, 2013, another 25% will vest on February 18, 2014; and the final 25% will vest on February 18, 2015.

(10)	Performance-based restricted stock that vested as to service on January 1, 2013. The Compensation Committee determined on January 22, 2013, that the performance standard had been met and the shares vested.

(11)	Nonqualified stock options that will vest and become exercisable for 50% of the option shares on January 1, 2014; for another 25% of the option shares on January 1, 2015; and for the final 25% of the option shares on January 1, 2016. Each of the options will vest immediately upon the optionee’s death, disability or qualified retirement, and will immediately vest and become exercisable upon a change in control of the Company.

(12)	Service-based restricted stock shares that will vest 50% on February 18, 2014; another 25% will vest on February 18, 2015; and the final 25% will vest on February 18, 2016.

(13)	Performance-based restricted stock that will vest on January 1, 2014, if performance standard is met.

(14)	Nonqualified stock options that will vest and become exercisable for 50% of the option shares on January 1, 2015; for another 25% of the option shares on January 1, 2016; and for the final 25% of the option shares on January 1, 2017. Each of the options will vest immediately upon the optionee’s death, disability or qualified retirement, and will immediately vest and become exercisable upon a change in control of the Company.

(15)	Service-based restricted stock shares that will vest 50% on February 10, 2015; another 25% will vest on February 10, 2016; and the final 25% will vest on February 10, 2017.

(16)	Performance-based restricted stock that will vest on January 1, 2015, if performance standard is met.

(17)	Service-based restricted stock awarded to Mr. Hagedorn and Mr. deSilva on July 29, 2011. The stock will vest in full on July 29, 2013.

(18)	Service-based restricted stock awarded to Mr. Hagedorn and Mr. deSilva on July 29, 2012. The stock will vest in full on July 29, 2014.

(19)	Service-based restricted stock shares awarded to Mr. Iseman on November 4, 2010 that will vest 50% on November 4, 2013; another 25% will vest on November 4, 2014; and the final 25% will vest on November 4, 2015.

(20)	Service-based restricted stock shares awarded to Mr. Iseman on October 26, 2012 that will vest in full on October 26, 2015.

2012 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting ($)
J. Mariner Kemper	3,200	92,816	9,207	375,619
Michael D. Hagedorn	9,716	211,624	5,032	214,814
Peter J. deSilva	10,252	130,761	13,184	563,641
Andrew J. Iseman
John P. Zader			2,013	82,129

(1)	The number of shares acquired includes shares acquired through the reinvestment of dividends on grants of restricted stock.

2012 NONQUALIFIED DEFERRED COMPENSATION

The Company approved the UMB Financial Corporation Deferred Compensation Plan (“Deferred Compensation Plan”) in 2008. The Deferred Compensation Plan allows a select group of highly compensated employees to defer salary, incentive, bonus, commissions, and other cash compensation to a retirement/termination account or to specified date accounts. Although the plan is unfunded, participants in the plan accrue earnings on their deferred compensation balances as if their accounts were invested in various mutual funds chosen by the participant. The mutual funds available for investment are the same funds available under the Company’s 401(k) and Profit Sharing Plan excluding the Company’s common stock fund. If a participant has an account that terminates upon retirement under the Deferred Compensation Plan, they may choose to have the benefit paid out in a lump sum or in installments, as elected by the participant, over two to ten years. Specified date accounts are paid in a lump sum or in installments, as elected by the participant, over two to five years. If a participant terminates employment other than through retirement, the amount in all accounts is paid in a lump sum.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
J. Mariner Kemper
Michael D. Hagedorn	18,846		3,093	16,905	30,387
Peter J. deSilva
Andrew J. Iseman
John P. Zader			5,041		37,463

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments upon Termination

The Company’s Executives are all employees at will and may be terminated at any time. Except as described below with respect to circumstances involving death, disability, qualified retirement or a change in control of the Company, and except for payments and benefits that are available generally to all employees of the Company and that do not discriminate in favor of the Executives, none of the Executives are entitled to receive any payments or awards upon termination.

Change in Control

The Company’s Long-Term Plan and Short-Term Plan each contain clauses that provide for the acceleration of the vesting of all awards under those Plans in the event of a “change in control” of the Company. The Committee concluded that this “single trigger” provision was needed in order to reassure the Executives who were being asked to continue their implementation of transitioning the Company, that they would not be adversely affected by an event beyond their control (a change in control) while they are continuing to achieve such implementation. In addition, the Committee believes that a “single trigger” provision was needed because none of the Executives are provided any severance payments in the event of a change in control. The change in control acceleration features were deemed necessary to attract and retain the Executives, because the Company’s competitors commonly offer such a feature to their executives. The acceleration operates as follows:

Short-Term Plan Payments. The Company’s Short-Term Plans provides that upon a change in control of the Company, any awards applicable to a completed performance period are immediately payable based on actual results. If the change in control occurs before the performance period has ended, then the applicable performance standards are adjusted to reflect the length of the performance period, and payments are made on a pro-rata basis based on actual results. Discretionary adjustments to the payments are not allowed if there is a change in control. The tables below set out the payments to which the Executives would have been entitled had a change of control of the Company occurred on December 31, 2012.

Stock Options. Unvested Options granted under the Long-Term Plan are accelerated immediately upon a change in control of the Company. The tables set out below reflect the value of Long-Term Plan Options that would have been accelerated had a change of control of the Company occurred on December 31, 2012.

Restricted Stock. Service-Based Shares granted under the Long-Term Plan vest 100% immediately upon a change in control of the Company. Performance-Based Shares granted under the Long-Term Plan vest immediately upon a change in control of the Company, but only to the extent the required performance standard (which typically covers a multi-year period) has been met by such date. The tables set out below reflect the value of the restricted stock in which the Executives would have become fully vested had a change of control of the Company occurred on December 31, 2012.

Upon a Change in Control:

As a result of the above plans and provisions, each of the Executives would be eligible to receive the following payments or value in the form of cash or vested options or restricted shares, based on an assumption that on December 31, 2012, there had been a change in control of the Company.

Name	Cash Payments (1)	Acceleration of Unvested Nonqualified Options and Restricted Stock (2)	Vested Options (3)	Total of all Columns
J. Mariner Kemper	$581,250	$1,601,171	$792,138	$2,974,559
Michael D. Hagedorn	$211,750	$707,728	$137,764	$1,057,242
Peter J. deSilva	$343,750	$1,874,298	$570,207	$2,788,255
Andrew J. Iseman	$415,000	$708,406	$0	$1,123,406
John P. Zader	$238,000	$378,200	$57,113	$673,313

(1)	These amounts would be payable to the Executives under the Short-Term Plan, based on the extent to which the Executives did in fact achieve their 2012 performance goals at the actual levels determined by the Committee on February 12, 2013.

(2)	These amounts reflect the value of non-qualified options, performance-based restricted stock and service-based restricted stock under the Long-Term Plan that vest on an accelerated basis upon a change in control. Non-qualified options vest 100% upon a change in control, and the values shown are based on the amount by which they were “in the money” as of December 31, 2012. Service-based and performance-based restricted stock values are based on the stock price on December 31, 2012. The vesting of the service-based restricted stock accelerates 100% upon a change in control, while the vesting of performance-based restricted stock accelerates pro-rata based on the extent to which the respective performance standard has been accomplished. This computation assumes that 100% of the performance standard for the 2010 grants had been achieved, that 76% of the performance standard for the 2011 grant had been achieved, and that 33% of the 2012 grant had been achieved.

(3)	These amounts reflect the value of options under the 2002 Plan and the Long-Term Plan that were already fully vested (but not exercised) as of December 31, 2012. The values are listed solely to reflect the value that would be available to the Executives on December 31, 2012, irrespective of the occurrence of a change in control.

Death and Disability

Stock Options. Upon the death or disability of an Executive, all unvested stock options under the Long-Term Plan shall immediately vest. The Company believes that acceleration due to death or disability is needed in order to recruit and retain the Executives, because the Company’s competitors commonly offer such acceleration feature to their executives.

Restricted Stock. All shares of service-based restricted stock immediately vest in full. Shares of performance-based restricted stock granted immediately vest on a proportional basis computed by dividing the number of full years of continuous service completed after the vesting commencement date of the respective grant by three irrespective of what portion of the performance standard had been achieved.

Upon Death or Disability

The table set out below reflects the value of restricted stock and Long-Term Plan options that would have been accelerated had the Executive died or become disabled on December 31, 2012.

Name	Acceleration of Unvested Options (1)	Acceleration of Restricted Stock (2)	Total Death and Disability
J. Mariner Kemper	$363,387	$927,217	$1,290,604
Michael D. Hagedorn	$134,694	$459,759	$594,453
Peter J. deSilva	$337,005	$1,256,232	$1,593,237
Andrew J. Iseman	$39,890	$615,978	$655,868
John P. Zader	$83,118	$233,560	$316,678

(1)	These amounts represent the acceleration of vesting, upon death or disability, of all the unvested non-qualified options granted under the Long-Term Plan; the value of such options is deemed to be equal to the amount that they were “in the money” as of December 31, 2012.

(2)	These amounts represent the acceleration of vesting, upon death or disability, of all of the service-based restricted stock, and one-third of the performance-based restricted stock granted in 2011, and two-thirds of the performance-based stock granted in 2010.

Qualified Retirement

Stock Options. Upon a “qualified retirement” (defined as a retirement at age 60 or more with 10 or more years of continuous service to the Company under the Long-Term Plan) of an Executive, all unvested stock options under the Long-Term Plan shall immediately vest. The Company believes that acceleration due to such retirement is appropriate and necessary in order to motivate and reward Executives approaching retirement age, and because the Company’s competitors commonly offer such an acceleration feature to their executives.

Restricted Stock. For grants of restricted stock made prior to 2008, there is no acceleration of vesting of the restricted stock issued to the Executives under the Long-Term Plan upon qualified retirement. For grants made in and after 2008, all shares of service-based restricted stock not already vested will vest on a proportional basis by dividing the number of years of continuous service completed as of the qualified retirement as measured from the grant date by the number of full years of continuous service required in order for each respective tranche to vest. Shares of performance-based restricted stock granted in and after 2008 vest proportionally based on the portion of the applicable performance standard that has been met as of the effective date of the qualified retirement without regard to the number of years of continuous service. The proportional vesting of the performance-based restricted stock, however, would not become effective until after the completion of the three-year performance period and the achievement of the applicable performance standard. As of December 31, 2012, no service-based shares of the 2012 grant would vest; one-third of the first tranche, one-fourth of the second tranche, and one-fifth of the third tranche of service-based shares from the 2011 grant would vest; and two-thirds of the first tranche, one-half of the second tranche and two-fifths of the third tranche of service-based shares from the 2010 grant would vest; and 33% of the shares of the 2012 performance-based grant and 76% of the shares of the 2011 performance-based grant would vest. The Company would not issue shares of performance-based restricted stock however until the completion of the performance period and the determination that the entire performance standard for the performance period for the respective 3-year period had been met.

As of December 31, 2012, none of the Company’s Executives was eligible to be considered for “qualified retirement. ”

2012 DIRECTOR COMPENSATION

For their board service during 2012, directors of the Company who were not employed by the Company or its subsidiaries received an annual cash retainer of $25,000, and an annual equity retainer (shares of fully vested unrestricted Company Stock) having a value of $40,000 at the date of issuance. No fee is paid for attendance of Board meetings. The Chair of the Audit Committee receives an annual retainer of $12,000, and the Governance and Compensation Committee Chairs receive an annual retainer of $6,000. Audit Committee members receive $2,000 for each committee meeting attended, and Compensation and Governance Committee members receive $1,000 for each meeting attended.

The total compensation received by the Company’s directors for 2012 is reflected in the following chart:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total
David R. Bradley, Jr.	28,038	19,979	48,017
Nancy K. Buese	47,038	19,979	67,017
Terrence P. Dunn	33,038	19,979	53,017
Kevin C. Gallagher	35,038	19,979	55,017
Greg M. Graves	34,038	19,979	54,017
Alexander C. Kemper	25,038	19,979	45,017
John H. Mize, Jr.	10,293	19,979	30,272
Kris A Robbins	34,038	19,979	54,017
Thomas D. Sanders	28,038	19,979	48,017
L. Joshua Sosland	27,038	19,979	47,017
Paul Uhlmann III	27,038	19,979	47,017
Thomas J. Wood III	26,038	19,979	46,017

(1)	Fees shown in the table reflect total fees earned during 2012, including an amount equal to a partial share from the grant of the directors’ stock retainer for 2012 that was paid during 2013.

(2)	Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Information regarding the assumptions made in the valuation of grants is included in the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended 2012, filed with the Securities and Exchange Commission on February 25, 2013, under the heading “Accounting for Stock-Based Compensation” in Note 1, Summary of Accounting Policies, and in Note 11, Employee Benefits. The amount includes only the stock retainer earned in 2011 and issued in January, 2012. The stock retainer for 2012 was issued on January 25, 2013, to all directors.

DIRECTOR QUALIFICATIONS

The Governance Committee’s goal is to assemble a Board that operates cohesively and challenges and questions management in a constructive way. The Governance Committee annually reviews the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole. When assessing directors and nominees for the Board, the Governance Committee considers a number of criteria and factors applicable to each director and nominee, including how active the director is in understanding the Company’s business and in participating in Board meetings, his/her ability to contribute to the Board, the time he/she has available, and his/her participation on other boards. Board members should possess such attributes and experience as are necessary to enhance the Board’s ability to manage and direct the business of the Company, including character, integrity, judgment, record of achievement, knowledge, experience, skills and expertise, and the other criteria and qualities enumerated in the Governance Committee’s Charter.

The Governance Committee believes that each nominee and director of the Company as of the date of this filing brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas. Set forth below is information on each director and nominee, and a summary of their particular experiences, qualifications, attributes and skills that qualify them for service on the Board.

Warner L. Baxter

Mr. Baxter has served as Chairman, President and Chief Executive Officer of Ameren Missouri since May 1, 2009. Ameren Missouri is the largest energy provider in the State of Missouri, and is a subsidiary of Ameren Corporation. Prior to joining a subsidiary of Ameren Corporation in 1995, he served as senior manager with PricewaterhouseCoopers LLP. He was elected in 2001 as senior vice president, finance, of Ameren Missouri and of Ameren Corporation and other Ameren Corporation subsidiaries. He was elected Executive Vice President and Chief Financial Officer of such companies in 2003 (where he served in such capacities until 2009). He was additionally elected Chairman, President, Chief Executive Officer and Chief Financial Officer of Ameren Services in 2007, and held those positions until 2009. In 2009, Mr. Baxter was elected Chairman, President and Chief Executive Officer of Ameren Missouri, at which time he relinquished his other positions with Ameren Corporation and its subsidiaries. As a certified public accountant, and with his experience as chief financial officer for a publicly-traded company (Ameren Corporation), Mr. Baxter brings to the Board valuable accounting and financial control experience and executive experience in operating a company that is subject to extensive regulation. He also has extensive risk-management experience that will be valuable in the Board’s oversight of the Company’s enterprise risk management processes and operations. He currently serves on the boards of Barnes-Jewish Hospital, the Nuclear Energy Institute, the National Academy for Nuclear Training and a number of charitable organizations.

David R. Bradley, Jr.

Mr. Bradley is Chairman and Chief Executive Officer of News-Press & Gazette Co., headquartered in St. Joseph, Missouri. He also has served as publisher of St. Joseph News-Press since 1994. News-Press & Gazette is a diversified communications company with operations in newspapers, commercial printing, broadcasting and digital media in eight states. It had operated a cable television subsidiary for 45 years which was sold in April 2011. He serves on the University of Missouri System Board of Curators where he formerly served as chairman. Mr. Bradley has extensive experience in Board governance matters, including more than 20 years of past service on the Company’s Board. As chief executive of a communications company, Mr. Bradley brings to the Board important experience in managing growing companies, as well as specialized knowledge of the communications industry.

Nancy K. Buese

Ms. Buese has served as Sr. Vice President and Chief Financial Officer of MarkWest Energy Partners, LLC, a midstream master limited partnership headquartered in Denver, Colorado, since October 2006. Prior to her appointment as Chief Financial Officer, she served as Chief Accounting Officer of MarkWest from November

2005 to October 2006. Ms. Buese is a former Partner with Ernst & Young LLP, having worked in public accounting for twelve years. Through her formal education in the areas of accounting, auditing and tax, as well as her work as a CPA and with audit committees of other publicly-held companies, Ms. Buese brings extensive financial literacy skills to the Board. In addition, through her current position as the chief financial officer of a publicly-traded energy company, she has experience in corporate finance, risk management and information technology. She also qualifies as an Audit Committee Financial Expert and brings to the Board diversity in geographic representation and gender.

Peter J. deSilva

Mr. deSilva joined the Company as President and Chief Operating Officer in January 2004. In May of 2004, he also assumed the positions of Chairman and Chief Executive Officer of UMB Bank, n.a. and served in those positions until December 31, 2012 when UMB Bank was merged with three affiliate banks. Following the merger, Mr. deSilva was named President and Chief Operating Officer of UMB Bank, n.a. Prior to joining the Company, he was employed by Fidelity Investments from 1987 until 2004, serving as Senior Vice President of Operations and Customer Service. Mr. deSilva has extensive direct experience regarding the operations, investment services, financial performance, and products of the Company, gained through his position as Chief Operating Officer of the Company and his prior operations experience at a national financial services company. He brings to the Board specialized knowledge of the banking, mutual fund and financial services industries, extensive experience in human resources management, and community relations experience.

Terrence P. Dunn

Mr. Dunn has served as President and Chief Executive Officer of J.E. Dunn Construction Group Inc. (formerly known as Dunn Industries) since 1989. J.E. Dunn Construction Group Inc. is headquartered in Kansas City, Missouri, and is the holding company for commercial contractor and construction company affiliates across the nation, including J. E. Dunn Construction Company. He also serves as a director of Kansas City Southern where he is a member of the compensation and organization committee and the nominating committee. Mr. Dunn brings significant board and governance experience from his service as past director of the board of the Federal Reserve Bank of Kansas City and from serving on the boards of directors of businesses having operations within the Company’s geographic footprint. He also has extensive management skills as the chief executive of a large construction company having offices throughout the United States, operations experience in project management with responsibilities for budgeting, and in the management of significant growth of his company in geographic scope and volume over the past 20 years.

Kevin C. Gallagher

Mr. Gallagher is currently Chief Executive Officer of Little Pub Holdings, LLC, Denver, CO, an owner/operator of 20 neighborhood pubs and restaurants. He also serves as Chairman and Chief Executive Officer of West Creek Partners, LLC, a private investment firm, as well as serving as Vice Chairman of Gallagher Industries, LLC, a private holding company of middle market industrial companies. He has entrepreneurial experience and marketing experience gained from serving as Chief Executive Officer of a large complex diversified operation with companies in both the manufacturing and distribution industries. He also brings to the Board geographic diversity community relations experience, and experience in investments and mergers & acquisitions.

Greg M. Graves

Mr. Graves is Chairman of the Board and Chief Executive Officer of Burns & McDonnell, a consulting engineering company headquartered in Kansas City, Missouri with offices and operations throughout the United States. Prior to being named as Chairman, he served as President and Chief Executive Officer from October 2003 until December 2008; from January 2003 through October 2003, he served as President and Chief Operating Officer. He served as General Manager of that company’s Energy Division from November 1997 through June 2001, and as President of its Energy Group from July 2001 through December 2002. Mr. Graves’ experience as CEO of a large engineering company, with multiple offices and projects located throughout the United States and abroad, gives him leadership skills and growth management skills. He also has human resources experience gained through his management of large number of professionals and managers.

Alexander C. Kemper

Mr. Kemper, a brother of J. Mariner Kemper and first cousin of Thomas J. Wood III, is Chairman of the Board of the Collectors Fund, a private equity fund focused on alternative asset classes. He is also Chairman of the Board and CEO of Pollenware, a leading provider of payment optimization technology and cash flow solutions for corporations. Prior to founding the Collectors Fund and Pollenware, Mr. Kemper founded and served as Chairman and Chief Executive Officer from March 2000 to mid-2006 of Perfect Commerce, Inc. (formerly eScout LLC), a provider of supplier relationship management technology. Mr. Kemper is a board member of AXA Art USA (NYSE: AXA), Sipvine, and SCD Probiotics. Prior to March 2000, he served as President of the Company from 1995 and as Chief Executive Officer from July 1999, and served as Chief Executive Officer of UMB Bank, n.a. from January 1996 and as Chairman and Chief Executive Officer of UMB Bank, n.a. from January 1997. Mr. Kemper also serves as a director and a member of the audit committee, compensation committee, and governance committee for NIC Inc (NASDAQ: EGOV). In 2008, Mr. Kemper became a Director of the BATS Exchange and serves on its executive committee, regulatory oversight committee and its compensation committee. Because of Mr. Kemper’s prior experience as Chief Executive Officer and Chairman of the Board of the Company, and as Chief Executive Officer and founder of multiple start-up companies, he brings entrepreneurial experience in managing growth, marketing skills, operations and investment experience, and information technology skills and experience to the Board.

J. Mariner Kemper

Mr. J. Mariner Kemper, a brother of Alexander Kemper and first cousin of Thomas J. Wood III, has served as Chairman and Chief Executive Officer of the Company since May 2004 and has served as Chairman and Chief Executive Officer of UMB Bank Colorado, n.a. from July 2000 until December 31, 2012, at which time UMB Bank Colorado, n.a. was merged into UMB Bank n.a. and Mr. Kemper became Chairman and Chief Executive Officer of UMB Bank, n.a. Mr. Kemper was a Vice Chairman of the Company from February 2003 until May 2004. He also was President of UMB Bank Colorado, n.a. from October 1997 until July 2000. As Chief Executive Officer of the Company for the past seven years, Mr. Kemper brings to the Board, skills in leadership, consensus-building, and in the implementation of the Company’s key strategies. He has detailed knowledge of the Company’s key business and operational strategies and branding, and possesses operations experience and knowledge of every aspect of the Company’s business. He also has specialized knowledge of the investments, banking and financial services industries, as well as extensive community relations experience, with involvement in civic and business organizations in Kansas City and Colorado.

Kris A. Robbins

Mr. Robbins served as Chairman of Security Benefit and its companies from January 2006 until his retirement in February 2010, and as Chief Executive Officer of such company from January 2001 until his retirement February 2010. Security Benefit Corporation and its affiliates provide annuities, mutual funds, exchange traded funds, retirement plans, and business processing services throughout the United States. Following his retirement from Security Benefit, Mr. Robbins founded and owns KARobbins LLC, which provides private equity, angel investment and advisory services. He also is a founding partner and Chief Executive Officer in a receivables finance/factoring company, ClearLeaf Finance. Currently, he advises SuDoKu PDQ and serves on its board, and serves as a director on the board of Key Health Group (CA) and serves as the audit committee chair for its board. Mr. Robbins served on the board and chaired the audit committee of Compliance Assurance /Corp (PA) until its recent sale, November 2012, to Stone River Risk and Compliance. Mr. Robbins brings financial literacy skills, developed through education and professional experience in accounting and financial management. In addition, he has significant experience and knowledge relating to operations and investments, gained from his leadership of a large financial services business which had significant growth and changes in products, including insurance and mutual funds. Mr. Robbins has specialized industry knowledge in areas of investments and insurance; he currently serves on the Audit Committee, with the status of an Audit Committee Financial Expert, and serves the Board’s Compensation Committee.

Thomas D. Sanders

Mr. Sanders has served as Chairman of the Board of Directors of MMC Corp., a construction holding company, from 1991 through 2002, and from January 2010 through the present. He also served as Chief Executive Officer of that company from 1991 through January 2003, and as Board Consultant/Strategic Planning of that company from 2005 through 2010. Prior to that he served as Chairman of the Board, President and CEO of Midwest Mechanical Contractors Inc., one of MMC Corp.’s operating companies. Mr. Sanders has significant leadership experience managing the growth of a multi-state group of construction companies. He has extensive board governance experience, through his lengthy tenure on the Company’s Board and Compensation Committee, as well as his experience on numerous civic, industry and private company boards. He brings to the board, specialized knowledge of the construction industry, including risk assessment and mitigation, project planning, budgeting and forecasting.

L. Joshua Sosland

Mr. Sosland has served as Vice President of Sosland Companies, Inc., Kansas City, Missouri, since 1993. Established in 1922, the Sosland Companies are primarily engaged in trade publications for the baking, flour milling and food processing industries. Mr. Sosland has also served as editor of “Milling & Baking News” since 2000. Mr. Sosland contributes significant investment experience and expertise, as well as board and governance expertise, with 14 years of service on the Company’s Board, including several years as a member of the UMB Bank NA Trust Policy Committee. The economic analytical skills developed from his formal education (A.B. Economics from Harvard College), as well as his publishing experience covering and analyzing the food processing industry enable him to provide valuable analysis of investment and acquisition activities. Through his many years of prior service on, and leadership of, the Board’s Compensation Committee, Mr. Sosland has detailed knowledge of the development and implementation of the Company’s executive incentive compensation plans.

Paul Uhlmann III

Mr. Uhlmann has served as President of The Uhlmann Company, Kansas City, Missouri, since 1997. The Uhlmann Company is a grocery products company. He brings to the Board, operations experience and business analytical skills, both from his formal education (MBA, University of Chicago 1975), and through his management of a privately-held food manufacturing and distribution company. He has extensive governance and board experience, with 13 years of service on the Company’s Board of Directors and its Governance Committee. Mr. Uhlmann also contributes valuable community relations skills through his leadership of community social and philanthropic organizations.

Thomas J. Wood III

Mr. Wood, a first cousin to J. Mariner Kemper and Alexander C. Kemper, serves as General Partner, Wood Family Partnerships. From 1997 through March 2005, he served as Chairman of the Board of American West Medical Company, a distribution, sales and marketing company of medical supplies. From 1988 through 1995 he served as Chief Executive Officer of Golden Harvest, Inc., a manufacturing company headquartered in Kansas City and with a manufacturing plant in Chicago. Mr. Wood brings to the Board, leadership skills developed through his management as Chief Executive Officer of a distribution company. He also brings extensive governance and board experience, arising from his 13 years on the Company’s Board, and marketing and investment expertise.

PROPOSAL #1

ELECTION OF DIRECTORS

General Information

Prior to July 26, 2011, the Board was divided into three separate classes (each class having an approximately equal number of directors), with each class being elected, on a staggered basis, for a three-year term. On July 26, 2011, the Board amended the Company’s By Laws to eliminate the classification and staggered elections, and to provide that thereafter, directors will be elected annually as their terms expire or positions are vacated. The By Law amendment further provides that any director who, on July 26, 2011, was then serving a term that extended beyond the date that the Company’s 2012 Annual Meeting is held, is permitted to serve out such term, after which time he/she may stand for re-election on an annual basis, if so nominated. As a result, the terms of Directors Nancy K. Buese, J. Mariner Kemper, Thomas D. Sanders, L. Joshua Sosland, David R. Bradley, Jr., Peter J. deSilva, Terrence P. Dunn, Alexander C. Kemper and Kris A. Robbins, will expire at the 2013 Annual Meeting currently scheduled for April 23, 2013. In addition, by action of the Board at its March 4, 2013 meeting, the size of the Board was increased by one additional position (an increase from thirteen (13), to fourteen (14) Directors). As a result of the above expiration of terms and addition of the new position, the shareholders will be asked to elect a total of ten (10) individuals as Directors at the 2013 Annual Meeting.

Nomination and Election Process

In identifying and evaluating nominees, the Governance Committee may receive recommendations from Company management, other directors, and from shareholders (in accordance with the procedures described below). The Governance Committee reviews information on each candidate and evaluates him/her based on the criteria set out in the Governance Committee Charter and the needs and requirements of the Company and its Board committees. The Governance Committee believes that any director candidate should have the following minimum qualifications:

•	Be an individual of high character and integrity;

•	Have a reputation, both personal and professional, consistent with the image and reputation of the Company; and

•	Have expertise that may be useful to the Company.

The Governance Committee also considers various factors, including the independence, experience, diversity, age, geographic representation, business associations, and economic relationships of each potential candidate as well as education or special skills, prior service on a board of directors of a publicly-traded company, areas of expertise, ability to regularly attend and actively contribute to Board meetings, and other characteristics and qualities as identified by the Governance Committee or by the Board from time to time as being likely to enhance the effectiveness of the Board and its committees.

Although the Company has no formal policy on board diversity, the Board believes that a diverse board of directors is desirable to expand the Board’s collective expertise and knowledge of the Company’s business, as well as to evaluate management and positively influence the Company’s performance. Accordingly, the Governance Committee’s Charter provides that in carrying out its responsibilities for locating, recruiting and nominating candidates for election to the Board, the Governance Committee must take into account a number of factors and considerations, including diversity. Such diversity considerations include geographic regions, professional or business experiences, gender, race, national origin, specialized education or work experience or viewpoints. The Board has identified diversity as a factor to be given additional weight in the search for appropriate Board candidates and believes that its focus and efforts on diversity are successful and are providing useful perspectives to help the Board evaluate risks facing the Company and understand the competitive strengths and challenges facing the Company.

It is the policy and practice of the Governance Committee to consider nominations of director candidates properly made or recommended by shareholders in accordance with applicable laws and regulations, or submitted in writing by shareholders to the Governance Committee providing the candidate’s name, biographical data and qualifications. Such written submissions should be sent to: “Board Corporate Governance and Nominating Committee, c/o Corporate Secretary, UMB Financial Corporation, 6th Floor, Mail Stop 1020604, 1010 Grand Blvd., Kansas City, Missouri 64106.” In its consideration of such nominees, the Governance Committee utilizes the same criteria and factors as described in the Governance Committee Charter and as set forth above. There is no difference between the manner in which candidates or nominees submitted by shareholders are evaluated, compared to the manner in which candidates or nominees submitted by management or by members of the Governance Committee or by any other person or entity, are evaluated.

The Governance Committee selected and recommended to the Board, and the Board has nominated, the ten nominees identified below, for election to the Board at the 2013 Annual Meeting. All such nominees except for Mr. Baxter, currently serve as Directors whose terms will expire at the April 23, 2013 Annual Meeting, and they have been nominated for re-election. Mr. Baxter is not a current Director; he was identified and recommended to the Governance Committee by the Company’s Chief Executive Officer, and has been nominated to be elected to fill the vacant position caused by the increase in the size of the Board. Each of the nominees has agreed to be named as a nominee and to serve as a director, if elected. It is not anticipated that any of the nominees will become unavailable for election; however, if any nominee(s) should unexpectedly become unavailable, the shares represented by the proxy will be voted for such substitute nominee(s) as the Governance Committee may select and approve, and the Board may nominate.

The ten director nominees receiving the highest number of “FOR” votes will be elected. This is commonly known as “plurality voting.” You may use cumulative voting for the election of directors. You will have one vote per share for each nominee. Under cumulative voting you may cast all of your vote for a specific nominee or may distribute your votes among all nominees in whatever proportion you wish. If you desire to use cumulative voting please contact the Company’s transfer agent at (312) 499-7033 prior to the annual meeting or vote in person at the Annual Meeting. Withholding authority to vote for some or all of the director nominees, or not returning your proxy card or voting instruction, will have no effect on the election of directors. Your broker, bank or nominee is not permitted to vote your shares on this matter if no instruction is received from you.

The Company’s Board of Directors has adopted a policy providing that if, in the case of an uncontested election of the Company’s directors, a nominee for election receives a greater number of votes “withheld” than “for” his or her election, then he/she must promptly tender his or her offer of resignation to the Board of Directors, and that such resignation would become effective only if (and at such time), as the Board accepts it. In making its decision as to whether to accept such resignation, the Board would obtain a recommendation from the Company’s Governance Committee. The Board must take action on the resignation, within 90 days from the date of the certification of the election results, and the Company will publicly disclose (by a Form 8-K filing with the Securities and Exchange Commission) the action to be taken on the tendered resignation, and the rationale behind it, within four business days of the decision. The policy provides that in making its recommendation and decision, the Governance Committee and Board may each consider any factors or other information that it considers appropriate and relevant, and that the director who tenders his or her resignation shall not participate in the deliberations or actions of the Governance Committee or Board. The policy provides that if a resignation is accepted by the Board, then the Governance Committee will make a recommendation to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

The following schedule sets forth information about the ten (10) directors and nominees who will stand for election at the 2013 Annual Meeting, and about the four (4) present directors of the Company who will continue in office until the expiration of their current term:

Nominees For Election—Terms expiring in 2013

Name	Age	Position with the Company	Director Since
Warner Baxter	51	Nominee	—
David R. Bradley, Jr.	63	Director	1983
Nancy K. Buese	43	Director	2009
Peter J. deSilva	51	President, COO, and Director	2004
Terrence P. Dunn	63	Director	2003
Alexander C. Kemper	47	Director	1992
J. Mariner Kemper	40	Chairman, CEO and Director	2004
Kris A. Robbins	54	Director	2000
Thomas D. Sanders	68	Director	1991
L. Joshua Sosland	52	Director	1998

Directors Who Will Continue In Office-Terms expiring in 2014

Name	Age	Position with the Company	Director Since
Kevin C. Gallagher	44	Director	2007
Greg M. Graves	55	Director	2003
Paul Uhlmann III	62	Director	2000
Thomas J. Wood III	66	Director	2000

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE TEN DIRECTOR NOMINEES.

PROPOSAL # 2: RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected and engaged Deloitte & Touche LLP as the independent registered public accounting firm to examine and audit the consolidated financial statements of the Company for the fiscal year 2013. The Board is recommending that you ratify such engagement. Notwithstanding the Audit Committee’s initial selection and engagement and the shareholders’ ratification of such engagement, however, the Audit Committee shall be specifically authorized to retain another independent registered public accounting firm at any time during the year if the Audit Committee feels that such change would be in the best interest of the Company. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm continuously since 1982. The Audit Committee has considered whether any other relationships, including without limitation, whether Deloitte & Touche LLP’s provision of the different types of services described in the schedule below, were compatible with the maintenance of Deloitte & Touche LLP’s independence, and the Audit Committee has concluded that such relationships are compatible with the maintenance of its independence. If the Company’s shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will consider the shareholders’ action in deciding whether to appoint Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014.

The Audit Committee has not established pre-approval policies and procedures for the engagement of auditor services. All auditor services are approved by the Audit Committee.

Deloitte & Touche LLP served as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement. They will also be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION AND RETENTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

INDEPENDENT PUBLIC ACCOUNTING FIRM FEES
The following table summarizes the aggregate fees (including related expenses) for professional services provided by Deloitte & Touche LLP related to fiscal year 2011 and fiscal year 2012.
	Fiscal years ended December 31,
	2012	2011
Audit Fees	$888,000	$840,000
Audit Related Fees (1)	$44,000	$44,000
Tax Fees	$36,800	$36,900
All Other Fees	0	0

Total	$968,800	$884,000

(1)    Regulatory compliance procedures for UMB Bank, n.a., UMB Financial Services, Inc. and Scout Investments “Audit Related Fees” do not include fees of $189,000 in 2012 and $179,000 in 2011 for the audit of investment funds managed by the Company’s Prairie Capital Management subsidiary because such fees are for services that are not required to be pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In this context, the Audit Committee has met and held discussions, including separate executive sessions, with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with management and the independent auditors performing the Company’s audits prior to public release of each announcement.

The Audit Committee received from the independent auditors the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence, describing all relationships between the independent auditors and the Company that might bear on the independent auditors’ objectivity and independence, and satisfied itself as to the independent auditors’ independence. The Audit Committee determined that the independent auditors’ provision of non-audit services to the Company was insignificant in amount and compatible with the independent auditors’ independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors, the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent auditors and the internal auditors, their respective audit plans, audit scope, and identification of audit risks.

The Audit Committee reviewed and discussed with the independent auditors, the matters required to be discussed under the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T as may be modified or supplemented.

The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2012, and has discussed them with management and with the independent auditors.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the Securities and Exchange Commission. The Audit Committee has also selected Deloitte & Touche LLP as the independent auditors for the Company and its subsidiaries for 2013. The Board has concurred in that selection and has presented the matter to the shareholders of the Company for ratification.

Nancy K. Buese, Chairman

Kevin C. Gallagher

Kris A. Robbins

PROPOSAL #3—APPROVAL OF PROPOSED AMENDMENTS TO COMPANY’S

LONG-TERM INCENTIVE COMPENSATION PLAN AND RE-APPROVAL OF CODE

SECTION 162(m) PERFORMANCE GOALS

The Company is proposing, for shareholder approval, (i) certain amendments to the UMB Financial Corporation Long-Term Incentive Compensation Plan (the “Long-Term Plan”) that were adopted, subject to shareholder approval, by the Board of Directors at its March 4, 2013 meeting and (ii) re-approval of certain terms and conditions of the Long-Term Plan for purposes of preserving its ability to fully deduct the compensation of certain executive officers under Section 162(m) of the Internal Revenue Code.

PLAN OVERVIEW AND HISTORY

In 2005, the shareholders approved the Long-Term Plan. The purpose of the Long-Term Plan is to provide a means by which Directors and selected employees may be given an opportunity to benefit from the Company’s increased financial performance by receiving stock options and restricted stock.

In 2008, the shareholders approved an amendment to the Long-Term Plan that, among other changes, (i) increased the maximum number of shares of the Company’s common stock that can be awarded under the Long-Term Plan from 1.2 million to 2 million and increased the maximum number of such shares that can be awarded as restricted stock from 400,000 to 800,000, (ii) permitted the granting of awards by the Compensation Committee outside of an annual program, (iii) permitted the Compensation Committee to include in restricted stock award agreements, provisions such that awards will become fully or partially vested upon an award holder’s termination from employment on account of death, disability or the participant’s qualified retirement, (iv) prohibited the repricing of outstanding stock options granted under the Long-Term Plan unless the repricing is approved by the shareholders and (v) added additional potential performance goals under the Long-Term Plan pursuant to which performance-based restricted stock would qualify for the performance-based compensation exception to Section 162(m) of the Code (which limits deductible compensation to $1 million for certain top executive officers employed at the end of the year).

In 2011, the shareholders approved an amendment to the Long-Term Plan that, among other changes, (i) increased the maximum number of shares of the Company’s common stock that can be awarded under the Long-Term Plan from 2 million shares to 5.25 million shares (an increase of 3.25 million shares) and increased the maximum number of shares that can be awarded as restricted stock from 800,000 to 1.2 million, and (ii) reduced the maximum term of stock options granted under the Plan to 10 years from an option’s date of grant.

LONG-TERM PLAN PROPOSED AMENDMENTS

The Board of Directors believes that the Long-Term Plan has been successful, but that it should be amended to increase the number of shares authorized to be issued pursuant to awards granted under the Long-Term Plan and to make other changes described below. The amendments to the Long-Term Plan will:

•	Increase the maximum number of shares that can be awarded under the Long-Term Plan (the “Maximum Share Limitation”) from 5.25 million shares to 7.44 million shares (an increase of 2,190,000 shares);

•	Increase the maximum amount of benefits (valued as of the date of grant of awards) that an eligible employee may receive in any one fiscal year from $1 million to $2 million;

•	Eliminate any limitation relating to the maximum number of shares that can be awarded as restricted stock granted under the Long-Term Plan (other than the Long-Term Plan’s Maximum Share Limitation);

•

Clarify that (i) any shares withheld or tendered to pay withholding taxes relating to any stock award granted under the Long-Term Plan , or any shares withheld or tendered to pay the exercise price of a stock option granted under the Long-Term Plan, and any shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of a stock option, do not increase the Maximum Share Limitation, and (ii) the full number of shares of the Company’s common stock subject to a stock option that is settled by the net issuance of shares are counted against the Maximum Share Limitation regardless of the number of shares actually issued upon the settlement of such stock option;

•

Except in certain situations involving corporate transactions as identified in the Long-Term Plan or as approved by the Company’s shareholders, prohibit the Company’s ability to cancel an outstanding underwater stock option in exchange for cash or other consideration; and

•

Change the Long-Term Plan’s methodology for counting how awards granted under the Long-Term Plan count against the Long-Term Plan’s Maximum Share Limitation. As amended, after April 23, 2013, each stock option grant will be counted as one share against the Maximum Share Limitation and each restricted stock grant will count as 2.86 shares against the Maximum Share Limitation.

As of March 1, 2013, there were 2,496,083 shares of the Company’s common stock still available for grants under the Long-Term Plan. Accordingly, with an increase of the proposed 2,190,000 shares, there will be a total of approximately 4,686,083 shares (plus any shares subject to awards that ultimately are forfeited or subject to options that are never exercised) remaining available for grants under the Long-Term Plan. This represents approximately 11.56% of the Company’s current total outstanding shares. With respect to any share subject to an Award granted on or before April 23, 2013 and that ultimately is forfeited or subject to an option that is never exercised, such share will be credited back as a single share to, and available for a future award under, the Long-Term Plan’s Maximum Share Limitation. With respect to any share subject to an option granted after April 23, 2013 that is ultimately forfeited or never exercised, such share shall be credited back as a single share to, and available for future awards under, the Long-Term Plan’s Maximum Share Limitation. With respect to any share subject to a restricted stock award granted after April 23, 2013 that is ultimately forfeited, such share shall be credited back as 2.86 shares to, and available for future awards under, the Long-Term Plan’s Maximum Share Limitation.

LONG-TERM PLAN PERFORMANCE GOAL PROVISIONS

Section 162(m) of the Internal Revenue Code (“Section 162(m)”), places a limit of $1 million on the Company’s federal income tax deduction for compensation paid in a taxable year to the Chief Executive Officer and the three other most highly-compensated officers (other than the Company’s Chief Financial Officer). There is an exception (the “162(m) Exception”), however, that excludes from this limitation certain performance-based compensation. In particular, qualified performance-based compensation is not subject to the deduction limit, and is therefore fully deductible if several conditions are met. One of these conditions for the 162(m) Exception is that the Company’s shareholders must approve the material terms of the performance goals no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved those terms. Five years have elapsed since shareholder approval and the Company is resubmitting performance goal terms and conditions to shareholders. Approval will allow the Company to continue applying the 162(m) Exception. The Company is requesting you to approve the material terms of the business criteria and performance measures under which incentive compensation is to be paid as well as the Long-Term Plan provisions on participant eligibility for awards and limits that annually apply to participant awards (collectively,

“Performance Goal Provisions”). The Board believes that, due to the 162(m) Exception, shareholder approval of the Performance Goal Provisions will potentially increase the after-tax per share earnings. Please note however, that because of the uncertainties associated with the application and interpretation of section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under section 162(m) will in fact be deductible.

Under Section 162(m), the Performance Goal Provisions that must be re-approved are (1) the class of employees eligible to receive compensation upon achievement of performance goals applicable to awards under the Long-Term Plan; (2) the business criteria on which such performance goals may be based; and (3) the maximum amount that may be paid to any employee subject to Section 162(m) during a specified period, upon achievement of the performance goals applicable to an award under the Long-Term Plan.

Eligible Class

Directors and any employee of the Company that may be selected by the Compensation Committee for participation are eligible to participate in the Long-Term Plan. For 2013, 12 non-employee directors and 521 employees have been selected by the Compensation Committee to receive awards under the Long-Term Plan. Included within the group of individuals eligible to receive awards under the Long-Term Plan are all of the Named Executive Officers listed in the Summary Compensation Table of this proxy statement. The number of employees and directors eligible to receive awards under the Long-Term Plan may increase or decrease in future years as determined by the Compensation Committee.

Business Criteria

The business criteria that may be used to establish the Long-Term Plan’s performance goals are (1) earnings; (2) growth or rate of growth; (3) net income or loss; (4) reduction in expense levels; (5) operating and maintenance cost management and employee productivity; (6) shareholder returns (on assets, investments or equity); (7) return measures; (8) growth or rate of growth measures; (9) share price; (10) strategic business criteria (e.g., specified revenue, market share production volume levels); and (11) achievement of business or operational goals such as market share and/or business development. These business criteria may be on an aggregate or per share basis or on a pre-tax or post-tax basis; may relate to the Company as a whole or to any of its subsidiaries, operating divisions or other operating units; and may provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss or like matters.

Maximum Payments

With the proposed amendments, no one eligible employee may receive more than $2,000,000 in benefits under the Long-Term Plan during any one fiscal year, taking into account the value of all stock options and restricted stock received during such fiscal year nor may one eligible employee during any one fiscal year receive awards relating to shares of more than the Long-Term Plan’s Maximum Share Limitation described above. In determining the $2,000,000 annual cap on Long-Term Plan benefits (i) the value of stock options shall be determined as of the date of grant using valuation models acceptable under tax, accounting and other regulatory rules (e.g., Black-Scholes option valuation model) and (ii) the value of shares of restricted stock shall be determined based on the fair market value on the date of grant.

SUMMARY OF PRINCIPAL FEATURES OF LONG-TERM PLAN

The following is a summary of the principal features of the Long-Term Plan, as amended. This summary does not discuss every aspect of the Long-Term Plan. We urge you to carefully read the full text of the Long-Term Plan contained in Appendix A of this proxy statement. The Company will provide without charge a copy of the Long-Term Plan document to any shareholder who requests a copy.

General. The Long-Term Plan permits the grant of stock options and shares of restricted stock. Shareholder approval of the Long-Term Plan, among other things, is intended to (1) comply with applicable securities law requirements, and (2) permit the performance-based awards discussed below to qualify for deductibility under Section 162(m). Individuals eligible to receive awards and grants under the Long-Term Plan include the Company’s (and its subsidiaries) employees, officers and directors.

The Long-Term Plan allows the Compensation Committee to grant to selected eligible Company employees (i) options to purchase shares of Company common stock (“stock options”) and (ii) shares of Company common stock, subject to certain forfeiture restrictions and restrictions on transferability (“restricted stock”). As explained more fully below, restricted stock granted under the Long-Term Plan may be “service-based restricted stock”, which vests over a period of time based on the eligible employee’s continued years of service with the Company and/or “performance-based restricted stock,” which vests based both on the eligible employee’s continued years of service with the Company and the achievement of one or more Company performance goals. No cash consideration is paid by an eligible employee at the time he or she receives a grant of one or more stock options or shares of restricted stock.

Non-Employee Director Awards. The Long-Term Plan permits issuance of shares of Company common stock to non-employee directors as a component of such directors’ compensation for their service on the Board. Each year, the Compensation Committee will set a dollar amount of shares that can be issued to a non-employee director for the year. For each calendar quarter during which the individual serves as a director, he or she will be entitled to 25% of the total amount of the award for the year. Shares of Company common stock will be awarded without payment for the shares by the director, and will be nonforfeitable and transferable.

Eligibility. Only those employees and directors that are selected by the Compensation Committee to receive awards under the Long-Term Plan are eligible to participate in the Long-Term Plan. The employees who receive stock options or restricted stock in one particular year may differ from those who receive such awards for other years.

Shares Subject to Long-Term Plan and Annual Limitation on Benefits. The total amount of shares of Company common stock reserved under the Long-Term Plan (the Maximum Share Limitation) is 7,440,000 shares. With respect to all awards granted under the Long-Term Plan after April 23, 2013, each stock option grant will be counted as one share against the Maximum Share Limitation and each restricted stock grant will count as 2.86 shares against the Maximum Share Limitation.

With the proposed amendments to the plan, no one eligible employee may receive more than $2,000,000 in benefits under the Long-Term Plan during any one fiscal year, taking into account the value of all stock options and restricted stock received during such fiscal year, nor may one eligible employee during any one fiscal year receive awards relating to shares of more than the Maximum Share Limitation. In determining this $2,000,000 annual cap on Long-Term Plan benefits (i) the value of stock options shall be determined as of the date of grant using valuation models acceptable under tax, accounting and other regulatory rules (e.g., Black-Scholes option valuation model) and (ii) the value of shares of restricted stock shall be determined based on the fair market value on the date of grant.

Terms of Awards. Subject to the terms of the Long-Term Plan and as memorialized in the applicable stock award agreement under which eligible employees receive awards, the amount of such awards and the specific terms of the awards will be determined by the Compensation Committee. The Compensation Committee will generally make decisions regarding such above mentioned awards by following the terms of certain incentive compensation “programs” which will be established from time to time by the Compensation Committee. These compensation programs will establish many of the parameters governing which employees will receive what types of awards (e.g., options, service-based restricted stock or performance-based restricted stock), whether, and at what time(s), such awards are exercisable (in the case of stock options) or no longer subject to a risk or forfeiture (in the case of restricted stock). In connection with the initiation of a new compensation program, the Compensation Committee will establish performance goals (a listing of the possible performance criteria for such goals is set forth below) for determining whether certain performance-based awards vest or become payable. Under these programs, the Compensation Committee will also establish the maximum dollar value of benefits that can be granted to an eligible employee during a particular fiscal year. Such maximum amount will be generally expressed as a percentage of the eligible employee’s base salary for the applicable year. The maximum value of benefits may, and very likely will, be different for different employees and may change from one year to the next. In addition to granting awards pursuant to a program, the Compensation Committee may grant awards outside of a program from time to time as the Compensation Committee determines is appropriate.

Stock Options. Under the Long-Term Plan, the Compensation Committee may grant stock options to purchase the common stock of the Company. Only nonqualified stock options will be granted under the Long-Term Plan. The Company will not receive any cash consideration for issuing the stock options, but will receive payment from the eligible employees for the stock upon exercise of the stock options. The number of shares subject to stock options granted in any year will be determined by the Committee. The total number of shares subject to stock options will be taken from the 7,440,000 shares of stock reserved for the Long-Term Plan.

The exercise price to purchase a share of Company common stock subject to a stock option will be equal to the fair market value of a share of Company common stock on the stock option’s date of grant. In no event may the terms of a stock option exceed ten years from the stock option’s date of grant and, except after an optionee has terminated employment due to disability, death or retirement, the optionee must be employed by the Company at the time of exercise to exercise the option. To the extent otherwise exercisable, a stock option, or a portion thereof, may be exercised through the payment by the optionee of the option price at the time the stock option is exercised. All outstanding options become 100% exercisable upon the occurrence of a “change in control” (as defined under the Long-Term Plan) and, depending upon the particular terms of the applicable Stock award agreement, the exercisability of a stock option may also be accelerated in the event of a disability (as defined under the Long-Term Plan), death and/or the optionee’s “qualified retirement” (also defined under the Long-Term Plan).

Restricted Stock. Under the Long-Term Plan, the Company may grant restricted stock. Generally, the Company will not reserve any cash consideration for granting shares of restricted stock. A share of restricted stock is a share of Company common stock that is both subject to a substantial risk of forfeiture and nontransferable until certain specified conditions are satisfied. There are two types of restricted stock that can be granted under the Long-Term Plan: service-based restricted stock and performance-based restricted stock. Service-based restricted stock will vest (i.e, become nonforfeitable and transferable) based on the eligible employee’s continued years of service with us. Performance-based restricted stock will vest based on both the eligible employee’s continued years of service with the Company and on the satisfaction of one or more pre-established performance goals. In the event of a change in control (as defined in the Long-Term Plan), (i) all service-based restricted stock will become fully vested and (ii) an eligible employee’s unvested performance-based restricted stock will vest to the extent the applicable performance goals with respect to such stock have been met (i.e., future service will not be required). If, in the event of a change in control, the applicable performance goals have only been partially met (as determined by the Compensation Committee), then the eligible employee shall be vested in only a pro-rata portion of such performance-based restricted stock based on the percentage of such performance goals that have been satisfied as of the date of the change in control. The Compensation Committee may include in any restricted stock award agreement provisions providing for an acceleration (either full or partial) of the award’s vesting status upon the holder’s termination of employment due to death, disability or qualified retirement.

Performance Criteria. The Long-Term Plan provides that the performance goals for performance-based restricted stock will be based on one or more of the business criteria described above under the heading “Business Criteria.”

Amendments to Long-Term Plan. The Long-Term Plan cannot be amended without the approval of the shareholders if the amendment would (i) increase the total number of shares of the Company’s common stock available for grants under the Plan, (ii) materially increase benefits accruing under the Long-Term Plan, or (iii) materially modify the requirements for participation in the Long-Term Plan. Accordingly, the Company cannot amend the Long-Term Plan, without shareholder approval, to increase the total number of shares reserved under the Long-Term Plan, to increase the maximum amount of benefits which can be paid under the Long-Term Plan to one eligible employee during a single fiscal year ($2,000,000), or to change the performance goals which can be used for performance-based restricted stock.

Certain Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of awards under the Long-Term Plan. The summary is based upon current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Nonqualified Options. In general, an optionee does not recognize taxable income upon the grant of a nonqualified stock option. Upon the exercise of such an option, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the nonqualified stock options on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the option.

Restricted Stock. A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, unless an election is made as described in the next paragraph, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income recognized is equal to the fair market value of the shares less the cash, if any, paid for the shares. Unless the below described election is made, dividends paid on shares of restricted stock, if any, will be treated as ordinary compensation income and not be eligible for any preferential tax treatment that may otherwise be afforded to qualifying corporate dividends. To the extent that cash dividends paid on restricted stock are applied toward the purchase of additional shares of restricted stock, additional ordinary income will be recognized at the time such additionally received shares first become freely transferable or no longer subject to a substantial risk of forfeiture.

A participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award. Any such election must be filed with the Internal Revenue Service within 30 days of the date of grant. Future appreciation on the shares of the restricted stock will be taxed as capital gains when the shares are sold. However, if after making such an election, the shares of restricted stock are forfeited, the participant will be unable to claim any loss deduction.

The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

Other Information

Code Section 409A. Awards granted under the Long-Term Plan are intended to either be exempt from Code Section 409A or intended to meet the requirements of this section of the Code.

Long-Term Plan Benefits. The following table sets forth information regarding the benefits that certain executive officers and groups of executive officers have received through grants under the Long-Term Plan made on February 12, 2013 that will be subject to the Long-Term Plan as amended by the proposed amendments (if such amendments are approved by the Shareholders). The table also includes the annual stock retainer that was issued to current non-executive directors of the Company on January 22, 2013 for service during 2012. Assuming that all current directors continue with their service throughout the remainder of 2013, they would each receive a stock retainer for 2013 with a value of $40,000. Mr. Baxter, nominee for director, would receive a retainer with a value of $20,000 if he is elected and continues on the Board throughout the remainder of 2013.

UMB FINANCIAL CORPORATION LONG-TERM INCENTIVE COMPENSATION PLAN

Name and Position	Number of Shares of Restricted Stock	Dollar Value of Shares ($)	Number of Options
J. Mariner Kemper, Chairman and CEO	12,156	554,070	29,309
Michael D. Hagedorn, Vice Chairman, CFO and CAO	10,972	500,103	10,589
Peter J. deSilva, President and COO	15,912	725,269	21,488
Andrew Iseman	3,166	144,306
John P. Zader	2,423	110,440	5,844
Executive Group	60,914	2,776,460	96,931
Non-Executive Director Group	9,845	439,579
Non-Executive Officer Employee Group	119,971	5,468,278	183,806

Because it is presently unknown whether the service-based vesting requirements and performance-based vesting requirements will be satisfied, the amounts reflected in the above table are subject to change. The table assumes that all service-based vesting requirements and performance-based vesting requirements are satisfied. The shares are valued as of February 12, 2013 at a price $45.58 and the options have an exercise price of $45.58.

The closing price of the Company’s Common Stock as reported on the Nasdaq Global Select Market for March 1, 2013, was $45.61.

Approval of the amendments to and the Performance Goal Provisions of the Long-Term Plan requires the affirmative vote of a majority of the shares present and entitled to vote and represented at the Company’s Annual Meeting. If approved by the shareholders, the amended Long-Term Plan would become effective for all awards granted on or after April 23, 2013; provided, however, the Long-Term Plan’s fungible share counting methodology would apply only to awards granted after such date. If the Company’s shareholders do not approve of the amended Long-Term Plan, the current version of the Long-Term Plan (as most recently amended and approved by shareholders on April 26, 2011) will continue and the maximum number of shares currently eligible to be granted under the Long-Term Plan will not be increased. All awards granted under the Long-Term Plan and the shares underlying such awards have been registered by separate Form S-8 registration statements filed with the U.S. Securities and Exchange Commission on May 19, 2005 and August 17, 2009, respectively. If the proposed amendments to the Long-Term Plan are approved by the Company’s shareholders, an amended Form S-8 registration statement will be filed with the Securities and Exchange Commission.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” AMENDMENTS TO THE UMB FINANCIAL CORPORATION LONG-TERM PLAN AND RE-APPROVAL OF THE PERFORMANCE GOAL PROVISIONS

PROPOSAL # 4- SHAREHOLDER PROPOSAL REGARDING THE ADOPTION OF A

POLICY TO REQUIRE AN INDEPENDENT BOARD CHAIRMAN

The Company expects the following proposal (Proposal # 4 on the proxy card) to be presented at the Annual Meeting by a Company shareholder owning 92 shares of the Company’s common stock. Pursuant to Rule 14a-8(l)(1) of the Exchange Act, the Company will provide the name and address of the proponent of this shareholder proposal promptly upon receipt of a written or oral request. As required by the Exchange Act, the text of the shareholder proposal and supporting statement appear as submitted to the Company by the shareholder. The Board and the Company disagree with proponent’s assertions in the supporting statement and accept no responsibility for the contents of the proposal or the supporting statement. The Board recommends a vote against the proposal for the broader policy reasons set forth below.

Shareholder proposal:

RESOLUTION

That the shareholders of UMB FINANCIAL CORPORATION request its Board of Directors to establish a policy requiring that the Board’s chairman be an “independent director,” as defined by the rules of the New York Stock Exchange and National Association of Securities Dealers, and who has not previously served as an executive officer of UMB FINANCIAL CORPORATION.

This policy should not be implemented to violate any contractual obligation and should specify: (a) how to select a new “independent” chairman if the current chairman ceases to be independent during the time between annual meetings of shareholders; and (b) that compliance is excused if no independent director is available and willing to serve as Chairman.

STATEMENT

This proposal’s proponent is a long term shareholder of UMB FINANCIAL CORPORATION and is responsible for its elimination of classified terms for directors by requiring the annual election of all directors and introducing a proposal prohibiting officers and directors use of UMB shares as loan collateral which may have caused our current chairman to pay-off a loan used to purchase a ranch in Colorado where his UMB shares were used as collateral.

His proposal for an independent chairman was presented in last year’s meeting of KeyCorp where it had been recommended by governance consultants and received a majority vote of shareholders.

He questions the dominance of the Kemper family—whose family members have less than ten percent direct share ownership—in UMB Financial Corporation.

R. Crosby Kemper, age 84, retired as Chairman and President in 1994, but continues to receive annual consulting fees of $150,000 plus business expense reimbursements, automobile, secretarial/administrative support, and office facilities. He has been succeeded by three sons--Alexander Kemper who resigned in 2000, R. Crosby Kemper, III, resigned in 2005, and J. Mariner Kemper, the current chairman and president. Other “Kempers” with UMB include Heather Kemper Miller, daughter and Thomas J. Wood, a cousin of J. Mariner Kemper.

Although nepotism is not illegal, the proponent deems this much nepotism as distasteful, impractical, and an unsound practice. He believes an independent chairman would end these practices.

Norges Bank Investment Management, has stated in support of a similar proposal:

“The roles of Chairman of the Board and CEO are fundamentally different and should not be held by the same person. There should be a clear division of responsibilities between these positions to insure a balance of power and authority on the Board. Approximately 43% of S&P 1500 companies have separate CEO and Chairman positions.

“The Board should be led by an independent Chairman. Such a structure will put the Board in a better position to make independent evaluations and decisions, hire management, decide a remuneration policy that encourages performance, provide strategic direction and support management in taking a long-term view in development of business strategies. An independently led board is better able to oversee and give guidance to corporation executives, help prevent conflict or the perception of conflict, and effectively strengthen the system of checks-and-balances with corporate structure and thus protect shareholder value.”

If you agree, please vote “FOR” this proposal.

Board of Directors’ Response to the Proposal

The Board of Directors believes this proposal does not serve the best interests of the Company or its shareholders and recommends a vote AGAINST it.

After thoughtful consideration of the shareholder proposal, the Board of Directors, following the recommendation of the Governance Committee, strongly believes that Proposal #4 is not in the best interests of the Company or its shareholders and would not enhance shareholder value. Proponent fails to recognize that 10 of the Company’s 13 Board members are independent directors, and each year they have the power to elect the person they believe to be best qualified to serve as Chairman of Board.

The Board disagrees with several of proponent’s opinions and assertions in his supporting statement. It is true that several members of the Kemper family currently serve or have served in the past as officers and directors of the Company. However, J. Mariner Kemper is the only person in the so-called “Kemper family” referenced in proponent’s supporting statement who has, over the last 8 years, served on the Company’s Executive Committee (the committee to whom the Company’s bylaws delegate the power to “approve and execute all policies and strategies applicable to the Corporation and its subsidiaries, other than those for which the Board or a Board Committee has exclusive authority.”) The Company was founded by members of the Kemper family, and they have detailed knowledge of both the Company and the banking industry in general. The Board believes that Kemper family directors and officers served ably in their roles and were well qualified for their positions, providing effective management for the Company through the years despite challenging economic conditions, as described below.

The Board of Directors recommends that you vote against the shareholder proposal primarily because:

•

The Board already provides effective management oversight, and implementing the policy proposed above would deprive the Board of its flexibility in determining the optimal manner in which to fulfill its fiduciary obligations to shareholders.

•	The Board has determined that Mariner Kemper is the best qualified person to serve as both the Chief Executive Officer (“CEO”) and Chairman and is the best spokesperson for the Company.

•	Despite challenging economic conditions, the Board believes that the Company has consistently met its business objectives under the leadership of the current combined Chairman/CEO role.

The Board provides independent oversight for management

The Board is committed to providing strong independent oversight of management. The Board has adopted many governance practices to promote the independence of the Board and effective oversight and management, including having 10 of its 13 members of the Board who are independent directors, and having the Audit Committee, Governance Committee and Compensation Committee consist solely of independent directors. The independent directors meet in executive session regularly either before or after each quarterly Board meeting and at such other times as they deem necessary. The independent directors are actively engaged in all aspects of corporate governance, including recruiting new directors, succession planning, corporate strategy, budget, and setting the compensation and evaluating the performance of all executive officers, including the CEO.

The existing procedures outlined in the Company’s Corporate Governance Guidelines and the Board Committee charters provide the Board with multiple layers of independent discussion and evaluation of, and communication with, the Company’s senior management. The Guidelines and all Board Committee charters are posted on our corporate website at www.umb.com to provide a transparent view of the Board’s duties and functions.

A combined position of Chairman and CEO provides the most effective leadership structure for the Company at this time.

One primary goal of the Board is to foster the long-term success of the Company in order to serve the best interests of the shareholders. A key element in achieving this goal is to determine periodically which person or persons should serve as the Board’s Chairman and the Company’s CEO. The Board has determined that, at the present time, Mariner Kemper is the best qualified person to hold both the position of CEO and the position of Chairman of the Board. Mr. Kemper has detailed knowledge of the inner workings of the Company, as well as the changing landscape of the banking industry resulting from regulatory reforms, and has been actively involved in designing and implementing the Company’s strategic vision, goals and other plans for growth and operation of the Company. The Board believes that the Company and shareholders benefit from the leadership, judgment and experience of Mr. Kemper.

While the Board has determined that it is appropriate at the present time for the same person to serve as both CEO and Chairman, neither the Company’s bylaws nor its Corporate Governance Guidelines require it to do so. In the future, the Board could determine that it would be best for the Company and its shareholders to change that leadership structure, such as to appoint an independent director to the position of Chairman or to appoint a former CEO as Chairman. Implementing the shareholder proposal requiring a specific leadership structure deprives the Board of its flexibility to fulfill its fiduciary obligations and to conduct its business in what it believes to be the most efficient and effective manner. Directors remain accountable to shareholders. It is the Board’s responsibility to determine whether a member of management, or an independent director, is the best candidate as Chairman of the Board.

Under the leadership of the current Chairman/CEO, the Board believes that the Company has consistently met its business objectives, despite challenging economic conditions.

The Board does not believe that separation of the roles of CEO and Chairman is necessary for effective leadership or that it enhances shareholder value. Furthermore, the Board believes that its selection of Mr. Kemper as CEO and Chairman has been validated. Under Mr. Kemper’s leadership, the Company has continued to outperform its peers and industry averages. The Board continues to believe that Mr. Kemper is the best person to serve in those positions and that it should be the Board’s decision as to the selection of its Chairman.

Based on the foregoing, the Board of Directors believes that adopting a policy that requires an independent Chairman would unduly limit the Board in determining the leadership structure that is in the best interests of the Company and its shareholders now or in the future. For these reasons, the Board strongly recommends that the shareholders vote AGAINST this proposal.

Approval of this shareholder proposal requires approval by a majority of the shares present at the Annual Meeting and entitled to vote. Abstentions will have the same effect as a vote against the shareholder proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THE SHAREHOLDER PROPOSAL.

HOUSEHOLDING

If you and other residents at your mailing address own shares in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker, bank or nominee. This practice is called “householding.” If you did not respond that you did not want to participate in householding, you are deemed to have consented to that process. If these procedures apply to you, your broker, bank or other nominee will have sent one copy of the Annual Report to Stockholders and Proxy Statement to your address. You may revoke your consent to householding at any time by contacting your broker, bank or other nominee.

If you did not receive an individual copy of our Annual Report to Stockholders and Proxy Statement, the Company will send copies to you if you contact us at UMB Financial Corporation, 1010 Grand Blvd, Kansas City, MO 64106, Attention: Corporate Secretary or call (816) 860-7000 and ask for the Corporate Legal Department. If you and other residents at your address have been receiving multiple copies of the Annual Report to Stockholders and Proxy Statement and desire to receive only a single copy of these materials, you may contact your broker, bank or other nominee or contact us at the above address or telephone number.

SHAREHOLDER PROPOSALS

Shareholder proposals must be received by the Company by November 14, 2013, to be considered for inclusion in the proxy materials of the Company for the 2014 Annual Meeting. The Company requests that such shareholder proposals be sent to the attention of the Corporate Secretary by certified mail-return receipt requested. In addition, the Company must receive notice of any shareholder proposal to be submitted at the 2014 Annual Meeting (but not required to be included in the Company’s proxy statement for that meeting) by January 28, 2014, or such proposal will be considered untimely pursuant to Rule 14a-5(e)(2) under the Exchange Act.

This proxy is provided to you by order of the Board of Directors

Dennis R. Rilinger

Secretary

Appendix A

UMB FINANCIAL CORPORATION

LONG-TERM INCENTIVE COMPENSATION PLAN

(As Amended and Restated Effective April 23, 2013)

SECTION 1. ESTABLISHMENT AND PURPOSE

UMB Financial Corporation hereby amends, effective April 23, 2013 the UMB Financial Corporation Long-Term Incentive Compensation Plan, as set forth herein, which was originally approved by the Company’s shareholders on April 25, 2005 (effective January 2, 2005) and subsequently amended, restated and approved by the Company’s shareholders on April 22, 2008 (effective January 22, 2008), and again on April 26, 2011 (effective April 26, 2011). The purpose of the Plan is to provide a means by which Directors and selected Associates may be given an opportunity to benefit from increased financial performance of the Company through the granting of (1) Nonstatutory Stock Options, (2) rights to acquire Service-Based Restricted Stock based on service with the Company and (3) rights to acquire Performance-Based Restricted Stock based on performance.

SECTION 2. DEFINITIONS

2.1 Affiliate: Any entity which is wholly owned by the Company or an Affiliate.

2.2 Associate: A person who is employed by the Company or an Affiliate.

2.3 Board: The Board of Directors of the Company.

2.4 Change in Control: For purposes of this Plan, a “Change in Control” shall occur if:

(1) Any Person (as defined herein) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the Company’s then outstanding voting securities (measured on the basis of voting power);

(2) The shareholders of the Company approve a definitive agreement to merge or consolidate the Company with any other corporation or entity, and the transaction contemplated by such agreement is consummated, other than an agreement providing for (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities;

(3) A change occurs in the composition of the Board during any period of twelve consecutive months such that individuals who at the beginning of such period were members of the Board cease for any reason other than resignation to constitute at least a majority thereof at the end of such twelve-month period, unless the election, or the nomination for election by the Company’s shareholders, of each new director elected during such twelve-month period was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

(4) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets, and the transaction contemplated by such plan or agreement is consummated.

For purposes of this paragraph, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (w) the Company or any of its subsidiaries, (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (y) an underwriter temporarily holding securities pursuant to an offering of such securities, or (z) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Company Stock.

2.5 Code: The Internal Revenue Code of 1986, as amended.

2.6 Compensation Committee: The Compensation Committee of the Company.

2.7 Company: UMB Financial Corporation.

2.8 Company Stock: Common stock of the Company.

2.9 Corporate Executive: A Participant who has been determined by the Compensation Committee as having substantial Company-wide responsibilities and who has been designated as a “Corporate Executive” by the Compensation Committee.

2.10 Continuous Service: Service with the Company or an Affiliate which is not interrupted or terminated. The Compensation Committee may determine, in its sole discretion, whether Continuous Service shall be considered interrupted in the case of any leave of absence, including sick leave, military leave or any other personal leave.

2.11 Designated Executive: An Associate who has been designated by the Compensation Committee as an individual whose compensation is to be fixed exclusively by the Compensation Committee.

2.12 Director: A member of the Board of Directors of the Company.

2.13 Disability: Disability shall mean total and permanent disability within the meaning of Section 22(e)(3) of the Code.

2.14 Eligible Associate: An Associate who is eligible to participate in the Plan in accordance with Section 5.

2.15 Exchange Act: The Securities Exchange Act of 1934, as amended, and the regulations and interpretations promulgated thereunder.

2.16 Executive Committee: The Executive Committee of the Company.

2.17 Fair Market Value: The value of the Common Stock of the Company, determined as follows for any date:

(1) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Global Select Market or the Nasdaq Global Market (formerly the Nasdaq National Market), the closing price, regular way, of the security on such exchange, or if no such reported sale of the security shall have occurred on such date, on the latest preceding date on which there was such a reported sale, in all cases, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(2) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Compensation Committee.

2.18 Nonstatutory Stock Option: An Option not intended to qualify as an Incentive Stock Option under Section 422 of the Code.

2.19 Option: A Nonstatutory Stock Option granted pursuant to the Plan.

2.20 Optionee: A person to whom an Option is granted pursuant to the Plan, or if applicable, such other person who holds an outstanding Option.

2.21 Participant: An Eligible Associate who is designated as a Participant under the Plan in accordance with Section 5.

2.22 Performance Standard: A Performance Standard as defined in Section 10.

2.23 Performance Period: The period of time specified by the Compensation Committee during which the specified Performance Standard is to be achieved.

2.24 Plan: The UMB Financial Corporation Long-Term Incentive Compensation Plan.

2.25 Qualified Retirement. Shall have the meaning ascribed to it in Section 7.11.

2.26 Restricted Stock: Common Stock of the Company issued subject to the restrictions for Service-Based Restricted Stock or Performance-Based Restricted Stock.

2.27 Restricted Stock Agreement: A written agreement between the Company and a holder of a Stock Award Agreement evidencing the terms and conditions of the issuance of Restricted Stock to a Participant. Each Restricted Stock Agreement shall be subject to the terms and conditions of the Plan.

2.28 Rule 16b-3: Rule 16b-3 of the Exchange Act or any successor to the Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

2.29 Securities Act: The Securities Act of 1933, as amended.

2.30 Stock Award: Any right to receive an Option, any right to acquire Restricted Stock, or any right by a Director to receive a grant of Company Stock.

2.31 Stock Award Agreement: A written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

2.32 Stock Option Agreement: A written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant under a Stock Award. Each Stock Option Agreement shall be subject to the terms and conditions of the Plan.

SECTION 3. ADMINISTRATION

3.1 The Plan shall be administered by the Compensation Committee, unless the Compensation Committee delegates administration of the Plan, as provided in Section 14.

3.2 The Compensation Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a) To establish annual Programs in accordance with the terms of this Plan, and to make awards not under a Program in accordance with the terms of this Plan, under whatever terms and conditions the Compensation Committee deems necessary or desirable in order to carry out the purposes of the Plan.

(b) To determine who is eligible under the Plan.

(c) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each stock Award shall be granted; what type of Stock Award shall be granted, the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares which shall be granted to each such person under a Stock Award.

(d) To construe and interpret the Plan and Stock Awards granted under it and any instruments or agreements relating to the Plan, and to establish, amend and revoke rules and regulations and standards and procedures for its administration. The Compensation Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or other instrument or agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(e) To amend a Stock Award as provided in Section 17.

(f) To determine the exercise price and the term of each Option.

(g) To determine the terms and conditions, which need not be identical, of each Option and each Stock Option Agreement.

(h) To determine whether, to what extent, under what circumstances, and by what method or methods an Option may be settled, exercised, canceled, forfeited or suspended.

(i) To determine the terms and conditions, which need not be identical, of each issuance of Restricted Stock and each Restricted Stock Agreement.

(j) To establish, amend, suspend or waive such rules and regulations and standards and procedures, and appoint such agents as it shall deem appropriate for the proper administration of the Plan.

(k) To make any other determination and take any other action that the Compensation Committee deems necessary or desirable for administration of the Plan.

3.3 All actions and all interpretations and determinations made by the Compensation Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Compensation Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Board and Compensation Committee shall be fully protected by the Company with respect to any action, determination or interpretation.

SECTION 4. SHARES SUBJECT TO PLAN

4.1 Subject to the provisions of Section 16 relating to adjustments upon changes in stock, the aggregate number of shares of Company Stock reserved for delivery under the Plan pursuant to Stock Awards shall be Seven Million Four Hundred Forty Thousand (7,440,000) shares (the “Maximum Share Limit”). Solely for purposes of applying award grants against the aforesaid 7,440,000 Maximum Share Limit, (i) each Option and share of Restricted Stock granted on or before April 23, 2013 shall be counted against the Maximum Share Limit as one (1) share, and (ii) each Option and share of Restricted Stock granted after April 23, 2013 shall be counted against the Maximum Share Limit as one (1) share and 2.86 shares, respectively. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Company Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan; provided, however, to the extent than an Award that counted as one share (e.g., an Option award, or a Restricted stock award on or before April 23, 2013) is returned to the Plan, the Maximum Share Limit will be credited with one Share and to the extent that an Award that counted as 2.86 shares (e.g., a Restricted Stock award granted on or after April 23, 2013) is returned to the Plan, the Maximum Share Limit will be credited with 2.86 Shares. For the avoidance of doubt, the fungible share counting set forth in this Section 4.1 shall apply solely with respect to determining the counting of shares against the Maximum Share Limit and shall not apply with respect to the counting of Shares for any other purpose, including, without limitation, the fiscal year benefit and Share grant limitations set forth in Section 5.3. Notwithstanding the foregoing: (i) any shares withheld or tendered to pay withholding taxes relating to any Stock Award or the exercise price of an Option and any shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Option shall not be returned to the Plan nor increase the Maximum Share Limit, and (ii) the full number of shares of Common Stock subject to a granted Option that is settled by the net issuance of shares of Common Stock shall be counted against the Maximum Share Limit regardless of the number of shares of Common Stock actually issued upon the settlement of such Option.

4.2 The Company Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.3 The Company shall use its best efforts at all times during the term of this Plan, to reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority to issue and to sell, the number of shares of Company Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Common Stock hereunder shall relieve the Company of any liability in respect of failure to issue or sell Common Stock as to which the requisite authority has not been obtained.

SECTION 5. ELIGIBILITY AND PARTICIPATION

5.1 Eligible Associates shall be eligible to participate in the Plan if they are designated as a “Participant” by the Compensation Committee. The Compensation Committee will also identify each Eligible Associate that is being designated as a “Corporate Executive”, and retains the authority and discretion to change any such designation (or to designate an Eligible Associate as a Corporate Executive during the course of the Performance Period) if the principal responsibilities of such Eligible Associate change during the Performance Period.

5.2 A person appointed and acting as a Director of the Company shall be eligible to participate in the Director’s Stock Award Program in accordance with the provisions of Section 11.

5.3 No one eligible employee may receive more than $2,000,000 in benefits under the Plan during any one fiscal year taking into account the value of all Stock Options and Restricted Stock received during such fiscal year. In determining this $2,000,000 annual cap on Plan benefits (i) the value of Stock Options shall be determined as of the date of grant using valuation models acceptable under tax, accounting and other regulatory rules (e.g. Black-Scholes option valuation model) and (ii) the value of shares of Restricted Stock shall be determined based on the Fair Market Value on the date of grant. In no event may, during any single fiscal year, one eligible person receive an Option grant relating to Shares in excess of the Maximum Share Limit.

SECTION 6. PROGRAMS

6.1 Each calendar year, the Compensation Committee may establish a Program under the Plan to be in effect for the year. The Compensation Committee will determine the number of shares of Common Stock to be awarded under the annual Program established under the Plan for such year, if any, including the number of shares to be awarded as Service-Based Restricted Stock, or Performance-Based Restricted Stock, the number of shares subject to Option and the number of Shares in the Directors Stock Award Program. The Compensation Committee shall designate the Associates allowed to participate in each annual Program. The Participants in a Program may differ from year to year. An Associate who has participated in an annual Program may or may not be selected to participate in a later Program. An Associate may be selected to participate in an annual Program even if the Associate did not participate in an earlier annual Program. Programs established in different years need not contain similar provisions.

6.2 Each annual Program will establish the total number of shares of Common Stock to be part of such Program for the year for each Eligible Associate and each Director. The number of shares available for a year may differ from the amount of shares available for prior years. The Compensation Committee shall have the discretion to establish different amounts of shares for different Eligible Associates based on different criteria, terms and conditions for different Eligible Associates.

6.3 Each annual Program will establish the terms and conditions under which the shares of Common Stock awarded to an Eligible Associate for the year must be earned by the Eligible Associate. Each annual Program will establish a vesting schedule for Service-Based Restricted Stock, a vesting schedule for Performance-Based Restricted Stock, and a vesting schedule for Options. Each of the foregoing vesting schedules may differ from the other vesting schedules, and may differ from vesting schedules established for prior years. Each annual Program will also establish Performance Standards which an Eligible Associate must meet in order to earn Performance-Based Restricted Stock. Performance Standards may differ among Eligible Associates, and may differ from Performance Standards established for prior years.

SECTION 7. OPTION PROVISIONS

7.1 An Eligible Associate selected by the Compensation Committee to receive a grant of Options not in connection with a Program or an Eligible Associate who participates in the Program for a particular year may receive a grant of Options, which shall be in such form and shall contain such terms and conditions as the Compensation Committee shall deem appropriate. A separate certificate or certificates will be issued for shares purchased on exercise of an Option or such shares may be registered in book entry registration with the Company’s direct registration service (“DRS”). The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

7.2 Term. The Option must be exercised within the term stated in the Stock Award Agreement. In no event may the term of an Option exceed 10 years from the Option’s date of grant.

7.3 Price. The exercise price per share of Company Stock purchasable under an Option shall be determined by the Compensation Committee, provided however, that the exercise price shall not be less than one hundred (100%) percent of the Fair Market Value of a share of Company Stock at the time that the Option is granted, but in no account less than the par value of the share of Company Stock.

7.4 Time of Exercise. An Option to purchase a share of Company Stock may not be exercised until after the date on which the Option was granted and the date on which the Option on the share of Company Stock is vested. Except as provided in the Stock Option Agreement or Stock Award Agreement, an Option may be exercised in whole or in part at any time during its term. No Option may be exercised for a fractional share of Common Stock.

7.5 Consideration. The purchase price of Company Stock acquired pursuant to an Option shall be paid at the time the Option is exercised, to the extent permitted by applicable statutes and regulations, either (i) in cash or (ii) at the discretion of the Compensation Committee under one of the following alternatives:

(1) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in the Wall Street Journal, by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company’s reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its Fair Market Value on the date of exercise.

(2) Subject to applicable law and with the approval of the Company, by payment of the exercise price through the sale of Company shares acquired on exercise of the options through a broker-dealer to whom the Optionee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of the sale or loan proceeds sufficient to pay for such Company shares, together with, if requested by the Company, the amount of federal, state or local withholding taxes payable by the Optionee by reason of such exercise.

(3) In any other form of legal consideration that may be acceptable to the Compensation Committee.

7.6 Transferability. An Option may be transferable without consideration to the extent provided in the Stock Award Agreement, provided however, that if the Stock Award Agreement does not specifically provide for transferability, then such Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or by any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Compensation Committee as provided in Section 7.10 below, in a form satisfactory to the Compensation Committee, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

7.7 Vesting. The total number of shares of Company Stock subject to an Option shall vest and become exercisable as provided in the Stock Award Agreement. Notwithstanding the immediately preceding sentence, the shares of Company Stock subject to an Option shall be one hundred (100%) percent vested upon the occurrence of a Change in Control.

7.8 Termination of Continuous Service. If an Optionee’s Continuous Service terminates for any reason other than Disability, Death or Qualified Retirement, then if the Optionee has not exercised his or her Option as of the date of such termination or within the time specified in the Stock Award Agreement, the Option shall terminate and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

7.9 Disability of Optionee. If an Optionee becomes Disabled and his or her Continuous Service to the Company and its Affiliates ceases by reason thereof, all Options held by such Optionee may be exercised at any time within the one (1) year period following such cessation of Continuous Service by virtue of the Disability (to the extent that the Optionee was entitled to exercise the Options of the date of termination, provided however that a Stock Award Agreement may provide for the acceleration of exercisability in the event of Disability). If, at the date of cessation of Continuous Service, the Optionee is not entitled to exercise the entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan no later than thirty (30) days following the date of termination. If, after cessation of Continuous Service, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

7.10 Death of Optionee. If an Optionee holding an Option which has not expired or terminated shall die, then the estate of such deceased Optionee, the person or persons to whom the Optionee’s rights under the Option were transferred by will or by the laws of descent and distribution, or the beneficiary designated by the Optionee in a written designation signed by the Optionee and filed with and approved by the Compensation Committee prior to the Optionee’s death may, at any time within six (6) months after the date of such death (whether or not the three (3) month or the one (1) year period, as the case may be, specified herein in the event of Qualified Retirement or Disability, if applicable, had commenced to run on the date of his or her death) exercise all such Options to the extent such Optionee was entitled to exercise such Options as of the date of the Optionee’s death, provided however, that a Stock Award Agreement may provide for the acceleration of exercisability in the event of death. Any such exercise shall be effected by written notice to the Company from the person entitled to exercise the Option and the person or persons giving the same shall furnish to the Company such other documents or papers as the Company may reasonably require, including without limitation evidence of the authority of such person or persons to exercise the Option and evidence satisfactory to the Company that any death taxes payable with respect to such shares have been paid or provided for. If, at the time of death, the Optionee was not entitled to exercise the entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan no later than thirty (30) days following the date of termination. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

7.11 Qualified Retirement of Optionee. In the event an Optionee’s Continuous Service terminates after the Optionee has reached the age of at least sixty (60) years and has at least ten (10) years of service as an employee of the Company or any Affiliate (“Qualified Retirement”), all Options held by such Optionee may be exercised at any time within the three (3) month period following such Qualified Retirement to the extent that the Optionee was entitled to exercise the Options on the date of the Optionee’s Qualified Retirement, provided however that a Stock Award Agreement may provide for the acceleration of exercisability in the event of Qualified Retirement. If, at the date of such termination, the Optionee is not entitled to exercise the entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan no later than thirty (30) days following the date of termination. If, after such termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

7.12 Rights Prior To Exercise of Option. An Optionee shall have no rights as a shareholder of the Company, including but not limited to rights to dividends, with respect to the shares of Common stock subject to Option until payment of the exercise price and delivery to the Optionee of such shares as provided herein.

7.13 Stock Option Agreements. Options granted pursuant to this Plan shall be evidenced by Stock Option Agreements and Stock Award Agreements in such form as the Compensation Committee shall from time to time provide. Such Stock Option Agreements and Stock Award Agreements shall contain the terms and conditions set forth in this Plan for such agreements, including but not limited to the following: (i) time and method of payment; (ii) number of shares of Company Stock to which the agreement pertains; and (iii) Option Term.

7.14 No Repricing of Options Unless Repricing Subject to Shareholder Approval. In no event may the Compensation Committee (i) lower the Option exercise price per share after it is granted, (ii) except to the extent permitted pursuant to Section 16, cancel an Option when the Option exercise price per share exceeds the Fair Market Value of one share in exchange for cash, another Stock Award or other consideration, or (iii) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the New York Stock Exchange, unless such replacement, adjustment or cancellation and payment is subject to and approved by the Company’s shareholders.

SECTION 8. RESTRICTED STOCK PROVISIONS

8.1 This Section 8 applies to all Restricted Stock issued under the Plan, including both Service-Based Restricted Stock and Performance-Based Restricted Stock.

8.2 Upon the execution of a Restricted Stock Agreement by a Participant, the Company, in its sole discretion, shall either issue a certificate or certificates for the shares of Restricted Stock in the name of the Participant (which certificates may be held in custody by the Company until the restrictions have lapsed) or register the shares of Restricted Stock in book entry registration with the Company’s direct registration service (“DRS”) with appropriate instructions relating to the nontransferablity and potential forfeitability of the Restricted Stock. The Participant shall thereupon be a shareholder of the Company with respect to all of the shares of Company Stock so certificated or registered until the restrictions thereon have lapsed, with the rights of a shareholder, including the right to vote the shares and receive all dividends and other distributions paid with respect to such shares, provided however, that the shares shall be subject to forfeiture and restrictions as indicated below. All Restricted Shares will be subject to restrictions (and where applicable, a legend stating) that such shares may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of except in accordance with the terms of the Plan, and each transfer agent shall be instructed to like effect in respect of such shares.

8.3 The Restricted Period with respect to Restricted Stock issued hereunder shall mean a period set forth in the Restricted Stock Agreement or Stock Award Agreement that begins on the date of issuance of shares of Restricted Stock and ends on the date that the restrictions in Section 9 or Section 10, as applicable, are satisfied. The restrictions set forth respecting such shares of Restricted Stock shall lapse at such time as the Restricted Period ends.

8.4 The restrictions to which Restricted Stock are subject shall be as set forth in the Restricted Stock Agreement or Stock Award Agreement and consistent with Section 9 for Service-Based Restricted Stock or Section 10 for Performance-Based Restricted Stock. Each Restricted Stock Agreement and Stock Award

Agreement shall be in such form as the Compensation Committee shall deem appropriate and such form may be different with respect to separate grants to the same Participant or grants to different Participants. In addition, all shares of Restricted Stock, whether Service-Based Restricted Stock and/or Performance-Based Restricted Stock shall be subject to the following restrictions:

(1) Except as otherwise expressly provided in the Restricted Stock Agreement or Stock Award Agreement, during the Restricted Period, none of such shares may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, and any attempt to do so shall be null and void.

(2) Except as otherwise expressly provided in the Restricted Stock Agreement or Stock Award Agreement, if a Participant’s Continuous Service with the Company or an Affiliate is terminated for any reason before the Restricted Period ends, the Participant shall forfeit any shares of Restricted Stock which have not been earned and are not one hundred (100%) percent vested at such time. Without limitation, the Compensation Committee may include in any or all future Stock Award Agreements and/or Restricted Stock Agreements, provisions providing for an acceleration (in full or partial) of vesting of Service Based Restricted Stock or Performance Based Restricted Stock, in the event of a termination of Continuous Service with the Company by reason of Death, Disability or Qualified Retirement of the recipient.

8.5 Any shares of Restricted Stock which are forfeited under the terms of this Plan shall revert to the Company and shall be available for re-issuance under this Plan at the decision of the Compensation Committee. Any certificate representing shares of Restricted Stock which have been forfeited shall be canceled, and any shares of Common Stock represented by such certificate which were not forfeited shall be reissued to the Participant under another certificate or certificates.

SECTION 9. SERVICE-BASED RESTRICTED STOCK

9.1 An Eligible Associate who is granted an award of Restricted Stock by the Compensation Committee not in connection with a Program or an Eligible Associate who participates in a Program established for a particular year may receive shares of Service-Based Restricted Stock, which shall be held by such Eligible Associate subject to the vesting schedule set forth in the Restricted Stock Agreement or Stock Award Agreement for the Eligible Associate between such person and the Company. Except as otherwise provided in the Restricted Stock Agreement or Stock Award Agreement, Service Based Restricted Shares will vest based on years of employment by the Company and/or any of its Affiliates beginning with the effective date of the Stock Award under which such shares were granted to the Participant. A Participant shall only receive credit for a year if the Participant provided a full year of Continuous Service to the Company and/or any of its Affiliates. An Eligible Associate must satisfy such vesting schedule in order to earn the right to own such shares free of the restrictions set forth herein. The vesting schedule may differ from one Restricted Stock grant to another, from one Program to another, and from one Eligible Associate to another. The shares held subject to such Agreement shall be referred to as Service-Based Restricted Shares.

9.2 Notwithstanding Section 9.1 above, all Service-Based Restricted Stock shall become one hundred (100%) percent vested upon a Change in Control.

9.3 At such time as an Eligible Associate is one hundred (100%) percent vested in such shares pursuant to the vesting schedule, they shall no longer be restricted and subject to the forfeiture and nontransferablity conditions imposed hereunder.

SECTION 10. PERFORMANCE BASED RESTRICTED STOCK

10.1 Performance Based Restricted Stock

(a) An Eligible Associate who is granted an award of Restricted Stock by the Compensation Committee not in connection with a Program or an Eligible Associate who participates in a Program established for a particular year may receive shares of Performance-Based Stock, which shall be held by such Eligible Associate subject to restrictions set forth in the Stock Award Agreement or Restricted Stock Agreement and which are based on Performance Standards. Upon satisfaction of the vesting requirements and the Performance Standards applicable to the respective Performance-Based Restricted Stock, such Stock shall no longer be subject to forfeiture and the restrictions shall be released and shall no longer apply. A Stock Award of Performance Based Restricted Stock may, but need not, provide that upon the partial satisfaction of the specified Performance Standards during the Performance Period, a portion (proportionate or otherwise) of such Performance Based Restricted Stock shall be released from the forfeiture and transferability restrictions.

(b) The objective performance goals established by the Compensation Committee (the “Performance Standards”) shall be one or any combination of the following metrics, and which may be established on an absolute or relative basis for the Company as a whole or any of its subsidiaries, operating divisions or other operating units:

(i)	Earnings (either in the aggregate or on a per-Share basis);

(ii)	Growth or rate of growth in earnings (either in the aggregate or on a per-Share basis);

(iii)	Net income or loss (either in the aggregate or on a per-Share basis);

(iv)	Reductions in expense levels, determined either on a Company-wide basis or in respect of any one or more business units;

(v)	Operating and maintenance cost management and employee productivity;

(vi)	Shareholder returns (including return on assets, investments or equity);

(vii)	Return measures (including return on assets or equity);

(viii)	Growth or rate of growth in return measures (including return on assets or equity);

(ix)	Share price (including attainment of a specified per-Share price during the Performance Period; growth measures and total shareholder return or attainment by the Shares of a specified price for a specified period of time);

(x)	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; and/or

(xi)	Achievement of business or operational goals such as market share and/or business development;

provided that applicable performance goals may be applied on a pre- or post-tax basis; and provided further that the Compensation Committee may, when the applicable performance goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss or like matters

(c) The Compensation Committee shall determine the specific standards to be used from one grant to another, from one Program to another and from one Eligible Associate to another. The respective Performance Standards for different Participants may contain one or more common Performance Standards, and one or more Performance Standards unique to the respective Participant. Performance-Based Restricted Stock also may be subject to a service-based vesting schedule subject to the same principles and conditions as described above in Section 9 with respect to Service-Based Restricted Stock. As specified in the Restricted Stock Agreement or Stock Award Agreement, an Eligible Associate must satisfy both the performance and service vesting conditions in order to earn the right to own such shares without restriction. The shares held subject to such Agreement shall be referred to as Performance-Based Restricted Shares.

(d) Notwithstanding Section 10.1(a) and (c) above, upon a Change in Control, a Participant’s Performance-Based Restricted Stock not yet vested, shall immediately vest to the extent that the Participant has met the Performance Standards established with respect to such Stock. If the Participant has partially but not totally met such Performance Standards, then the Participant shall be vested in and with respect to a pro-rata part of such Performance-Based Restricted Stock based upon the percentage of such Performance Standards which such Participant has met as of the date of the Change in Control, and a portion of the shares of Restricted Stock equal to the amount vested shall be released from the forfeiture provision and shall thereupon become free from any restrictions. The determination of the extent to which a Participant is entitled to vest in accordance with the terms of this section 10.1(d) shall be made by the Compensation committee in its sole discretion.

(e) If the Eligible Associate satisfies the applicable Performance Standards within the Performance Period and such Eligible Associate has also satisfied the service-based vesting schedule, if any, for such shares set forth in the Stock Award, the Eligible Associate shall be one hundred (100%) percent vested in such shares and they shall no longer be restricted.

SECTION 11. DIRECTOR STOCK AWARDS

11.1 The Compensation Committee shall establish a Directors Stock Award Program under which Directors of the Company may receive shares of Company Stock. Each year, the Compensation Committee shall determine the number of shares of Company Stock which may be granted to Directors during such year, if any. The number of shares of Company Stock to be issued in any year may differ from the number of shares issued in other years. The Compensation Committee may decide that no shares of Company Stock will be issued to Directors in any particular year.

11.2 In any year in which shares of Company Stock are issued to Directors in accordance with this Section 11, a Director shall be eligible to receive shares if the Director is validly appointed and acting as a Director of the Company during the year. The Compensation Committee will set the amount of an award to a Director at the beginning of the year. A person shall be entitled to twenty-five (25%) percent of such amount for each full calendar quarter during the year in which such person is validly appointed and acting as a Director of the Company. Shares of Company Stock awarded for all quarters of a year shall be issued to Directors at the end of the year. A Director who is eligible to participate in the Directors Stock Award Program shall cease to be eligible to participate immediately as of the date that such person ceases to be a Director. The Directors who are eligible for the Directors Stock Award Program for any calendar quarter may differ from the Directors who are eligible for the Program in any other calendar quarter.

11.3 All shares of Company Stock issued under the Directors Stock Award Program shall be issued without the payment of any consideration to the Company by any Director. All shares issued under a Directors Stock Award Program shall be immediately one hundred (100%) percent vested in the Directors to whom they were issued, and not subject to forfeiture for any reason.

11.4 Each Director who receives shares of Company Stock issued in a calendar quarter shall be treated the same and shall receive the same number of shares of Company Stock in such quarter as any other Director who receives shares in such quarter.

11.5 Notwithstanding anything else contained herein, the Directors Stock Award Program shall be administered solely by the Compensation Committee, and the administration of the Program shall not be delegated to the Executive Committee or any other person or entity.

SECTION 12. RESPONSIBILITIES OF THE COMPANY

12.1 During the term of the Stock Awards, the Company shall keep available at all times the number of shares of Company Stock required to satisfy the Stock Awards.

12.2 The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards, provided however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under this Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

SECTION 13. USE OF PROCEEDS

Proceeds from the sale of stock pursuant to exercise of the Options shall constitute general funds of the Company to be held as part of the Company’s general assets.

SECTION 14. DELEGATION OF AUTHORITY

The Compensation Committee shall administer all aspects of the Plan for all Designated Executives. The Compensation Committee is authorized to delegate to the Executive Committee the authority to administer all aspects of the Plan for Participants other than Designated Executives. Upon any such delegation, with respect to Participants other than Designated Executives, the Executive Committee shall have full power, authority and discretion to administer and interpret the Plan and to adopt such rules, regulations, formulae, procedures, guidelines, agreements, guidelines and instruments for the administration of the Plan, and to appoint an administrator to conduct administrative tasks, all as the Executive Committee deems necessary or advisable; provided however that the Executive Committee’s (and its delegatee’s) actions shall be consistent with any formulas, procedures, regulations, guidelines, instruments or rules that have been adopted or approved by the Compensation Committee. Notwithstanding the above, only the Compensation Committee may designate any

Designated Executive as a Participant in the Plan, or grant any Stock Award to a Designated Executive, or establish Performance Standards for any Designated Executive, or otherwise administer any Designated Executive’s participation in, or rights under, the Plan. Also notwithstanding the above, only the Compensation Committee may select and grant Options to persons who are officers or directors of the Company for purposes of Section 16 of the Exchange Act or otherwise take action with respect to Options granted to such individuals.

SECTION 15. RULES AND PROCEDURES

15.1 The Compensation Committee shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

15.2 No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

15.3 Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue in the employ of the Company or any Affiliate or shall affect the right of the Company or an Affiliate to terminate the employment of any Employee with or without cause. The Company or an Affiliate may at any time terminate the employment of a Participant, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, a Stock Award Agreement, a Restricted Stock Agreement or a Stock Option Agreement.

15.4 The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred pursuant to subsections 7.6 or 8.4(1), as a condition of exercising an Option or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The sale of any Option granted pursuant to this Plan or sale of any shares purchased pursuant to the exercise of such by any Optionee who has given the investment representation required, or other person or persons attempting to sell any such Option or shares shall be made in full compliance with Rule 144 of the Securities Act and any attempted sale of such Option or shares that fails to so comply shall be deemed null and void by the Company. The foregoing requirements, and assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable security laws. The Company may require the Stock Award holder to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities and other laws as a condition of granting a Stock Award to such Stock Award holder or permitting the Stock Award holder to exercise such Stock Award. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including but not limited to legends restricting the transfer of the stock.

15.5 No Stock Award, or any portion of any Stock Award, granted pursuant to this Plan shall be assignable or transferable by the Recipient of the Stock Award, otherwise than by the will or the laws of descent and distribution, provided however that a Recipient may designate a beneficiary to exercise an Option after the Recipient’s death pursuant to a written designation of beneficiary filed with and approved by the Compensation Committee prior to the Recipient’s death.

15.6 No shares of Company Stock shall be delivered pursuant to any Stock Award, including but not limited to the exercise of any Option, in whole or in part, until (i) there shall have been such compliance as the Compensation Committee may deem necessary or advisable with respect to any and all federal and state laws, rules and regulations relating to the authorization, issuance, registration, qualification or sale of securities and (ii) in the case of the exercise of an Option, payment in full of the exercise price for the exercise of the Option is received by the Company as permitted in the Stock Award Agreement.

15.7 No Associate or other person shall have any right to be granted any Stock Award under the Plan, and there is no obligation for uniformity of treatment of Associates (including Eligible Associates), Participants, Optionees or their beneficiaries under the Plan.

15.8 All certificates for shares of Company Stock delivered in accordance with any Stock Award issued under the Plan shall be subject to such stock-transfer orders and other restrictions as the Compensation Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. with respect to its Automated Quotation System, any stock exchange upon which Company Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

SECTION 16. ADJUSTMENTS UPON CHANGES IN STOCK

16.1 If any change is made in the Company Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reclassification, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares of Company Stock subject to the Plan pursuant to Section 4, (or other securities or property of any successor entity as would have been issuable as a result of such change with respect to the shares of Company Stock subject to the Plan immediately prior to such change, all subject to further adjustment as provided in this Section) and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of Company Stock (or other securities or property of any successor entity as would have been issuable as a result of such change that a holder of shares of Company Stock would have been entitled to receive if such Stock Award had been exercised or vested, as the case may be, immediately prior to such change, all subject to further adjustment as provided in this Section) subject to such outstanding Stock Awards. Such adjustments shall be made by the Compensation Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company”.)

16.2 Upon the occurrence of any change subject to Section 16.1, the difference between the Fair Market Value of the shares of Company Stock subject to Option and the aggregate exercise price of such shares, immediately after the change, shall be the same as the difference between the Fair Market Value of all shares of Company Stock subject to Option and the aggregate exercise price of such shares, immediately before such change. The new Option or assumption of the old Option shall not give an Optionee additional rights which the Optionee did not have under the old Option, or deprive the Optionee of any benefits which the Optionee had under the old Option.

16.3 In the event of a Control Change (as defined solely for purposes of this Section 16), the accelerated exercisability or accelerated vesting otherwise provided in this Plan or a Stock Award Agreement or Stock Option Agreement or Restricted Stock Agreement shall be deemed to occur on the 15th day prior to the effective date of such Control Change such that, upon a Control Change where current shares of Company Stock are exchanged for some other securities, cash or other value (x) a Participant holding an Option, if he or she exercises such Option prior to the Control Change, and (y) a Participant holding Restricted Stock, shall be entitled to receive the same such consideration that holders of Company Stock will be receiving upon such Control Change. To the extent that, during the 15-day period ending on the Control Change, a Participant fails to exercise an Option, and unless the surviving company, successor company, or the company acquiring all or substantially all of the Company’s assets, as the case may be, adopts and continues the Plan (without modification but with appropriate adjustments in exercise price, form of stock etc. preserving the Participant’s economic value in their Stock Award(s)), such Option shall terminate upon such Control Change and be null and void thereafter.

16.4 For purposes of this Section 16, a “Control Change” shall mean: (i) a dissolution or liquidation, or sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation or a reverse merger in which the Company is the surviving corporation but the shares of the Company Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than (a) a merger or consolidation in which shareholders of the Company immediately before the merger or consolidation have, immediately after the merger or consolidation, greater stock voting power of the acquiring or controlling corporation, and in no event less than a majority of such stock voting power; (b) a transaction the principal purpose of which is to change the State of the Company’s incorporation; or (c) a merger of the Company into any of its wholly owned subsidiaries); or (iii) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty (50%) percent of the combined voting power entitled to vote in the election of Directors.

16.5 In the event of the dissolution or liquidation of the Company, any Options outstanding under the Plan shall terminate if not exercised prior to such event.

SECTION 17. AMENDMENT OF THE PLAN AND STOCK AWARDS

17.1 The Board at any time, and from time to time, may amend, alter, or suspend the Plan. However, except as provided in Section 16 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary for the Plan to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements, or to the extent that the amendment increases the number of shares of Company Stock to be issued under the Plan, increases the maximum amount of benefits which can be paid under the Plan to any one person or to change the permissible performance standards applicable to the Performance-Based Restricted Stock.

17.2 No amendment, alteration or suspension of the Plan shall be made without the approval of the Company’s shareholders that would, except as provided in Section 16, materially increase the total number of shares of Company Stock available under the Plan or would materially increase benefits accruing under the Plan or materially modify the requirements for participation in the Plan. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

17.3 Rights and obligations under any Stock Award granted before amendment, alteration or suspension of the Plan shall not be impaired by any amendment of the Plan unless (i) the Compensation Committee requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

17.4 The Compensation Committee at any time, and from time to time, may amend the terms of any one or more Stock Awards previously granted under the Plan, provided however that the rights of any person under any Stock Award shall not be impaired by any such amendment unless (i) the Compensation Committee requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing. The Compensation Committee may correct any defect, supply an omission or reconcile any inconsistency in the Plan, any Program or any Stock Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding Stock Awards or the right or obligation to make future awards of Stock Awards in connection with the acquisition of another corporation or business entity, the Compensation Committee may, in its discretion, make such adjustments in the terms of Stock Awards under the Plan as it shall deem appropriate.

SECTION 18. TERMINATION OR SUSPENSION OF THE PLAN

18.1 The Board may terminate the Plan at any time. No Stock Awards may be granted under the Plan after it is terminated.

18.2 Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by termination of the Plan, except with the written consent of the person to whom the Stock Award was granted.

SECTION 19. EFFECTIVE DATE OF PLAN RESTATEMENT

If approved by the Company’s shareholders, this amended and restated Plan is effective as of April 23, 2013.

SECTION 20. SEVERABILITY

If any provision of this Plan, any Program, any Stock Award Agreement, any Restricted Stock Agreement or any Stock Option Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Participant, or would disqualify the Plan or any Stock Award or any part of any Stock Award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Compensation Committee, materially altering the intent of the Plan or the Stock Award Agreement, the Restricted Stock Agreement or the Stock Option Agreement, it shall be stricken and the remainder of the Plan or any such agreement shall remain in full force and effect.

SECTION 21. WITHHOLDING

In the event that any portion of a Stock Award becomes taxable at any time, the Company’s obligation to deliver any shares of Company Stock shall be subject to the Participant’s satisfaction of all applicable federal, state and local tax withholding requirements, if any, as well as the withholding requirements of any foreign jurisdictions arising in connection with or under such Stock Award. In that regard, the Participant shall pay the amount of taxes, if any, required by the law of the United States or any applicable foreign jurisdiction to be withheld as a result of or under such Stock Award, as determined by the Compensation Committee: (a) by withholding from the amount of shares due the Participant; (b) by allowing the Participant to deliver to the Company shares of Company Stock having a fair market value on the date of payment equal to the amount of such required withholding taxes; or (c) by making payment to the Company in the manner specified by the Company, including but not limited to, a deduction from any payments of any kind otherwise due to the Participant from the Company or an Affiliate.

SECTION 22. CHOICE OF LAW

The validity, construction and effect of the Plan and rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Missouri and applicable Federal law.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼   PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.    ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals — The Board recommends a vote FOR all nominees listed, FOR Proposals 2, 3 and AGAINST
Proposal 4.

1. Election of Directores:	For	Withhold		For	Withhold		For	Withhold	È
01 - Warner L. Baxter	☐	☐	02 - David R. Bradley, Jr.	☐	☐	03 - Nancy K. Buese	☐	☐

04 - Peter J. deSilva	☐	☐	05 - Terrence P. Dunn	☐	☐	06 - Alexander C. Kemper	☐	☐

07 - J. Mariner Kemper	☐	☐	08 - Kris A. Robbins	☐	☐	09 - Thomas D. Sanders	☐	☐

10 - L. Joshua Sosland	☐	☐

	For	Against	Abstain		For	Against	Abstain

2.   To ratify the Audit committee’s retention of Deloitte & Touche LLP to serve as the Company’s auditors and to examine and audit the consolidated Financial statements of the Company for the fiscal year 2013

	☐	☐	☐	3. To amend the Company’s Long-Term Incentive Compensation Plan	☐	☐	☐

4. Shareholder proposal regarding adoption of a policy to require an Independent Board Chairman	☐	☐	☐	5. To transact such other matters as may properly come before the meeting or any adjournments thereof

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and
Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy — UMB Financial Corporation

1010 Grand Blvd. Kansas City, MO 64106

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING ON APRIL 23, 2013

The undersigned hereby appoints Peter J. deSilva, J. Mariner Kemper and Michael D. Hagedorn or any of them, with full power of substitution as proxies, to represent and vote all shares of Common Stock of UMB Financial Corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held April 23, 2013, at 9:00 a.m., and any adjournments or postponements thereof. This proxy revokes all prior proxies given by the undersigned.

Management knows of no other matters to be brought before the Annual Meeting; however, the persons named as proxy holders or their substitutes will vote in their discretion with respect to any other matters that are properly brought before the Annual Meeting or any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder or absent instruction will be voted FOR all of the director nominees listed in Proposal 1, FOR Proposals 2, 3 and AGAINST Proposal 4. Unless authority to vote for any director nominee is withheld, authority to vote FOR such nominee will be deemed and granted.

In their discretion, the persons named as proxy holders or their substitutes are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 19, 2013.
Vote by Internet
• Go to www.envisionreports.com/UMBF
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA,US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in	☒
this example. Please do not write outside the designated areas.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board recommends a vote FOR all nominees listed, FOR Proposals 2, 3 and AGAINST
Proposal 4.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - Warner L. Baxter	☐	☐	02 - David R. Bradley, Jr.	☐	☐	03 - Nancy K. Buese	☐	☐
	04 - Peter J. deSilva	☐	☐	05 - Terrence P. Dunn	☐	☐	06 - Alexander C. Kemper	☐	☐
	07 - J. Mariner Kemper	☐	☐	08 - Kris A. Robbins	☐	☐	09 - Thomas D. Sanders	☐	☐
	10 - L. Joshua Sosland	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To ratify the Audit committee’s retention of Deloitte & Touche LLP to serve as the Company’s auditors and to examine and audit the consolidated Financial statements of the Company for the fiscal year 2013	☐	☐	☐	3.	To amend the Company’s Long-Term Incentive Compensation Plan	☐	☐	☐

4.	Shareholder proposal regarding adoption of a policy to require an Independent Board Chairman	☐	☐	☐	5.	To transact such other matters as may properly come before the meeting or any adjournments thereof

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and
Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES  OF THIS CARD.

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Employee Plan Card — UMB Financial Corporation	È

1010 Grand Blvd. Kansas City, MO 64106

CONFIDENTIAL VOTING INSTRUCTIONS TO: BMO HARRIS BANK N. A. AS TRUSTEE UNDER THE EMPLOYEE STOCK OWNERSHIP PLAN OF UMB FINANCIAL CORPORATION AND THE UMB PROFIT SHARING AND 401(K) PLAN

I hereby direct that the voting rights pertaining to the shares of UMB Financial Corporation held by the Trustee and attributable to my account(s) in the above-described plans shall be exercised at the Annual Meeting of Shareholders of the Company to be held April 23, 2013 at 9:00 a.m., or any adjournment or postponement of such meeting, in accordance with the instructions on the reverse side, to vote upon Proposals 1-4 and on such other matters that may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name appears on the reverse side of this card. Your ESOP shares will be voted by the Trustee in the Trustee’s discretion unless you vote by one of the methods shown on the reverse side no later than 1:00 p.m. Central time, April 19, 2013. Your 401K shares will be voted in proportion to the way that other 401K shares are voted unless you vote by one of the methods shown on the reverse side no later than 1:00 p.m. Central time, April 19, 2013.

(Items to be voted appear on reverse side.)

C	Non-Voting Items
Change of Address — Please print new address below.

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	È